SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 2, 2001
                                                          ---------------



                                EATON VANCE CORP.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Maryland                           1-8100                  04-2718215
------------------             ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
 of incorporation)                                          Identification No.)


     255 State Street, Boston, Massachusetts               02109
     ---------------------------------------      --------------------------
     (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------







The undersigned registrant hereby amends and restates its current report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2001, solely for the purpose of adding as exhibits thereto certain acquisition agreements inadvertently omitted from the previous filing.

                       INFORMATION INCLUDED IN THE REPORT



ITEM 2.      ACQUISITION OF ASSETS
-------      ---------------------

     Registrant has completed its acquisitions of 80% of the equity of Fox Asset Management, Inc. and of 70% of the equity of Atlanta Capital Management Company, LLC, as described in Registrant's news release dated October 2, 2001, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS
-------      ---------------------------------

(a) and (b)  Financial Statements of Fox  Asset Management, Inc. and  of Atlanta
             Capital Management Company, LLC are not required to be included herein pursuant to Section 3.05(b)(2)(i) of Regulation S-X.

(c)          The following exhibits are filed as part of this report:

*2.1 Unit Purchase Agreement, dated as of July 25, 2001, among Eaton Vance Acquisitions, a Massachusetts business trust, Fox Asset Management, Inc., a New Jersey corporation, and Messrs. J. Peter Skirkanich, James P. O'Mealia, George C. Pierides, John R. Sampson and Philip R. Sloan. Incorporated by reference to Exhibit 2.1 to the registrant's quarterly report on Form 10-Q for the three months ended July 31, 2001, filed with the Commission on September 13, 2001.

*2.2 Amendment No. 1 of Unit Purchase Agreement, dated as of September 30, 2001, among Eaton Vance Acquisitions, a Massachusetts business trust, Saucon I, Inc., a New Jersey corporation formerly named Fox Asset Management, Inc., Saucon III, LLC, a Delaware limited liability company, Saucon IV, LLC, a Delaware limited liability company, and Messrs. J. Peter Skirkanich, James P. O'Mealia, George
             C. Pierides, John R. Sampson and Philip R. Sloan.

*2.3 Unit Purchase Agreement, dated as of August 2, 2001, among Eaton Vance Acquisitions, a Massachusetts business trust, Atlanta Capital Management Company, LLC, and each of Daniel W. Boone III, Gregory
             L. Coleman, Jerry D. DeVore, William R. Hackney III, Marilyn Robinson Irvin, Dallas L. Lundy, Walter F. Reames, Jr., and Christopher A. Reynolds.

**99.1       Copy of registrant's news release dated October 2, 2001.

* Certain exhibits and schedules to this Exhibit were omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Commission upon request.

**           Previously  filed as  Exhibit 99.6 to  this current  report on Form
             8-K.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EATON VANCE CORP.
                                      (Registrant)


Date: October 19, 2001                /s/ William M. Steul
      ----------------                ------------------------------------------
                                      William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibits are filed as part of this report:


Exhibit No.                Description

*2.1 Unit Purchase Agreement, dated as of July 25, 2001, among Eaton Vance Acquisitions, a Massachusetts business trust, Fox Asset Management, Inc., a New Jersey corporation, and Messrs. J. Peter Skirkanich, James P. O'Mealia, George C. Pierides, John R. Sampson and Philip R. Sloan. Incorporated by reference to Exhibit 2.1 to the registrant's quarterly report on Form 10-Q for the three months ended July 31, 2001, filed with the Commission on September 13, 2001.

*2.2 Amendment No. 1 of Unit Purchase Agreement, dated as of September 30, 2001, among Eaton Vance Acquisitions, a Massachusetts business trust, Saucon I, Inc., a New Jersey corporation formerly named Fox Asset Management, Inc., Saucon III, LLC, a Delaware limited liability company, Saucon IV, LLC, a Delaware limited liability company, and Messrs. J. Peter Skirkanich, James P. O'Mealia, George
             C. Pierides, John R. Sampson and Philip R. Sloan.

*2.3 Unit Purchase Agreement, dated as of August 2, 2001, among Eaton Vance Acquisitions, a Massachusetts business trust, Atlanta Capital Management Company, LLC, and each of Daniel W. Boone III, Gregory
             L. Coleman, Jerry D. DeVore, William R. Hackney III, Marilyn Robinson Irvin, Dallas L. Lundy, Walter F. Reames, Jr., and Christopher A. Reynolds.

**99.1       Copy of registrant's news release dated October 2, 2001.

* Certain exhibits and schedules to this Exhibit were omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished to the Commission upon request.

**   Previously filed as Exhibit 99.6 to this current report on Form 8-K.

                                                                  CONFORMED COPY






                             UNIT PURCHASE AGREEMENT

                                      among

                           FOX ASSET MANAGEMENT, INC.,

                            EATON VANCE ACQUISITIONS

                                       and

                         the other persons named herein







                            Dated as of July 25, 2001

                                TABLE OF CONTENTS


                                                                            Page

1    Sale and Purchase of the Units.......................................... 1

     1.1  Sale and  Purchase of the Units.................................... 1
     1.2  Delivery of Purchase Price and Purchase Price Adjustments (a)...... 1
     1.3  Allocation of Purchase Price....................................... 2
     1.4  Closing............................................................ 2
     1.5  Contingent Purchase Payments....................................... 3
     1.6  Limitation of Eaton Vance Common Stock Sales; Registrations........ 4
     1.7  Post Closing Adjustments........................................... 5

2    Representations and Warranties of Seller and the Specified Shareholders. 7

     2.1  Authorization, etc................................................. 7
     2.2  Title, Capitalization, etc......................................... 8
     2.3  No Conflicts, etc.................................................. 8
     2.4  Corporate Status................................................... 9
     2.5  Investments; Transfer of Assets.................................... 9
     2.6  Financial Statements...............................................10
     2.7  Undisclosed Liabilities, etc.......................................10
     2.8  Absence of Changes.................................................10
     2.9  Tax Matters........................................................12
     2.10 Assets.............................................................13
     2.11 Real Property......................................................13
     2.12 Contracts..........................................................15
     2.13 Intellectual Property..............................................15
     2.14 Insurance..........................................................16
     2.15 Litigation.........................................................17
     2.16 Compliance with Laws and Instruments; Consents.....................17
     2.17 Environmental Matters..............................................18
     2.18 Affiliate Transactions.............................................18
     2.19 Employees, Labor Matters, etc......................................19
     2.20 Employee Benefit Plans and Related Matters; ERISA..................19
     2.21 Accounts Receivable................................................21
     2.22 Bank Accounts......................................................22
     2.23 Brokers, Finders, etc..............................................22
     2.24 Disclosure.........................................................22
     2.25 Regulatory Documents...............................................22
     2.26 Ineligible Persons.................................................23
     2.27 Investment Contracts and Clients...................................23
     2.28 Wrap-Fee Programs..................................................24
     2.29 Investment in Eaton Vance Shares...................................24
     2.30 Fund Related Issues................................................25
     2.31 Investment Company Advisory........................................25

3    Representations and Warranties of Buyer.................................25

     3.1  Status; Authorization, etc.........................................25

     3.2  No Conflicts, etc..................................................25
     3.3  Brokers, Finders, etc..............................................26
     3.4  Purchase for Investment............................................26
     3.5  Statutory Disqualification.........................................26
     3.6  Satisfaction of Conditions in Section 15(f) of the 1940 Act........27
     3.7  Financial Reports and SEC Documents................................27

4    Covenants of Seller, the Company and the Specified Shareholders.........27

     4.1  Conduct of Business................................................27
     4.2  No Solicitation....................................................29
     4.3  Access and Information.............................................29
     4.4  Subsequent Financial Statements and Reports; Filings...............30
     4.5  Public Announcements...............................................30
     4.6  Further Actions....................................................30
     4.7  Further Assurances.................................................31
     4.8  Insurance..........................................................31
     4.9  Managed Accounts Consents..........................................32
     4.10 Use of Fox Name....................................................32

5    Covenants of Buyer......................................................32

     5.1  Public Announcements...............................................32
     5.2  Further Action.....................................................32
     5.3  Section 15(f) of the 1940 Act......................................33

6    Covenants of Buyer, Seller and the Shareholders.........................34

     6.1  Taxes..............................................................34
     6.2  Transitional Arrangements..........................................34
     6.3  Eaton Vance Stock Options..........................................35
     6.4  Board and Shareholder Approvals; SEC Filings.......................36
     6.5  Partnerships.......................................................36

7    Conditions Precedent....................................................37

     7.1  Conditions to Obligations of Each Party............................37
     7.2  Conditions to Obligations of Buyer.................................37
     7.3  Conditions to Obligations of Seller, the Company
            and the Specified Shareholders...................................39

8    Termination.............................................................40

     8.1  Termination........................................................40
     8.2  Effect of Termination..............................................41

9    Indemnification.........................................................41

     9.1  Indemnification by Seller and the Specified Shareholders...........41
     9.2  Indemnification by Buyer...........................................42

     9.3  Indemnification Procedures.........................................42
     9.4  Survival of Representations and Warranties, etc....................43
     9.5  Payment Adjustments, etc...........................................43

10   Definitions.............................................................44

     10.1 Terms Generally....................................................44
     10.2 Certain Terms......................................................44

11   Miscellaneous...........................................................54

     11.1  Expenses..........................................................54
     11.2  Notices...........................................................54
     11.3  Governing Law, etc................................................55
     11.4  Shareholders' Representative......................................56
     11.5  [Intentionally Omitted]...........................................57
     11.6  Binding Effect....................................................57
     11.7  Assignment........................................................57
     11.8  No Third Party Beneficiaries......................................57
     11.9  Amendment; Waivers, etc...........................................57
     11.10 Entire Agreement..................................................58
     11.11 Business Trusts...................................................58
     11.12 Severability......................................................58
     11.13 Headings..........................................................58
     11.14 Counterparts......................................................59


Exhibits:

EXHIBIT A    Form of Registration Rights Agreement
EXHIBIT B    Form of Contribution and Assumption Agreement
EXHIBIT C    List of 2001 Option Grantees
EXHIBIT D    Form of Stock Option Agreement (2001 Options)
EXHIBIT E    List of Additional Stock Option Grantees
EXHIBIT F    Form of Stock Option Agreement (Additional Options)
EXHIBIT G    List of Employment Agreement Designees
EXHIBIT H    Form of Employment Agreement
EXHIBIT I    Form of Non-Competition Agreement
EXHIBIT J    Form of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP Opinion
EXHIBIT K    Form of Client Consent
EXHIBIT L    Form of Company Operating Agreement
EXHIBIT M    Form of Unit Holders Agreement


[Schedules:

Schedule 1.5     Determination of Contingent Purchase Payment Amounts
Schedule 2.2(c)  Authorized Capital Stock of Seller
Schedule 2.4     Corporate Status

Schedule 2.5(a)  Investments and Subsidiaries
Schedule 2.6(d)  Financial Statements of Seller
Schedule 2.7(b)  Undisclosed Liabilities
Schedule 2.8     Absence of Changes
Schedule 2.9     Tax Matters
Schedule 2.10(a) Assets
Schedule 2.11    Real Property
Schedule 2.12(a) Contracts
Schedule 2.12(b) Enforceability of Contracts
Schedule 2.13    Intellectual Property
Schedule 2.14    Insurance
Schedule 2.15    Litigation
Schedule 2.16(a) Compliance with Laws and Instruments; Consents
Schedule 2.18    Affiliate Transactions
Schedule 2.19    Employees, Labor Matters
Schedule 2.20    Employee Benefit Plans and Related Matters; ERISA
Schedule 2.21    Accounts Receivable
Schedule 2.22    Bank Accounts
Schedule 2.23    Brokers, Finders, etc.
Schedule 2.24    Disclosure
Schedule 2.25(b) Governmental Entities and Self Regulatory Organizations
Schedule 2.27    Investment Contracts and Clients
Schedule 2.28    Wrap Fee Programs
Schedule 2.30    Fund Related Issues
Schedule 3.3     Brokers, Finders, etc.
Schedule 4.1     Conduct of Business]

                             UNIT PURCHASE AGREEMENT

     UNIT PURCHASE AGREEMENT, dated as of July 25, 2001, among Eaton Vance Acquisitions, a Massachusetts business trust (the "BUYER"), Fox Asset Management, Inc., a New Jersey corporation (the "SELLER"), J. Peter Skirkanich ("MR. SKIRKANICH"), and Messrs. James P. O'Mealia, George C. Pierides, John R. Sampson and Philip R. Sloan (together with Mr. Skirkanich, the "SPECIFIED SHAREHOLDERS").

                              W I T N E S S E T H :
                              - - - - - - - - - - -
     WHEREAS,  the  Specified   Shareholders  own  beneficially  and  of  record
approximately 90% of the issued and outstanding shares of the capital stock of Seller;

     WHEREAS, it is contemplated by this Agreement that prior to the Closing Date (as defined herein), Seller shall form "Fox Asset Management LLC" as a Delaware limited liability company (the "Company") and shall transfer substantially all of its operating assets and certain other assets to the Company, in consideration of which the Company shall assume certain enumerated liabilities of Seller and shall issue to Seller 1000 units of economic interest in the Company constituting all of the outstanding units of economic interest in the Company (the "UNITS"); and

     WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, 800 Units (the "PURCHASED UNITS"), and Seller and Buyer wish to grant certain options with respect to the remaining 200 Units held by Seller (the "RETAINED UNITS"), on the terms and conditions and for the consideration described in this Agreement (defined terms having the meanings indicated in Section 10);

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1     SALE AND PURCHASE OF THE UNITS.
      ------------------------------

     1.1 SALE AND PURCHASE OF THE UNITS. Subject to the terms and conditions hereof, the purchase price for the Purchased Units shall be (i) an initial payment of (x) $32,000,000.00 (the "INITIAL PAYMENT"), subject to retention of the Holdback Amount pursuant to Section 1.7(b), and (ii) contingent purchase payment(s) of up to $30,050,000.00 as calculated in accordance with Section 1.5 (collectively, the "CONTINGENT PURCHASE PAYMENTS"). The Initial Payment and the Contingent Purchase Payments are referred to collectively as the "PURCHASE PRICE". The Purchase Price shall be subject to adjustment as provided in Section 1.7.

     1.2 DELIVERY OF PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENTS. (a) Buyer may, at its option, deliver up to 30% of the aggregate value of each of the Initial Payment and any Contingent Purchase Payments (excluding, however, any accelerated payment pursuant to Section 1.5(e)) to Seller by delivery of certificates issued in the name of Seller representing a number of shares of Eaton Vance Common Stock equal to (X) the dollar amount to be so delivered in stock (subject to retention of the Holdback Amount pursuant to Section 1.7(b)) divided by (Y) the average closing price of Eaton Vance Common Stock on the NYSE for the ten (10) trading days immediately preceding the applicable date of payment (e.g. the Closing Date for the Initial Payment). For purposes of this Section, "INITIAL CASH PERCENTAGE" shall mean the percentage of the aggregate value of the Initial Payment delivered in cash and "INITIAL STOCK PERCENTAGE" shall mean the percentage, if any, of the aggregate value of the Initial Payment delivered by delivery of shares of Eaton Vance Common Stock pursuant to the preceding sentence.

     (b) Buyer shall deliver the cash portion of the Initial Payment at Closing (subject to retention of the Holdback Amount pursuant to Section 1.7(b)) by wire transfer of immediately available funds. Seller shall deliver the Net Working Capital Adjustment to be paid to Buyer, if any, within five (5) business days after the Net Working Capital Adjustment is finally determined pursuant to
Section 1.7(a). Buyer shall deliver any Net Working Capital Adjustment to be paid to Seller, if any, in accordance with Section 1.7(a).

     (c) If Buyer exercises its option to deliver any portion of the aggregate value of the Initial Payment in shares of Eaton Vance Common Stock, then delivery of any portion of the Holdback Amount by Buyer to Seller shall be made by delivery of (a) cash, in an amount equal to the Initial Cash Percentage of the aggregate amount to be delivered and (b) a number of shares of Eaton Vance Common Stock equal to (X) the Initial Stock Percentage of the aggregate amount to be delivered divided by (Y) the average closing price of Eaton Vance Common Stock on the NYSE for the ten (10) trading days immediately preceding the Closing Date. Any shares of Eaton Vance Common Stock to be delivered by Seller pursuant to the preceding sentence shall be free and clear of all Liens and the certificate representing the same shall be surrendered to Buyer duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps. If the number of shares represented by such surrendered certificate is in excess of the number of shares to be delivered by Seller to Buyer, then Buyer shall promptly deliver to Seller a new certificate representing a number of shares of Eaton Vance Common Stock equal to the amount of such excess.

     1.3 ALLOCATION OF PURCHASE PRICE. Purchase Price shall be allocated among the assets of the Company in accordance with Section 6.1(a) of this Agreement.

     1.4 CLOSING. The closing of the sale and purchase of the Purchased Units (the "CLOSING") shall take place at the offices of Kirkpatrick & Lockhart LLP, 75 State Street, Boston, Massachusetts, at 10:00 a.m. on the later of September 11, 2001 and the third business day following the satisfaction (or waiver) of the conditions precedent set forth in Article 7 of this Agreement, or at such other place, date and time as the parties hereto may agree in writing (the "CLOSING DATE"). At the Closing:

     (a) Seller shall deliver to Buyer, free and clear of any Liens, the Purchased Units, together, if certificated, with one or more certificates representing all of the Purchased Units, duly endorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, and bearing or accompanied by all requisite transfer stamps; and

     (b) Buyer shall pay the Purchase Price to Seller for the Purchased Units so delivered by Seller, (i) by wire transfer of immediately available funds to the account of Seller designated at least two (2) business days prior to the Closing Date, and (ii) by delivery of a certificate representing the Eaton Vance Common Stock, if any, delivered pursuant to Section 1.2.

     1.5 CONTINGENT PURCHASE PAYMENTS.

     (a) 2004 CONTINGENT PURCHASE PAYMENT. Subject to achievement of the targets set forth in paragraph (a) of Schedule 1.5, Buyer shall pay to Seller up to $14,000,000 in accordance with Section 1.5(e) hereof. The Contingent Purchase Payment described in this Section 1.5(a) is sometimes referred to in this Agreement as the "2004 CONTINGENT PURCHASE PAYMENT." The amount of the 2004 Contingent Purchase Payment, if any, shall be determined in accordance with
Schedule 1.5.

     (b) 2005 CONTINGENT PURCHASE PAYMENT. Subject to achievement of the targets set forth in paragraph (b) of Schedule 1.5, Buyer shall pay to Seller up to $16,050,000 in accordance with Section 1.5(e) hereof. The Contingent Purchase Payment described in this Section 1.5(b) is sometimes referred to in this Agreement as the "2005 CONTINGENT PURCHASE PAYMENT." The amount of the 2005 Contingent Purchase Payment, if any, shall be determined in accordance with
Schedule 1.5.

     (c) 2005 MAKE-WHOLE PAYMENT. If the aggregate Contingent Purchase Payments earned by Seller pursuant to Sections 1.5(a) and 1.5(b) are less than $30,050,000.00 and the targets set forth in paragraph (c) of Schedule 1.5 are achieved, then Buyer shall pay to Seller an amount equal to the excess of $30,050,000.00 over the sum of the payments made pursuant to Sections 1.5(a) and 1.5(b). Payment shall be made in accordance with Section 1.5(e) hereof. The Contingent Purchase Payment described in this Section 1.5(c) is sometimes referred to in this Agreement as the "2005 MAKE-WHOLE PAYMENT."

     (d) 2006 MAKE-WHOLE PAYMENT. If (x) the aggregate Contingent Purchase Payments earned by Seller pursuant to Sections 1.5(a) and 1.5(b) are less than $30,050,000.00, (y) no payment is earned by Seller pursuant to Section 1.5(c), and (z) the targets set forth in paragraph (d) of Schedule 1.5 are achieved, then Buyer shall pay to Seller an amount equal to the excess of $30,050,000.00 over the sum of the payments made pursuant to Sections 1.5(a) and 1.5(b). The Contingent Purchase Payment described in this Section 1.5(d) is sometimes referred to in this Agreement as the "2006 MAKE-WHOLE PAYMENT."

     (e) CERTAIN EVENTS. The Contingent Purchase Payments may be accelerated as provided in paragraph (e) of Schedule 1.5; PROVIDED, HOWEVER, that the aggregate amount of such payment shall not, in the aggregate with all previous Contingent Purchase Payments, exceed $30,050,000.00.

     (f) PAYMENT. The 2004 Contingent Purchase Payment, if any, shall be delivered promptly after delivery to Seller of the Company Income Statement for the calendar year ending December 31, 2004. The 2005 Contingent Purchase Payment and the 2005 Make-Whole Payment, if any, shall be delivered promptly after delivery to Seller of the Company Income Statement for the calendar year ending December 31, 2005. The 2006 Make-Whole Payment, if any, shall be delivered promptly after delivery to Seller of the Company Income Statement for the calendar year ending December 31, 2006. Buyer shall have no obligation to pay any Contingent Purchase Payment prior to the resolution of any dispute regarding the respective Company Income Statement pursuant to Section 1.5(g). Each such Company Income Statement shall be delivered to Seller as promptly as possible after December 31 of the calendar year to which it applies, but in any event by March 31 of the following year. Payment of any Contingent Purchase Payment shall be made by wire transfer of immediately available funds to an account designated in writing by Seller within three business days of delivery of the respective

Company Income Statement (and, at Buyer's election pursuant to Section 1.2, by delivery of a certificate representing the appropriate number of shares of Eaton Vance Common Stock).

     (g)  DISPUTES.  Unless  Seller  delivers  to  Buyer,  within 20 days of the
delivery  of  such  Company  Income   Statement,   written  notice  of  Seller's
disagreement with such financial statements and calculations, such Company Income Statement and supporting calculations shall be conclusive and binding on the parties for purposes of calculating the Contingent Purchase Payments. Any notice delivered by Seller pursuant to the preceding sentence shall state with specificity the reasons for Seller's disagreement and identify the items and amounts in dispute. If Buyer and Seller do not agree upon the amount of any Contingent Purchase Payment within 30 days of delivery of such notice of disagreement by Seller, then Buyer and Seller shall promptly engage the New York City office of the accounting firm of Arthur Andersen or another firm of independent accountants agreed upon by Buyer and Seller (the "INDEPENDENT ACCOUNTANTS") to resolve the dispute. The engagement agreement with the Independent Accountants shall require the independent accountants to resolve the dispute within 90 days of the engagement. Absent fraud or manifest error, the Independent Accountants' decision shall be final, binding and conclusive upon the parties hereto. Buyer, on the one hand, and Seller, on the other, shall share equally the fees and expenses of the Independent Accountants.

     (h) CERTAIN UNDERSTANDINGS. Seller acknowledges that there can be no assurances that any Contingent Purchase Payments will be earned under this
Section 1.5, and that neither Buyer nor any Affiliate of Buyer shall have any obligation, whether express or implied, to take any action(s), or omit to take any action(s), in order to cause any Contingent Purchase Payment to be earned or which would affect the amount thereof; provided, however, that nothing in this
Section 1.5 shall release any Party from their contractual duties and obligations under the Company Operating Agreement or any other Ancillary Agreement.

     1.6 LIMITATION OF EATON VANCE COMMON STOCK SALES; REGISTRATIONS.

     (a) Except as permitted by the Unit Holders Agreement, Seller shall not (i) prior to the first anniversary of a date on which Seller takes delivery from Buyer (a "SHARE DELIVERY DATE") of shares of Eaton Vance Common Stock in respect of any payment of the Purchase Price or any other payment under this Agreement, sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of (collectively, "TRANSFER") more than 20% in the aggregate of the shares of Eaton Vance Common Stock delivered on such Share Delivery Date, (ii) prior to the second anniversary of the respective Share Delivery Date, Transfer more than 40% in the aggregate of such shares of Eaton Vance Common Stock, (iii) prior to the third anniversary of the respective Share Delivery Date, Transfer more than 60% in the aggregate of such shares of Eaton Vance Common Stock, or (iv) prior to the fourth anniversary of the respective Share Delivery Date, Transfer more than 80% in the aggregate of such shares of Eaton Vance Common Stock.

     (b) Insofar as Buyer elects to deliver any portion of the Purchase Price, or any amount payable by Buyer in respect of Retained Units pursuant to the Unit Holders Agreement, in shares of Eaton Vance Common Stock, such shares shall be treated as "Registrable Securities" as such term is defined in the Registration Rights Agreement in the form attached as Exhibit A hereto (the "REGISTRATION RIGHTS AGREEMENT").

     1.7 POST CLOSING ADJUSTMENTS.

     (a) WORKING CAPITAL ADJUSTMENT. Buyer shall deliver to Seller, within 60 days after the Closing Date, a balance sheet of the Company as of the Closing Date (including the accounts receivable schedule described below and attached thereto, the "CLOSING DATE BALANCE SHEET"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP and, to the extent compatible with GAAP, in a manner consistent with Seller's balance sheet at December 31, 2000, included in the Financial Statements; PROVIDED, that (i) all liabilities of the Company shall be fully reflected on an accrual basis on the Closing Date Balance Sheet (including, without limitation, (x) accrual of all employee bonuses, deferred compensation or other obligations and (y) accrual of a current liability in an amount corresponding to pre-paid services), (ii) the Closing Date Balance Sheet shall not give effect to any write-up of the value of intangible assets that may be required or permitted under GAAP in connection with the consummation of the Contemplated Transactions, (iii) the Closing Date Balance Sheet shall give effect to the transactions contemplated by the Contribution Agreement, and (iv) the accounts receivable schedule included in the Closing Date Balance Sheet shall separately identify the amount of each account receivable and the portions thereof that are in respect of services billed in advance and services billed in arrears. Seller and the Specified Shareholders shall cooperate with Buyer and the Company in the preparation of the Closing Date Balance Sheet.

          (ii) The Purchase Price shall be subject to upward or downward adjustment in accordance with this Section 1.7(a) if the excess of the aggregate cash, Cash Equivalents, pre-paid expenses and accounts receivable of the Company shown on the Closing Date Balance Sheet over the total liabilities of the Company shown on the Closing Date Balance Sheet (such excess, if any, the "CLOSING DATE WORKING CAPITAL") is greater or less than $500,000.00. Any adjustment of the Purchase Price pursuant to this Section 1.7(a) is referred to in this Agreement as a "NET WORKING CAPITAL ADJUSTMENT".

          (iii) If Closing Date Working Capital is less than $500,000, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such shortfall.

          (iv) If Closing Date Working Capital is greater than $500,000, then the amount of such excess shall be paid to Seller if and only to the extent that the Company actually collects amounts in respect of accounts receivable shown on the Closing Date Balance Sheet that, together with the cash and Cash Equivalents shown on the Closing Date Balance Sheet, exceed $500,000. Any amount paid to Seller pursuant to this Section 1.7(a)(iv) shall be treated as an increase in the Purchase Price by the amount of such payment.

          (v) Until the first anniversary of the Closing Date, the Company shall use commercially reasonable efforts to collect all accounts receivable shown on the Closing Date Balance Sheet (excluding litigation or assignment to a collection agency). During that period, payments received in respect of accounts receivable shown on the Closing Date Balance Sheet shall be applied first to the oldest outstanding account payable of the Company first, unless the obligor on the account otherwise expressly specifies. Following final determination of the Closing Date Balance Sheet in accordance with Section 1.7(c), the Company shall make any payments required under Section 1.7(a)(iv) on a monthly basis by wire transfer of immediately available funds to such account as Seller may specify at least 5 (five) business days prior to the last day of each month.

          (vi) Seller and the Specified Shareholders shall cause the Company to have a balance of cash and Cash Equivalents at Closing of at least $500,000, plus an amount equal to payment obligations accrued for payment of employee bonuses or similar employee payments accrued as of Closing.

     (b) CLIENT CONSENTS ADJUSTMENT. Seller represents and warrants that aggregate annualized fee revenues from Seller's Clients for the six-month period ending June 30, 2001, were $10,806,063 (such amount, the "EXPECTED ANNUALIZED FEE REVENUES"). If, at Closing, Seller shall have received Client Consents from Clients representing aggregate annualized fee revenues at June 30, 2001 that are less than 92.5% of Expected Annualized Fee Revenues, then at Closing Buyer shall retain, and shall reduce the aggregate amount paid to Seller at Closing by, an amount equal to the product of (i) the Initial Payment times (ii) a fraction, the numerator of which is the aggregate annualized fee revenues at June 30, 2001 represented by Clients at June 30, 2001 from whom Client Consents have then been received and the denominator of which is an amount equal to 92.5% of Expected Annualize Fee Revenues. The amount of the Initial Payment, if any, retained pursuant to the preceding sentence is referred to in this Agreement as the "HOLDBACK AMOUNT." If Buyer exercises its option to deliver any part of the Initial Payment in shares of Eaton Vance Common Stock, then the Holdback Amount shall be retained from the cash and shares of Eaton Vance Common Stock that otherwise would be delivered at closing in proportion to the Initial Cash Percentage and the Initial Stock Percentage respectively, valuing the shares of Eaton Vance Common Stock so retained at the average closing price of Eaton Vance Common Stock on the NYSE for the ten (10) trading days immediately preceding the Closing Date. Seller shall have an additional 90 day period after Closing in which they shall use all commercially reasonable efforts to obtain, and Buyer shall cooperate with Seller in soliciting, Client Consents from all remaining Clients. If, on the 91st day following the Closing Date, the Company shall have received Client Consents from Clients at June 30, 2001 representing aggregate annualized fee revenues at June 30, 2001, that are less than 92.5% of Expected Annualized Fee Revenues, then the Purchase Price shall be reduced by an amount equal to an amount equal to the product of (i) the Initial Payment times (ii) a fraction, the numerator of which is the aggregate annualized fee revenues at June 30, 2001, represented by Clients at June 30, 2001 from whom Client Consents have then been received and the denominator of which is an amount equal to 92.5% of Expected Annualized Fee Revenues (such adjustment, the "CLIENT CONSENTS ADJUSTMENT" and, together with the Net Working Capital Adjustment, the "PURCHASE PRICE ADJUSTMENTS"). The Client Consents Adjustment shall be paid by offset against the Holdback Amount. Buyer shall provide Seller with notice of the amount of the Client Consents Adjustment within 90 days of the Closing Date, together with such supporting calculations as are reasonably necessary to confirm the amount thereof (the "CLIENT CONSENTS ADJUSTMENT NOTICE"). Contemporaneously with the delivery of the Client Consents Adjustment Notice, Buyer shall deliver to Seller the Holdback Amount remaining, if any, after giving effect to the Client Consents Adjustment, together with Interest on such remaining Holdback Amount from the Closing Date, by wire transfer of immediately available funds to such accounts as shall be designated by Seller in writing at least three (3) business days prior to the 91st day following the Closing Date.

     (c) DISPUTES AS TO PURCHASE PRICE ADJUSTMENTS. Unless Seller delivers to Buyer, within 20 calendar days of the delivery of the Closing Balance Sheet and the Client Consents Adjustment Notice respectively, written notice of Seller's disagreement therewith, the Closing Balance Sheet and the Client Consents Adjustment Notice respectively shall be conclusive and binding on the parties for purposes of calculating the corresponding Purchase Price Adjustment. Any notice delivered by Seller pursuant to the preceding sentence must state with specificity the reasons for Seller's disagreement and identify the items and amounts in dispute. If Buyer and Seller do not agree upon the respective
Purchase Price Adjustment within 30 days of delivery of such notice of disagreement by Seller, then Buyer and Seller shall promptly engage the Independent Accountants to resolve the dispute. The engagement agreement with the Independent Accountants shall require the Independent Accountants to resolve the dispute within 90 days of the engagement. Absent fraud or manifest error, the Independent Accountants' decision shall be final, binding and conclusive upon the parties hereto. Buyer, on the one hand, and Seller, on the other, shall share equally the fees and expenses of the independent accountants.

2     REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SPECIFIED SHAREHOLDERS.
      -----------------------------------------------------------------------

     Seller and the Specified Shareholders represent and warrant to Buyer as follows, as of the date hereof and as of the Closing Date:

     2.1 AUTHORIZATION, ETC. (a) SELLER. Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is designated a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is designated a party, the performance of Seller's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Seller, including the unanimous approval of the Contemplated Transactions by all shareholders of Seller in accordance with all applicable Law and the waiver by such shareholders of all appraisal, dissenters' or comparable rights as shareholders of Seller. Seller has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is designated a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms.

     (b) THE COMPANY. The Company will have full limited liability company power and authority to execute and deliver the Ancillary Agreements to which it is designated a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Ancillary Agreements to which the Company is designated a party, the performance of the Company's obligations thereunder, and the consummation of the transactions contemplated thereby, will have been duly authorized by all requisite limited liability company action of the Company. The Company on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it is designated a party. Each such Ancillary Agreement when so executed and delivered will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.

     (c) SPECIFIED SHAREHOLDERS. Each Specified Shareholder has full power, capacity and authority to execute and deliver this Agreement and the Ancillary Agreements to which he or she is designated a party, to perform his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Specified Shareholder has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which he or she is designated a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered will constitute, the legal, valid and binding obligation of each Specified Shareholder enforceable against such Specified Shareholder in accordance with its respective terms.

     2.2 TITLE, CAPITALIZATION, ETC. (a) Title. At Closing Seller will own, beneficially and of record, all of the Units, free and clear of any Liens. Upon the delivery of and payment for the Purchased Units at the Closing as provided for in this Agreement, and upon the subsequent delivery of and payment for any Retained Units pursuant to the exercise of a Seller Put or Buyer Call as provided for in this Agreement, Buyer will acquire good and valid title to all the Purchased Units and to all Retained Units so purchased, free and clear of any Lien other than any Lien created by Buyer.

     (b)  CAPITALIZATION  OF THE COMPANY.  The  authorized  capital stock of the
Company shall at Closing consist solely of [1,000] Units, of which all [1,000] Units shall at Closing be issued and outstanding. Prior to Closing, the Units shall have been duly authorized and validly issued to Seller in accordance with all applicable Law and the Organizational Documents of the Company.

     (c) AUTHORIZED CAPITAL STOCK OF SELLER. Schedule 2.2(c) contains a complete and correct description of the authorized and issued and outstanding capital stock of Seller both as of the date hereof and as it will be at Closing. All of the outstanding capital stock or other equity interests of Seller are duly authorized, validly issued, fully paid and nonassessable, and are or will be owned beneficially and of record by the shareholders respectively set forth on
Schedule 2.2(c), each holding the number of shares set forth next to the name of each thereon, free and clear of any Liens (except as set forth on Schedule 2.2(c)).

     (d) NO EQUITY RIGHTS. There are no preemptive or similar rights on the part of any holders of any class of securities of Seller or, as of the Closing Date, of the Company. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating Seller, the Company, any Seller Shareholder or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any Units or any other equity interests of Seller or the Company, or any securities convertible into or exchangeable for any such Units or other equity interests in either the Company or Seller, are outstanding, and no authorization therefor has been given. Except for the Current Shareholders Agreement, there are no outstanding contractual or other rights or obligations to or of Seller, the Company, any Seller Shareholder or any other Person to repurchase, redeem or otherwise acquire any outstanding Units or other equity interests of Seller or the Company. Prior to Closing, Seller and the Seller Shareholders shall enter into an amendment of the Shareholders Agreement, dated January 1, 1999 (the "Current Shareholders Agreement") among Seller and its shareholders, such amendment and restatement to be satisfactory in form and substance to Buyer and to provide, among other terms, for the waiver of the applicability to the Contemplated Transactions of the Current Shareholders Agreement (including, without limitation, Sections 7.3 and 7.4 thereof).

     2.3 NO CONFLICTS, ETC. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller, the Company and shareholders of Seller (including each Specified Shareholder), and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Seller or the Company, under, (a) any Law applicable to Seller or the Company or any of their respective properties or assets, (b) any provision of any of the Organizational Documents of Seller or the Company or (c) any Contract, or any other agreement or instrument to which Seller, the Company or any Seller Shareholder (including any Specified Shareholder) is a party or by which any of their respective properties or assets may be bound.

     2.4 CORPORATE STATUS. (a) ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, which state is set forth on Schedule 2.4(a), and has full corporate power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated. The Company as of the Closing Date will be a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and will have full limited liability company power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

     (b) QUALIFICATION. The Seller is, and the Company as of the Closing Date will be, duly qualified or licensed to do business and in good standing in each of the jurisdictions specified in Schedule 2.4(b), which includes each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

     (c) ORGANIZATIONAL DOCUMENTS. Seller has delivered to Buyer complete and correct copies of the Organizational Documents of Seller, as amended, modified or waived through and in effect on the date hereof. Each of the Organizational Documents is in full force and effect. Seller is not, and the Company at Closing shall not be, in violation of any of the provisions of its respective Organizational Documents. The minute books of Seller, which have heretofore been made available to Buyer, correctly reflect (i) all actions taken by the stockholders or members, as the case may be, that such stockholders or members were required by applicable Law to take, (ii) all actions taken by the directors of Seller that the board of directors of Seller was required by applicable Law to take and (iii) all other actions taken by the stockholders and directors of Seller. As of the Closing Date, Seller shall have provided to Buyer true and complete copies of the Organizational Documents of the Company, and the members and managers of the Company shall have taken no action except as required or advisable to consummate the Contemplated Transactions.

     2.5 INVESTMENTS; TRANSFER OF ASSETS.

     (a) INVESTMENTS AND SUBSIDIARIES. Seller does not own and never has owned, and as of the Closing Date the Company will not own and will never have owned, directly or indirectly, any shares of capital stock or other securities of, or interest in, any other Person, except (i) in investment advisory accounts managed by Seller for third persons, (ii) the Units of the Company to be held by Seller, and (iii) as set forth on Schedule 2.5(a). Seller is not and has never, and the Company as of the Closing Date will not and will never have, engaged in any businesses other than the Business. At Closing the Company shall have solely those assets and liabilities to be transferred to it pursuant to the Contribution and Assumption Agreement, in the form of Exhibit B hereto (the "CONTRIBUTION AGREEMENT"), into which the Company and Seller shall enter prior to the Closing Date.

     (b) TRANSFER OF ASSETS.  No dissenter's or other rights are  exercisable by
any  Seller   Shareholder  or  other  person  in  respect  of  the  Contemplated
Transactions.

     2.6 FINANCIAL STATEMENTS. (a) Seller has delivered to Buyer complete and correct copies of the Financial Statements, together with a letter from Seller Accountants, acknowledging and consenting to reliance by Buyer on such firm's reports accompanying the Financial Statements.

     (b) The Financial Statements are complete and correct in all respects, have been derived from the accounting books and records of Seller, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods presented in the Financial Statements subject, in the case of interim unaudited Financial Statements, only to normal recurring year-end adjustments.

     (c) The balance sheets included in the Financial Statements present fairly the financial position of Seller as at the respective dates thereof, and the statements of income, statements of stockholders' equity and statements of cash flows included in such Financial Statements present fairly the results of operations and cash flows of Seller for the respective periods indicated.

     (d) Except as set forth in Schedule 2.6(d), the Financial Statements have been prepared in accordance with GAAP applicable to the financial statements of a corporation with one or more classes of its equity securities registered under the Securities Act and the Exchange Act and trading on a national stock exchange ("PUBLIC COMPANY GAAP"). Schedule 2.6(d) sets forth the full text of all changes and additions that would be required to be made to the Financial Statements (including but not limited to all disclosures that would be required to be made in the notes accompanying the Financial Statements) in order for the Financial Statements to comply with Public Company GAAP, applied on a consistent basis throughout the periods presented in the Financial Statements.

     2.7 UNDISCLOSED LIABILITIES, ETC. Seller has, and as of the Closing Date the Company will have, no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Schedule 2.7, (b) as and to the extent disclosed or reserved against in the Balance Sheet or specifically disclosed in the notes thereto and (c) for liabilities and obligations that (i) are incurred after the date of the Balance Sheet in the ordinary course of business and are not prohibited by this Agreement and (ii) individually and in the aggregate, could not be material to Seller (or, at and after Closing, the Company) or have or result in a Material Adverse Effect. Since the date of the Balance Sheet, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could become or result in a Material Adverse Effect.

     2.8 ABSENCE OF CHANGES. Since the date of the Balance Sheet, except (i) as set forth in Schedule 2.8 and (ii) as specifically permitted after the date hereof pursuant to Section 4.1, Seller has not, and as of the Closing Date the Company will not have:

     (a) declared, set aside, made or paid any dividend or other distribution in respect of the capital stock of Seller or the Units or otherwise purchased or redeemed, directly or indirectly, any shares of the capital stock of Seller or any Units;

     (b) issued or sold any Units or shares of any class of Seller's capital stock, or any securities convertible into or exchangeable for any such Units or shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or Units or any securities convertible into or exchangeable for any such shares or Units;

     (c) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt (including, without limitation, any borrowings from or prepayments to Seller or the Company) except for borrowings and repayments in the ordinary course of business;

     (d) mortgaged, pledged or otherwise subjected to any Lien, any of its Real Property or other properties or assets, tangible or intangible, except for Permitted Liens in the ordinary course of business;

     (e) forgiven, cancelled, compromised, waived or released any debts, claims or rights, except for debts, claims and rights against Persons (excluding Seller, the Company and the shareholders of Seller and any Affiliate of any of them) that were forgiven, cancelled, compromised, waived or released in the ordinary course of business;

     (f) modified any existing Contract, or proposed to any Client any modification or amendment to an Advisory Agreement, or entered into (x) any agreement, commitment or other transaction, other than agreements entered into in the ordinary course of business and involving an expenditure of less than $10,000 in each case and $25,000 in the aggregate, or (y) any agreement or commitment that, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

     (g)   paid  any   bonus  to  any   officer,   director,   employee,   sales
representative, agent or consultant, or granted to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form;

     (h) entered into, adopted or amended any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, sales representative, agent, consultant or Affiliate (whether or not legally binding);

     (i) suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of a supplier, customer or employee, that, individually or in the aggregate, could have or result in a Material Adverse Effect;

     (j) amended any of its Organizational Documents;

     (k)  changed  in  any  respect  its  accounting   practices,   policies  or
principles;

     (l)  incurred,   assumed,   guaranteed  or  otherwise  become  directly  or
indirectly liable with respect to any liability or obligation in excess of

$10,000 in each case or $25,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person);

     (m) transferred or granted any rights or licenses under, or entered into any settlement regarding the infringement of, Company Intellectual Property or entered into any licensing or similar agreements or arrangements;

     (n) sold any assets with a value in excess of $10,000 in each case or $25,000 in the aggregate, other than inventory in the ordinary course of business;

     (o) made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment; or

     (p) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

     2.9 TAX MATTERS. (a) Except as set forth on Schedule 2.9(a), (i) all Tax Returns relating to Seller and the Company or the business or assets thereof that were required to be filed on or before the Closing Date have been duly and timely filed and are correct and complete in all material respects, (ii) all Taxes shown as owing on such Tax Returns have been paid and (iii) neither Seller nor the Company is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by a Taxing authority of a jurisdiction where Seller or the Company do not file Tax Returns that Seller or the Company is or may be subject to taxation in that jurisdiction. As of the Closing Date, the Company will not be and since its inception will not have been classified as an entity separate from Seller for Federal income tax purposes.

     (b) Except as set forth on Schedule 2.9(b), (i) all Taxes that are or may become payable by Seller or the Company or chargeable as a Lien upon its assets as of the Closing Date have been duly and timely paid or, in the case of the Company, will have been duly and timely paid as of the Closing Date, (ii) Seller has, and the Company as of the Closing Date will have, duly and timely withheld all Taxes required to be withheld, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose and (iii) the Financial Statements reflect an adequate reserve for all Taxes payable or asserted to be payable by Seller for all
taxable  periods  or  portions   thereof  through  the  date  of  the  Financial
Statements.

     (c) Except as set forth on Schedule 2.9(c), there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of Seller or the Company asserted, raised or threatened by any taxing authority and, to the knowledge of Seller and its Affiliates, no circumstances exist to form the basis for such a claim or issue.

     (d) Schedule 2.9(d) lists all Income Tax Returns that have been filed with respect to Seller or the Company since January 1, 1995, and indicates those Income Tax Returns that have not yet been audited or are currently the subject of audit. Schedule 2.9(d) also contains a complete and accurate list of all audits of all of Seller's and the Company's Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against or settled.

     (e) Except as set forth on Schedule 2.9(e), Seller has not, and the Company as of the Closing Date will not have, (i) waived any statute of limitations,
(ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney with respect to Taxes, which waiver, agreement or power of attorney is currently in force.

     (f) Except as set forth on Schedule 2.9(f), (i) there are no outstanding adjustments for Income Tax purposes applicable to Seller or the Company required as a result of changes in methods of accounting effected on or before the Closing Date and (ii) no material elections for Income Tax purposes have been made by Seller or the Company that are currently in force or by which Seller or the Company is bound.

     (g) Except as set forth in Schedule 2.9(g), Seller is not and has not been, and the Company as of the Closing Date will not be and will not have been, (i) party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement or (ii) a member of any group of companies filing a consolidated, combined or unitary Income Tax Return.

     (h) Except as set forth in Schedule 2.9(h), Seller is not and the Company at Closing will not be a party to a lease of property pursuant to section 7701(h) of the Code ("motor vehicle operating leases") or former section 168(f)(8) ("special rules for finance leases" or "special rule for leases") of the Code.

     2.10 ASSETS. Seller owns, or otherwise has full, exclusive, sufficient and legally enforceable rights to use (and, at Closing, except for the Retained Assets (as defined in the Contribution Agreement) the Company will own or have the aforedescribed rights to use), all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the "Assets"). Seller has good, valid and marketable title to, or in the case of leased property has good and valid leasehold interests in (and, at Closing, except for the Retained Assets (as defined in the Contribution Agreement) the Company will have the aforedescribed title or leasehold interests in), all Assets, including but not limited to all such Assets reflected in the Balance Sheet or acquired since the date thereof (except as may be disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. Seller has maintained all tangible Assets in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible Assets are fully adequate and suitable for the purposes for which they are presently being used. Schedules 2.10(a), 2.11(a) and 2.11(b) together set forth a list of all tangible Assets, including but not limited to buildings, machinery, equipment and motor vehicles, and identifies the location of such Assets.

     2.11 REAL PROPERTY. (a) OWNED REAL PROPERTY. Seller does not and has never owned any Owned Real Property.

     (b) LEASES. Schedule 2.11(b) contains a complete and correct list of all Leases setting forth the address, landlord and tenant for each Lease. Seller has delivered to Buyer correct and complete copies of the Leases (including all amendments thereto). Each Lease is legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be so enforceable, individually and in the aggregate, could not have or result in a Material Adverse Effect, or to materially impair the ability of Seller to perform its obligations hereunder and under the Ancillary Agreements. Seller is not, and the Company as of the Closing Date will not be, in default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder. Seller has (and, at Closing, the Company shall have) good and valid title to the leasehold estate under the Leases free and clear of any Liens other than Permitted Liens. Seller enjoys (and, at Closing, the Company shall enjoy) peaceful and undisturbed possession under the Leases for the Leased Real Property.

     (c) FEE AND LEASEHOLD INTERESTS, ETC. The Real Property constitutes all the fee and leasehold interests in real property held by Seller, and constitutes all of the fee and leasehold interests in real property used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

     (d) NO PROCEEDINGS. There are no proceedings in eminent domain or other similar proceedings pending or, to the knowledge of Seller, threatened affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property.

     (e) CURRENT USE. The use and operation of the Real Property in the conduct of the Business does not violate in any material respect any instrument of record or agreement affecting the Real Property. There is no violation of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority that affects the Real Property or the ownership, operation, use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, could have or result in a Material Adverse Effect.

     (f) REAL PROPERTY TAXES. Each parcel included in the Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of that parcel.

     (g) COMPLIANCE WITH REAL PROPERTY LAWS. The Real Property that is the subject of the Principal Office Lease is, and all other Real Property is to Seller's knowledge, in full compliance with all applicable building, zoning, subdivision and other land use and similar Laws affecting the Real Property (collectively, the "REAL PROPERTY LAWS"), and Seller has not, and the Company as of the Closing Date will not have, received any notice of violation or claimed violation of any Real Property Law. There is no pending or, to the knowledge of Seller, anticipated change in any Real Property Law that could have or result in a Material Adverse Effect, or a material adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Property or any portion thereof. No current use by Seller (or, at Closing, by the Company) of the Real Property is dependent on a nonconforming use or other Governmental Approval, the absence of which would materially limit the use of any of the properties or assets in the Business.

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

     (h) REAL PROPERTY CONSENTS. Except as set forth in Schedule 2.11(h), the execution, delivery and performance of this Agreement and the Ancillary Agreements (including the Contribution Agreement) by Seller and the Company, and the consummation of the transactions contemplated hereby and thereby, do not and will not require the Consent of any Person pursuant to any of the Leases or any instrument of record or agreement affecting the Real Property. Except as set forth in Schedule 2.11(h), the enforceability of the Leases will not be affected in any manner by the execution, delivery or performance of this Agreement or any Ancillary Agreement (including the Contribution Agreement) and no Lease contains any change in control provision or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions and the Ancillary Agreements (including the Contribution Agreement).

     2.12 CONTRACTS. (a) DISCLOSURE. Schedule 2.12(a) contains a complete and correct list, as of the date hereof, of all Contracts. Seller has delivered to Buyer complete and correct copies of all written Contracts, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Schedule 2.12(a).

     (b) ENFORCEABILITY. All Contracts are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, could not have or result in a Material Adverse Effect, or to materially impair the ability of Seller to perform its obligations hereunder and under the Ancillary Agreements. Except as set forth in Schedule 2.12(b), there does not exist under any Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of either Seller or the Company or, to the knowledge of Seller, any other Person. Except as set forth in Schedule 2.12(b), the enforceability of all Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions.

     2.13 INTELLECTUAL PROPERTY. (a) DISCLOSURE. Schedule 2.13(a) sets forth a complete and correct list of all Intellectual Property that is owned by Seller and that, at Closing, will be owned by the Company (the "OWNED INTELLECTUAL PROPERTY").

     (b) TITLE. All of the Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the "Company Intellectual Property"), is owned by Seller and, as of the Closing Date, will be owned by the Company, except as set forth in Schedule 2.13(b). Seller has, and the Company as of the Closing Date will have, the full and exclusive right to use the Company Intellectual Property for the life thereof for any purpose in connection with the Business, free from (i) any Liens (except for Permitted Liens incurred in the ordinary course of business) and
(ii) any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever, except as set forth in Schedule 2.13(b). As of the Closing Date, the Company shall own or have licensed to it all the Company Intellectual Property, in each case free from Liens (except for Permitted Liens incurred in the ordinary course of business) and on the same terms and conditions as in effect prior to the Closing, except as otherwise disclosed in Schedule 2.13(b).

     (c) LICENSING AND SIMILAR ARRANGEMENTS. Schedule 2.13(c) sets forth all written or oral agreements and arrangements (i) pursuant to which Seller has, or

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

the Company as of the Closing Date will have, licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) with respect to, any other Person, and (ii) pursuant to which Seller has had, or the Company as of the Closing Date will have had, Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements and arrangements set forth or required to be set forth in Schedule 2.13(c): (i) are in full force and effect and enforceable in accordance with their terms, and no default exists or is threatened thereunder by Seller and the Company, or by any other Person, that could have or result in a Material Adverse Effect, or materially impair the ability of Seller or the Company to perform its respective obligations hereunder and under the Ancillary Agreements, (ii) license or permit that which they purport to license or permit, (iii) are free and clear of all Liens (except for Permitted Liens incurred in the ordinary course of business), and (iv) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the Contemplated Transactions. Seller has delivered to Buyer complete and correct copies of all licenses and arrangements (including amendments, supplements, waivers and other modifications) set forth or required to be set forth in
Schedule 2.13(c). All royalties, license fees, charges and other amounts payable by, on behalf of, to or for the account of Seller and, as of the Closing Date, the Company in respect of any Intellectual Property are reflected in the Financial Statements.

     (d) NO INFRINGEMENT. The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. None of the Company Intellectual Property is being infringed or otherwise used or available for use by any Person without a license or permission from Seller, except as set forth in Schedule 2.13(d).

     (e) NO INTELLECTUAL PROPERTY LITIGATION. No claim or demand of any Person has been made or, to the knowledge of Seller, threatened, nor is there any Litigation that is pending or, to the knowledge of Seller, threatened, that (i) challenges the rights of Seller or, as of the Closing Date, the Company in respect of any Company Intellectual Property, (ii) asserts that Seller or, as of the Closing Date, the Company is infringing or otherwise in conflict with, or is (except as set forth in Schedule 2.13(e)), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement set forth or required to be set forth in Schedule 2.13(e). None of the Company Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Authority, or has been the subject of any Litigation within the last ten years, whether or not resolved in favor of Seller or the Company.

     (f) DUE REGISTRATION, ETC. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Law, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth in Schedule 2.13(f), Seller has, and as of the Closing Date the Company will have, taken all necessary actions to ensure full protection of the Company Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable Law.

     2.14 INSURANCE. Schedule 2.14 contains a complete and correct list and summary description of all insurance policies maintained (at present or at any

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

time in the past) by or on behalf of Seller. Seller has delivered to Buyer complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. Seller has, and the Company as of the Closing Date will have, complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and suitable for the Business, and is on such terms (including without limitation as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

     2.15 LITIGATION. Except as set forth on Schedule 2.15, there is no Litigation pending or, to the knowledge of Seller, threatened by, against or affecting Seller or any of its properties or assets, and as of the Closing Date there will not be any such Litigation against or affecting the Company or any of its properties or assets, that, individually or in the aggregate, could materially impair the ability of Seller or the Company to perform its respective obligations hereunder or under any Ancillary Agreement, or have or result in a Material Adverse Effect (in each case, if adversely determined, and without regard to whether the defense thereof or liability in respect thereof is covered by policies of insurance or any indemnity, contribution, cost sharing or similar agreement or arrangement by or with any other Person). There are no outstanding orders, judgments, decrees or injunctions issued by any Governmental Authority against Seller or, as of the Closing Date, the Company, or that in any way affect the Business and could have or result in a Material Adverse Effect.

     2.16 COMPLIANCE WITH LAWS AND INSTRUMENTS; CONSENTS. (a) COMPLIANCE. Except as set forth on Schedule 2.16(a), (i) Seller is not and has not been, and as of the Closing Date the Company will not be and will not have been, in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to it or any of its properties, assets, operations or business, (y) any provision of its Organizational Documents, or (z) any Contract, or any other agreement or instrument to which it is party or by which it or any of its properties or assets is bound or affected, and (ii) neither Seller nor the Company has received any notice or has knowledge of any claim alleging any such conflict, violation, breach or default.

     (b) CONSENTS. (i) Except as specified in Schedule 2.16(b)(i), no Governmental Approval or other Consent is required to be obtained or made by Seller or, as of the Closing Date, the Company in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. (ii) Schedule 2.16(b)(ii) contains a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business. Except as set forth in Schedule 2.16(b)(ii), all such Governmental Approvals and other Consents have been duly obtained and are held by Seller and are in full force and effect. Seller is and at all times has been, and as of the Closing Date the Company will be and at all times since inception will have been, in compliance with all Governmental Approvals and other Consents held by any member thereof. There is no Litigation pending or, to the knowledge of Seller, threatened, that would result in the revocation, cancellation, suspension or modification or nonrenewal of any such Governmental Approval or Consent; Seller has not been, and as of the Closing Date the Company will not have been, notified that any such Governmental Approval or Consent will be modified, suspended, cancelled modified or cannot be renewed in the ordinary course of business; and there is no reasonable basis for any such revocation, cancellation, suspension, modification or nonrenewal. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof.

     2.17 ENVIRONMENTAL MATTERS. (a) COMPLIANCE WITH ENVIRONMENTAL LAW. Seller has complied and is in compliance, and as of the Closing Date the Company will have complied and will be in compliance, in all respects with all applicable Environmental Laws pertaining to any of the properties and assets of Seller and the Company (including the Real Property) and the use and ownership thereof, and to the operation of the Business. No violation by Seller is being alleged of any applicable Environmental Law relating to any of the properties and assets of Seller (including the Real Property) or the use or ownership thereof, or to the operation of the Business.

     (b) OTHER ENVIRONMENTAL MATTERS. (i) Neither Seller nor any other Person (including any tenant or subtenant) has caused or taken any action that will result in, and Seller is not and the Company as of the Closing Date will not be subject to, any material liability or obligation on the part of any member of Seller and the Company, or Buyer or any of its Affiliates, relating to (x) the environmental conditions on, under, or about the Real Property or other properties or assets owned, leased, operated or used by Seller or the Company or any predecessor thereto at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials.

          (ii) Seller has disclosed and made available to Buyer all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to Seller relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets owned, leased, operated or used by Seller or the Company or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or Released by Seller or any other Person on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of Seller or the Company, or the Business.

     2.18 AFFILIATE TRANSACTIONS. (a) Schedule 2.18(a) contains a complete and correct list of all agreements, contracts, arrangements, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which Seller or (as of the Closing Date) the Company, on the one hand, and any Seller Shareholder or any of their Affiliates (other than Seller or the Company), on the other hand, are or have been a party or otherwise bound or affected, and that (i) were entered into since December 31, 1998, (ii) are currently pending or in effect or (iii) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to Seller or the Company. Except as disclosed in Schedule 2.18(a), each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitment or transaction set forth or required to be set forth in Schedule 2.18(a) was on terms and conditions as favorable to Seller as would have been obtainable by it at the time in a comparable arm's-length transaction with a Person other than Seller or any of its Affiliates.

     (b) Except as set forth in Schedule 2.18(b), no stockholder, officer, director or employee of Seller, or any family member, relative or Affiliate of any such stockholder, officer, director or employee, (i) owns, directly or indirectly, and whether on an individual, joint or other basis, any interest in
(x) any property or asset, real or personal, tangible or intangible, used in or held for use in connection with or pertaining to the Business, or (y) any Person, that is a supplier, customer or competitor of Seller or the Company,
(ii) serves as an officer, director or employee of any Person that is or, as of the Closing Date, will be a supplier, customer or competitor of Seller or the Company or (iii) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of Seller or, as of the Closing Date, will be a creditor of the Company.

     2.19 EMPLOYEES, LABOR MATTERS, ETC. Except as set forth on Schedule 2.19, Seller is not and the Company will not be a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by Seller or the Company. Since December 31, 1998, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of Seller or the Company. Except as set forth on Schedule 2.19, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of Seller, and as of the Closing Date there will be no such disputes or petitions with respect to the Company. Seller has, and the Company as of the Closing Date will have, complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, could not result in any material liability or obligation on the part of Seller, the Company or Buyer or any of their Affiliates, or have or result in a Material Adverse Effect.

     2.20 EMPLOYEE BENEFIT PLANS AND RELATED MATTERS; ERISA.

     (a) EMPLOYEE BENEFIT PLANS. Schedule 2.20(a) sets forth a complete and correct list of each "employee benefit plan", as such term is defined in section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee of Seller or the beneficiaries or dependents of any such employee or former employee (collectively, the "EMPLOYEES") or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Seller, the shareholders of Seller or any other trade or business, whether or not incorporated, which, together with Seller or the shareholders of Seller, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under section 414 of the Code (such other trades and businesses hereinafter referred to as the "RELATED PERSONS"), or to which Seller, the shareholders of Seller, or any Related Person contributes or is or has been obligated or required to contribute (collectively, the "PLANS"). As of the Closing Date, the Company will have no Plans. With respect to each such Plan, Seller has provided Buyer complete and correct copies of: (i) such Plan, if written, or a description of such Plan if not written, and (ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication), any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multiemployer plan liabilities, if any, and all amendments and modifications to any such document. Neither Seller nor any Seller Shareholder has, and as of the Closing Date the Company will not have, communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

     (b) QUALIFICATION. Each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and, except for legislative changes that will require each Plan to be updated and resubmitted to the IRS for approval, nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

     (c) COMPLIANCE; LIABILITY.

          (i) Neither Seller, the Company, any Seller Shareholder, nor any Related Person would be liable for any material amount pursuant to section 4062, 4063 or 4064 of ERISA if any Plan that is subject to Title IV of ERISA (a "TITLE IV PLAN") were to terminate as of the date hereof. As of the last day of the most recently ended fiscal year of each Title IV Plan, the "projected benefit obligations" (within the meaning of the Financial Accounting Standards Board Statement No. 87) under each such Plan did not exceed the fair market value of the assets of each such Plan allocable to such "projected benefit obligations," determined on the basis of the actuarial assumptions contained in the actuarial report prepared for such fiscal year of each such Plan, each of which assumptions is reasonable.

          (ii) Neither Seller, any Seller Shareholder, nor any Related Person has been, and as of the Closing Date the Company will not have been, involved in any transaction that could cause Seller, the Company, any Seller Shareholder, or any such Related Person or, following the Closing, Buyer, to be subject to liability under section 4069 or 4212 of ERISA. Neither Seller, any Seller Shareholder, nor any Related Person has incurred, and as of the Closing Date the Company will not have incurred, (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such liability to Seller, the Company, any Seller Shareholder, or any such Related Person or, following the Closing, Buyer or any of its Affiliates. All contributions and premiums required to have been paid by Seller, any Seller Shareholder and each Related Person to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (including each Plan) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law or collective bargaining agreement (including ERISA and the Code) have been paid within the time prescribed by any such plan, agreement or applicable Law.

          (iii) Each of the Plans has been operated and administered in all respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements, except for any failure so to comply that, individually and in the aggregate, could not result in a material liability or obligation on the part of Seller, the Company, or Buyer or any of its Affiliates, or have or result in a Material Adverse Effect. There are no material pending or threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of Seller).

          (iv) No Plan is a  "multiple  employer  plan"  within  the  meaning of section 4063 or 4064 of ERISA.

          (v) Each Plan that is subject to the minimum funding standards of ERISA or the Code satisfies such standards under sections 412 and 302 of the Code and ERISA, respectively, and no such Plan has incurred an "accumulated funding deficiency" within the meaning of such sections, whether or not waived.

          (vi) No Employee is or will become entitled to post-employment benefits of any kind by reason of employment by Seller or the Company, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by section 4980B of the Code,
     (y) retirement benefits payable under any Plan qualified under section 401(a) of the Code or (z) deferred compensation accrued as a liability on the Closing Date Balance Sheet. The consummation of the Contemplated Transactions will not (X) result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee; (Y) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code; or (Z) constitute or involve a prohibited transaction as defined under ERISA or the Code, or a breach of fiduciary duty under Title I of ERISA.

          (vii) Seller (including any Affiliate thereof) has at all times (A) properly classified its workers as employees and independent contractors under IRS regulations; (B) properly withheld and paid over to the IRS all applicable employment taxes and other required payments; and (C) provided benefits under each Plan to all eligible persons in accordance with the provisions of the applicable Plan.

          (viii) No prohibited transaction as defined under ERISA or the Code or breach of fiduciary duty under Title I of ERISA has occurred with respect to any Plan or with respect to Seller, the Company, any Seller Shareholder or any Related Person.

          (ix) No reportable event as defined under Section 4043 of ERISA has occurred or may be reasonably expected to occur with respect to any Plan. No Plan that is or was subject to Title IV of ERISA has been terminated, no notice of intent to terminate such a Plan has been made and the Pension Benefit Guaranty Corporation has not initiated any proceeding to terminate such a Plan. No partial termination (as defined under Section 411(d)(3) of the Code) of any Plan has occurred or is likely to occur.

     2.21 ACCOUNTS RECEIVABLE. Seller has delivered or caused to be delivered to Buyer a complete and accurate aging of all accounts receivable of Seller as of the end of each monthly period since December 31, 2000. Except as set forth in Schedule 2.21, no account receivable of Seller reflected on the Balance Sheet and no account receivable arising after the date of the Balance Sheet and reflected on the books of Seller is uncollectible or subject to counterclaim or offset, except to the extent reserved against thereon. All accounts receivable reflected on the Balance Sheet or on such books have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by Seller. All allowances, rebates and cash discounts to customers of Seller are as shown on its books and records and in no event exceed one percent of receivables to which they relate.

     2.22 BANK ACCOUNTS. Schedule 2.22 sets forth a complete and correct list containing the names set forth of each bank in which Seller has, or the Company as of the Closing Date will have, an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

     2.23 BROKERS, FINDERS, ETC. Except for the retention of the Person set forth on Schedule 2.23, the fees and expenses of which will be borne by Seller, all negotiations relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of Seller, the Company or the shareholders of Seller, in such a manner as to, and the transactions contemplated hereby and thereby will not otherwise, give rise to any valid claim against Seller, the Company, any Seller Shareholder or Buyer for any brokerage, financial advisory, investment banker or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or representative of or consultant or advisor to Seller, the Company, or the shareholders of Seller upon consummation of the transactions contemplated hereby or thereby.

     2.24 DISCLOSURE. This Agreement and each Ancillary Agreement, and each certificate or other instrument or document furnished by or on behalf of Seller, the Company or any Specified Shareholder to Buyer or any agent or representative of Buyer pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading. None of Seller or the Specified Shareholders knows of any fact (other than matters of a general economic or political nature that do not affect the business of Seller and the Company uniquely or that are set forth in Schedule 2.24) that could reasonably be expected to have or result in, a Material Adverse Effect.

     2.25 REGULATORY DOCUMENTS.

     (a) Each of Seller and the Specified Shareholders has, and the Company as of the Closing Date will have, timely filed all forms, reports, notices, registration statements and supplements thereto, advertising or marketing materials and all other documents, together with any amendments required to be made with respect thereto, that were requested or required to be filed with any Governmental Authority, including the SEC, or any Self Regulatory Organization (collectively, the "REGULATORY DOCUMENTS"), and has (or, in the case of the Company, will have) timely paid all fees and assessments due and payable in connection therewith.

     (b) Seller and each of its officers and employees which is or who are required to be registered, if so required by the nature of their business, are and have been (and the Company and each such of its officers and employees as of the Closing Date will be and have been) duly registered (i) as an investment adviser under the Advisers Act and under applicable state statutes, (ii) as an investment advisor representative (as defined in the Advisors Act) under applicable state statutes, (iii) as a broker-dealer under the Exchange Act and under applicable state statutes, (iv) as a commodities trading adviser, commodity pool operator, futures commission merchant and/or introducing broker under the Commodity Exchange Act and under applicable state statutes, and (v) with all applicable Self Regulatory Organizations, where any such registration is necessary in order for the Company to conduct its business in accordance with applicable Law. Schedule 2.25(b) lists the Governmental Entities and Self Regulatory Organizations with which the Company is registered and the capacity in which it is registered. Each such registration is in full force and effect. Seller has made available to Buyer a true, complete and correct copy of all registration forms filed by Seller or to be filed by the Company to accomplish the registrations listed on Schedule 2.25(b).

     (c) The Regulatory Documents of each of Seller, the Specified Shareholders, and the Funds comply and have complied, and the Regulatory Documents of the Company as of the Closing Date will and will have complied, with the requirements of all applicable Laws (including the Exchange Act, the Securities Act, the 1940 Act and the Advisers Act and all rules and regulations thereunder, including the rules and regulations of all Self Regulating Organizations) applicable to such Regulatory Documents, and none of the Regulatory Documents of any of Seller, the Company, the Specified Shareholders or the Funds, as of their respective dates, contained (or in the case of the Company will contain) any untrue statement of a material fact or omitted (or in the case of the Company will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.26 INELIGIBLE PERSONS. None of Seller and the Specified Shareholders, nor any "affiliated person" (as defined in the 1940 Act) thereof, is (and the Company as of the Closing Date will not be) ineligible pursuant to Section 9(a) or 9(b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company. None of Seller, the Company and the Specified Shareholders, nor any "associated person" (as defined in the Advisers Act) thereof, is (and the Company as of the Closing Date will not be) ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. None of Seller and the Specified Shareholders, nor any "associated person" (as defined in the Exchange Act) thereof, is (and the Company as of the Closing Date will not be) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker dealer or as an associated person to a registered broker-dealer.

     2.27 INVESTMENT CONTRACTS AND CLIENTS.

     (a) Schedule 2.27(a) contains a true, complete and correct list that identifies the investment advisory clients of Seller as of June 30, 2001, and shows for each client and as of that date, the name, fee arrangements and net assets under management. Each client so listed is being properly served by Seller in accordance with the terms of the investment advisory contract with respect to such client. Seller has properly administered all accounts for which each acts as an investment advisor or in a similar capacity, in accordance with the terms of the Contracts relating thereto, the Advisers Act and all applicable Laws.

     (b) Except as set forth on Schedule 2.27(b), to Seller's Knowledge, no material controversy or disagreement exists between Seller and any customer of the Business.

     (c) Seller has adopted a formal code of ethics and a written policy regarding insider trading and front running, a true, complete and correct copy of which has been made available to Buyer. Such code of ethics and written policy comply in all material respects with Section 17(j) and Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act, respectively. The policies of Seller with respect to avoiding conflicts of interest are as set forth in the Form ADV of Seller. Except as set forth on Schedule 2.27(c), as of the date of this Agreement, to Seller's Knowledge, there have been no violations or allegations of violations of such policies or the conflict of interest policies that have occurred or been made.

     (d) None of Seller nor any other person "associated" (as defined under the Advisers Act) with Seller has (and as of the Closing Date none of the Company nor any person "associated" with the Company will have) for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act and, to Seller's Knowledge, there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that would reasonably be expected to become the basis for, any such disqualification, denial, suspension or revocation.

     (e) Except as set forth in Schedule 2.27(e), Seller has not paid a cash fee, directly or indirectly, to any person who, directly or indirectly, solicits any client or prospective client for, or refers any client or prospective client to, Seller. All cash payments for client solicitations set forth in Schedule 2.27(e) were made in compliance with Rule 206(4)-3 under the Advisers Act.

     2.28 WRAP-FEE PROGRAMS. All "wrap-fee" programs of Seller are and have been conducted in full compliance with Rule 3a-4 under the 1940 Act and all other applicable Law, including all disclosure and delivery requirements applicable to such programs. All disclosure documents and advisory agreements to the "wrap fee" programs for which Seller serves as an adviser or sponsor are set forth in
Schedule 2.28.

     2.29 INVESTMENT IN EATON VANCE SHARES. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Eaton Vance Common Stock as contemplated by the terms of this Agreement. Seller is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. Seller confirms receipt of the annual report and Forms 10-K, 10-Q and 8-K of Parent for the period beginning November 1, 1999 through and including the date hereof and that Buyer has made available to it the opportunity to ask questions of the officers and management of Parent and to acquire additional information about the business and financial condition of Parent. Seller is acquiring the shares of Eaton Vance Common Stock for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" law, or with any present intention of distributing or selling such shares in violation of any federal or state securities or "blue sky" law. Seller understands and agrees that the shares of Eaton Vance Common Stock received by it pursuant to this Agreement may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except in compliance with Section 1.6(a) of this Agreement and with the Unit Holders Agreement. Seller understands and agrees that the shares of Eaton Vance

Common Stock received by it pursuant to this Agreement may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities laws (in each case to the extent applicable), and that each certificate representing shares of Eaton Vance Common Stock shall bear a legend to such effect.

     2.30 FUND RELATED ISSUES.

     (a) Other than as a subadvisor to the Funds, Seller has not acted as sponsor or advisor to any registered investment company (as defined under the 1940 Act). Each Fund is identified on Schedule 2.30(a). Seller has operated and managed each Fund in compliance with the 1940 Act and its investment objectives, policies, and descriptions, including without limitation those set forth in such Fund's prospectus or statement of additional information of such Fund.

     (b) The materials supplied by Seller or the Company to each Fund Board in connection with the approvals described in Section 6.4 of this Agreement will provide all information necessary in order to satisfy the requirements of
Section 15 of the 1940 Act, and such materials and information will be complete in all respects and will not contain any untrue statement of a material fact or omit therefrom a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

     2.31  INVESTMENT   COMPANY  ADVISORY.   Each  investment  company  advisory
agreement  of Seller (or, as of the Closing  Date,  of the  Company)  subject to
Section 15 of the 1940 Act has been duly approved at all times in compliance in all material respects with Section 15 of the 1940 Act and all other applicable Laws. Each such investment company advisory agreement has been performed by Seller (and, as of the Closing Date, will have been performed by the Company) in accordance with the 1940 Act and all other applicable Laws.

3     REPRESENTATIONS  AND  WARRANTIES OF BUYER.
      -----------------------------------------
Buyer represents and warrants to Seller and Specified Shareholders as follows, as of the date hereof and as of the Closing Date:

     3.1 STATUS; AUTHORIZATION, ETC. Buyer is a business trust duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Buyer has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Buyer shall be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Buyer shall be a party, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action of Buyer. Buyer has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the Ancillary Agreements to which it shall be a party. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered by Buyer will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms.

     3.2 NO CONFLICTS, ETC. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on any of the properties or assets of Buyer under (a) any Law applicable to Buyer or any of its properties or assets, (b) any provision of any of the Organizational Documents of Buyer, or (c) any contract, agreement or other instrument to which Buyer is a party or by which its properties or assets may be bound.

     3.3 BROKERS, FINDERS, ETC. Except for the retention of the Person set forth on Schedule 3.3, the fees and expenses of which will be borne by Buyer, all negotiations relating to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby have been carried on without the participation of any Person acting on behalf of Buyer or any of its Affiliates in such manner as to, and the transactions contemplated hereby and thereby will not otherwise, give rise to any valid claim against Seller for any brokerage, financial advisory, investment banker or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or representative of or consultant or advisor to Buyer upon consummation of the transactions contemplated hereby or thereby.

     3.4 PURCHASE FOR INVESTMENT. Buyer is purchasing the Purchased Units solely for investment, with no present intention to resell the Purchased Units. Buyer hereby acknowledges that the Purchased Units have not been registered pursuant to the Securities Act, and may not be transferred in the absence of such registration or an exemption therefrom under such Act.

     3.5 STATUTORY DISQUALIFICATION.

     (a) Neither Buyer nor any "affiliated person" thereof, as defined in the 1940 Act, (i) is ineligible pursuant to Section 9(a) of the 1940 Act to serve as an investment adviser to or principal underwriter of a registered investment company or (ii) has engaged or is currently engaging in any of the conduct specified in Section 9(b) of the 1940 Act;

     (b) Neither Buyer nor any "associated person" of Buyer, as defined in the Advisers Act, is subject to any disqualification that, upon the consummation of the transactions contemplated hereby, would be a basis for censure, denial, suspension or revocation of registration of Buyer as an investment adviser under
Section 203(e) of the Advisers Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to form the basis for, any such disqualification, denial, suspension or revocation; and

     (c) Neither Buyer nor any "associated person" of Buyer (i) is subject to a "statutory disqualification," as such terms are defined in the Exchange Act, or
(ii) is subject to a disqualification that, upon the consummation of the transactions contemplated hereby, would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of Buyer as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to form the basis for, any such censure, limitations, suspension or revocation. No fact relating to Buyer or any "control affiliate" thereof, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD.

     3.6 SATISFACTION OF CONDITIONS IN SECTION 15(F) OF THE 1940 ACT. Buyer does not have any express or implied understanding, arrangement or intention to impose an unfair burden on any Fund or successor thereto as a result of the transactions contemplated herein.

     3.7 FINANCIAL REPORTS AND SEC DOCUMENTs. Parent's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to October 31, 2000 and prior to the Closing Date under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC (collectively, Parent's "SEC DOCUMENTS"), as of the date filed, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal, recurring year-end audit adjustments in the case of unaudited statements.

4     COVENANTS OF SELLER, THE COMPANY AND THE SPECIFIED SHAREHOLDERS.
      ---------------------------------------------------------------

     4.1 CONDUCT OF BUSINESS. On and after the date hereof to the Closing Date, except as expressly required by this Agreement or the Contribution Agreement or as otherwise expressly consented to by Buyer in writing, Seller and the Specified Shareholders shall (and shall cause the Company and each other Seller Shareholder to):

          (i) carry on the business of Seller in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and significant employees, and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

          (ii) not declare dividends or distributions on, or redeem or repurchase any Units or (except as disclosed in Schedule 4.1(ii)) shares of any class of Seller's capital stock (other than distributions in respect of Taxes payable by shareholders of Seller, which (a) shall be made with Buyer's prior written consent, not to be unreasonably withheld and (b) consent to which shall not be deemed to amend, modify or waive any provision of Section 1.7 hereof), increase any obligations of Seller or the Company with respect to Indebtedness, repay any loans or other amounts outstanding to Seller or any of its Affiliates, make capital expenditures in excess of $10,000 in any case or $25,000 in the aggregate, pay any bonuses or advances against salaries except as set forth on Schedule 4.1, prepay any accounts payable, delay payment of any trade payables other than in the ordinary course of business, or make any other cash payments other than in the ordinary course of business;

          (iii) maintain all of the tangible Assets and all other tangible properties and assets owned, leased, occupied, operated or used by Seller or the Company in good repair, working order and operating condition subject only to ordinary wear and tear;

          (iv) not transfer, assign, mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien, any of the assets of Seller or the Company;

          (v) use all reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by Seller or the Company

          (vi) pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business;

          (vii) perform in all material respects all of the obligations under any Contracts, agreements or other instruments relating to or affecting any of the properties and assets of Seller and the Company (including the Assets) or the Business;

          (viii) not enter into or assume any Contract, or, except as disclosed on Schedule 4.1(viii), enter into or permit any amendment, supplement, waiver or other modification in respect thereof, except for such Contracts and amendments, supplements, waivers and modifications thereof that, individually and in the aggregate, are not material to Seller or the Company and that are entered into, assumed or permitted in the ordinary course of business and following prior notice to and consultation with Buyer;

          (ix) maintain the books of account and records of Seller and the Company in the usual, regular and ordinary manner consistent with past policies and practice;

          (x) comply in all material respects with all Laws applicable to Seller or the Company or any of their properties, assets or business;

          (xi) not compromise, settle, grant any waiver or release relating to or otherwise adjust any Litigation;

          (xii) not cause or permit any amendment, supplement, waiver or modification to or of any of its Organizational Documents;

          (xiii) use all reasonable efforts to maintain the good standing of each of Seller and the Company in their respective states of organization and in the jurisdictions in which they are qualified to do business as a foreign corporation and to maintain all Governmental Approvals and other Consents necessary for, or otherwise material to, the Business;

          (xiv) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person;

          (xv) not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 2;

          (xvi) promptly advise Buyer in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could have or result in a Material Adverse Effect or a breach of this Section 4.1;

          (xvii) not agree or otherwise commit to take any of the actions described in the foregoing paragraphs (i) through (xiv); and

          (xviii) conduct all Tax affairs relating to Seller and the Company only in the ordinary course of business, in substantially the same manner as heretofore conducted and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

     4.2 NO SOLICITATION. During the term of this Agreement, Seller and the Specified Shareholders shall not, and shall cause each other, each Representative of any of them, the Company and each other Seller Shareholder not to, (a) directly or indirectly solicit or encourage any inquiries or proposals for, or enter into or continue any discussions with respect to, the acquisition by any Person of any Units or any shares of the capital stock of Seller or any other securities of Seller or the Company, or all or substantially all of the Business or of the assets of Seller or the Company (an "ACQUISITION TRANSACTION"), or (b) furnish or permit to be furnished any non-public information concerning Seller or the Company or their business and operations to any Person (other than Buyer and its Representatives), other than information furnished in the ordinary course of business after prior written notice to and consultation with Buyer. Seller shall promptly notify Buyer of any inquiry or proposal received by Seller, the Company, any Shareholder or any Representative of any of them with respect to any such Acquisition Transaction. Seller and the Specified Shareholders shall immediately cease and cause to be terminated any existing activities, discussions or negotiations, whether involving the Company, themselves or any Representative, with any Person other than Buyer in respect of any Acquisition Transaction.

     4.3 ACCESS AND INFORMATION. Seller and the Specified Shareholders shall, and shall cause each other, each Representative of any of them, the Company and each other Seller Shareholder to, give Buyer and its Representatives, full access during reasonable business hours to all of such Person's respective properties, assets, books, contracts, commitments, reports and records relating to Seller and the Company, and furnish to them all such documents, records and information with respect to the properties, assets and business of Seller and the Company and copies of any work papers relating thereto as Buyer shall from time to time reasonably request. In addition, Seller and Shareholders shall (and shall cause each other, the Company and the Representatives of or to any of them
to) permit Buyer and its Representatives reasonable access during reasonable business hours to Seller and its lenders, customers and suppliers, other Persons with whom Seller does or has done business, and other Representatives or other personnel of Seller and the Company, as may be necessary or useful to Buyer in its judgment in connection with its review of the properties, assets and business of Seller and the Company and the above-mentioned documents, records and information. Seller and Shareholders shall (and shall cause each other, the Company and the Representatives of or to any of them to) keep Buyer generally informed as to the affairs of the Business.

     4.4 SUBSEQUENT FINANCIAL STATEMENTS AND REPORTS; FILINGS.

     (a) SUBSEQUENT FINANCIAL STATEMENTS AND REPORTS. From the date hereof to and including the Closing Date, the Seller shall (i) provide to the Buyer a report, promptly after the 15th and last day of each month, of aggregate assets under management as of such day and of aggregate annualized revenues represented by clients and customers who have consented to the Contemplated Transactions and have not terminated their relationships with the Seller and (ii) timely prepare, and promptly deliver to the Buyer, monthly financial statements, to be in scope and detail consistent with such monthly financial statements as historically distributed to Seller's senior management and as previously delivered to Buyer. Each such financial statement shall present fairly the financial position, assets and liabilities of Seller and the Company as at the date thereof and the results of its operations and its cash flows for the period then ended, in accordance with accounting policies and procedures consistent with those historically used by Seller and the Company in the preparation of such monthly financial statements.

     (b) GOVERNMENTAL FILINGS. From the date hereof to and including the Closing Date, Seller, the Company and the Specified Shareholders shall timely file, or cause to be timely filed, and concurrently deliver to Buyer, copies of each registration, report, statement, notice or other filing requested or required to be filed by any member of Seller and the Company with the Commission or any other Governmental Authority under the Exchange Act, the Securities Act or any other applicable Law. All such registrations, reports, statements, notices and other filings shall comply with applicable Law. As of their respective dates, none of such registrations, reports, statements, notices or other filings shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) FORM ADV OF THE COMPANY. Seller and the Specified Shareholders shall, and shall cause the Company and each other Seller Shareholder to, file (in each case in manner coordinated with Buyer ), or shall assist Buyer in filing, within thirty (30) days of the transfer of all or substantially all of the Seller's assets to the Company (i) a new application for investment adviser registration on Form ADV with the SEC and any state securities commissions on behalf of the Company; (ii) a notice of withdrawal from registration as an investment adviser on Form ADV-W with the SEC and any state securities commissions on behalf of the Seller; and (iii) any other schedules or filings in connection therewith as required by the SEC or applicable securities laws.

     4.5 PUBLIC ANNOUNCEMENTS. Except as required by applicable Law, Seller and the Specified Shareholders shall not (and shall cause each other, each Representative of any of them, the Company, and each other Seller Shareholder not to) make any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of Buyer.

     4.6 FURTHER ACTIONS. (a) Seller and the Specified Shareholders shall, and prior to Closing shall cause the Company and each other Seller Shareholder to, use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for each to fulfill and perform its obligations in respect of this Agreement and the Ancillary Agreements to which it is a party, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.

     (b) Seller and the Specified Shareholders shall, and prior to Closing shall cause the Company and each other Seller Shareholder to, (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR
Act) required under any Law applicable to any of them, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Governmental Approvals and Consents necessary to be obtained or made by Seller, the Company and the Shareholders, in each case in connection with this Agreement or the Ancillary Agreements or the consummation of the Contemplated Transactions.

     (c) Seller and the Specified Shareholders shall, and prior to Closing shall cause the Company and each other shareholder of Seller to, coordinate and cooperate with Buyer in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Buyer in connection with the filings and other actions contemplated by Section 5.2.

     (d) At all times prior to the Closing Date, Seller and the Specified Shareholders shall promptly notify Buyer in writing of any fact, condition, event or occurrence that could result in the failure of any of the conditions contained in Sections 7.1 and 7.2 to be satisfied, promptly upon becoming aware of the same.

     (e) If any third party whose Consent is required to transfer the benefit of any Contract or Governmental Approval to Buyer (the "Rights") does not consent to such transfer, Seller shall, at the request of Buyer and to the extent permitted by Law, enforce, use, carry out and comply with such Right against such Person as agent of Buyer, at Buyer's cost and expense and for Buyer's exclusive benefit.

     4.7 FURTHER ASSURANCES. Following the Closing Date, Seller and the Specified Shareholders shall, and shall cause each other Seller Shareholder to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements and render effective the consummation of the transactions contemplated hereby and thereby, or otherwise to carry out the intent and purposes of this Agreement (which include the transfer to Buyer of the ownership and intended related benefits of the business of Seller and the Company).

     4.8 INSURANCE. (a) In the event that, after the Closing, Buyer or any of its Affiliates (including but not limited to any member of Seller and the Company or any successor thereto) shall suffer any loss, arising out of a third party claim or otherwise, that Buyer in good faith notifies Seller would be covered by any insurance policy maintained by or for the benefit of Seller or any Specified Shareholder or other Seller Shareholder (an "Insured Claim"), Seller and the Specified Shareholders shall, and shall cause each other Seller Shareholder to, present and diligently prosecute a claim for payment under such policy in respect of such loss, and pay to Buyer the proceeds of such claim under such policy as reimbursement in respect of the amount of such loss, subject to the provisions of this Section 4.8.

     (b) Seller and the Specified Shareholders shall not be obligated to present or prosecute any claim under any such insurance policy with respect to any Insured Claim unless (i) such Insured Claim is based upon bodily injury, property damage, wrongful or other acts or another condition or event that arose or occurred (as determined under the applicable insurance policy) prior to the

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

Closing and (ii) Buyer or the relevant Affiliate of Buyer cooperates fully at its expense with Seller's or such Specified Shareholder's (as the case may be) insurers in the investigation of such Insured Claim and (in the case of any Insured Claim arising out of a third party claim) the defense thereof.

     (c) The amount of proceeds of any such insurance claim to be paid over to Buyer shall be limited to the amount actually received by Seller and the Specified Shareholders from their insurers with respect to such claim (net of any self-insured retention amount, deductible amount, or other amount that Seller and the Specified Shareholders are required to reimburse their insurers under their contractual agreements with them, in each case with respect to such claim), minus the aggregate amount of all reasonable out-of-pocket expenses incurred by Seller and the Specified Shareholders in presenting and prosecuting such claim (to the extent not paid or reimbursed by its insurers). Buyer shall reimburse Seller and the Specified Shareholders, upon written demand by Seller and Shareholders (accompanied by evidence reasonably satisfactory to Buyer), for such amount as Seller and the Specified Shareholders are required to pay and does pay by way of retrospective premium adjustment in respect of such insurance policy on account of any payment by the insurer thereunder in respect of such claim.

     (d) Nothing contained in this Section 4.8 shall require any member of Seller or any Specified Shareholder to keep in force and effect after the Closing any insurance coverage in effect at the time of the Closing. Seller and the Specified Shareholders shall give Buyer (i) 30 days' prior written notice before any of them terminates any insurance coverage in effect at the time of the Closing and applicable to Seller or the Company and (ii) prompt written notice in the event that any of them receives notice from the insurer providing such coverage that such coverage is being cancelled or is not being renewed.

     4.9 MANAGED ACCOUNTS CONSENTS. As promptly as practicable after the execution of this Agreement, Seller shall cause each Client of the Business to be informed of the Contemplated Transactions and shall request that the Client provide the respective Client consent to the Contemplated Transactions. In order to be treated as a Client Consent received for purposes of Section 1.7, a consent under this Section 4.9 must (i) if a Client Consent described in clause
(a) of the definition thereof, be given in writing by the respective Client or customer and received, (ii) if a Client Consent described in clause (b) of the definition thereof, be executed in writing by the respective Client and received, and (iii) if a Client Consent described in clause (c) of the definition thereof, have had the requisite period since notice pass without objection, in each case prior to the applicable dates set forth in such sections.

     4.10 USE OF FOX NAME. At or prior to Closing, Seller shall change its name to a name bearing no resemblance to the name "Fox Asset Management, Inc." or any derivative thereof.

5     COVENANTS OF BUYER.
      ------------------

     5.1 PUBLIC ANNOUNCEMENTS. Prior to the Closing, except as required by any applicable Law, Buyer shall not, and shall not permit any of its Affiliates to, make any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of Seller.

     5.2 FURTHER ACTIONS. (a) Buyer shall use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for Buyer to fulfill and perform its obligations in respect of this Agreement and the Ancillary Agreements to which it is a party, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.

     (b) Buyer shall, as promptly as practicable, (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR Act) required under any Law applicable to Buyer, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Governmental Approvals and Consents necessary to be obtained or made by Buyer, in each case in connection with this Agreement or the Ancillary Agreements, the sale and transfer of the Purchased Units pursuant hereto, or the consummation of the other transactions contemplated hereby or thereby.

     (c) Buyer shall coordinate and cooperate with Seller in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Seller in connection with the filings and other actions contemplated by Section 4.6.

     (d) At all times prior to the Closing Date, Buyer shall promptly notify Seller in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Sections 7.1 and 7.3 to be satisfied, promptly upon becoming aware of the same.

     5.3 SECTION 15(F) OF THE 1940 ACT.

     (a) Buyer acknowledges that each of Seller, the Company and the Shareholders have entered into this Agreement in reliance upon their belief that the transactions contemplated by this Agreement qualify for the benefits and protections provided by Section 15(f) of the 1940 Act. Buyer will not take, and will use reasonable best efforts to cause its Affiliates not to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the 1940 Act not to be met in respect of this Agreement and the transactions contemplated hereunder. In that regard, Buyer will conduct its business and will use its reasonable best efforts to cause each of its Affiliates to conduct its business, so as to enable, insofar as within the control of Buyer or its Affiliates (i) for a period of three years after the Closing, at least 75% of the members of the board of each Fund not to be (A) "interested persons" of the investment adviser of the Funds after the Closing, or (B) "interested persons" of the Shareholders, and (ii) for a period of two years after the Closing, there will not be imposed on the Funds an "unfair burden" as a result of the transactions contemplated hereby, or any terms, conditions or understandings applicable thereto; provided, however, that if Buyer or any of its Affiliates will have obtained an order from the SEC exempting it from the provisions of Section 15(f), while still maintaining the "safe harbor" provided by Section 15(f), then this covenant will be deemed to be modified to the extent necessary to permit Buyer and its Affiliates to act in a manner consistent with such SEC exemptive order.

     (b) For a period of three years from the Closing, Buyer will not, and will use reasonable best efforts to cause its Affiliates not to, voluntarily engage in any transaction that would constitute an "assignment" of the investment advisory agreements between Buyer or any Affiliate of the Buyer and the Funds (or the successors thereto), without first obtaining a covenant in all material respects the same as that contained in this Section 6.3.

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

     (c) The terms used in quotations in this Section 5.3 will have the meanings set forth in Sections 2(a)(4), 2(a)(19) and 15(f) of the 1940 Act.

6     COVENANTS OF BUYER, SELLER, AND THE SHAREHOLDERS.
      ------------------------------------------------

     6.1 TAXES.

     (a) ALLOCATION OF PURCHASE PRICE. Buyer, the Company, Seller and the Shareholders agree to allocate the Purchase Price and liabilities of the Company (plus other relevant items) to the assets of the Company for all purposes (including Tax and financial accounting) in accordance with an allocation schedule to be prepared by Buyer (the "ALLOCATION SCHEDULE"). Such Allocation Schedule shall be prepared by Buyer in accordance with applicable provisions of the Code as soon as is reasonably practicable after delivery to Seller of the Closing Date Balance Sheet, and shall be prepared in consultation with and be subject to the written approval of Seller, which approval shall not be unreasonably withheld. Buyer, the Company, Seller, and Shareholders shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the allocation set forth on the Allocation Schedule.

     (b) TAX AUDITS. Buyer shall promptly notify Seller and the Shareholders in writing within ten days from its receipt of notice of any pending or threatened Tax audits or assessments with respect to the Company or Buyer or any of their Affiliates, that may affect the Tax liabilities of the Company for taxable periods ending on or prior to the Closing Date. Buyer shall have the right to represent the interests of the Company in any such Tax audit or administrative or court proceeding. Buyer, the Company, Seller and the Shareholders shall cooperate with respect to any Tax audit or administrative or court proceeding relating to Taxes referred to in this Section 6.1(b), PROVIDED, that such cooperation shall not unreasonably interfere with the conduct of the business of the parties.

     (c) TRANSACTION-RELATED TAXES. All sales and transfer Taxes (including stock transfer Taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller and the Shareholders, and Seller and the Shareholders shall, at their own expense, file or prepare for filing all necessary Tax Returns and other documentation with respect to all such sales or transfer Taxes and, if required by applicable law or if necessary to secure any applicable exemption, Buyer shall join in the execution of any such Tax Returns or other documentation.

     (d) TAX INDEMNIFICATION. Seller and the Specified Shareholders shall pay, indemnify, defend and hold harmless Buyer and the Company (the "TAX INDEMNITEES") against all Taxes attributable to Seller or the Company with respect to any taxable period, or portion thereof, ending on or prior to the Closing Date. Notwithstanding any other provision of this Agreement, the obligation of Shareholders to indemnify and hold harmless the Tax Indemnitees from taxes under this Section 6.1(d) shall begin on the Closing Date and end
(90) days following the expiration of the relevant limitations period applicable to the assessment and collection of any Taxes for and against which the Tax Indemnitees are indemnified and held harmless by Seller and Shareholders hereunder, to the extent that a claim for indemnity hereunder has not theretofore been made in writing.

     6.2 TRANSITIONAL ARRANGEMENTS. Promptly following the execution of this Agreement, representatives of Seller and the Shareholders shall, at the request of Buyer, meet with representatives of Buyer, at such times as may be reasonable, to coordinate the transition of the Business as contemplated by this Agreement and to coordinate the handling of such other matters as Seller, Shareholders and Buyer consider appropriate.

     6.3 EATON VANCE STOCK OPTIONS.

     (a) 2001 OPTIONS. At Closing, Buyer shall cause Parent to grant to each person set forth on Exhibit C hereto, subject to the terms and conditions of the Eaton Vance 1998 Stock Option Plan and to a Stock Option Agreement in substantially the form of Exhibit D hereto, the option to purchase shares of Eaton Vance Common Stock from Parent at an exercise price equal to the closing price of Eaton Vance Common Stock on the NYSE on the Closing Date (or, if the NYSE is not open for trading on the Closing Date, the trading date immediately following the Closing Date) (each, a "2001 OPTION"). Each 2001 Option shall vest in 20% increments on each of the first five anniversaries of the Closing Date, and shall expire on the tenth anniversary of the Closing Date. To the greatest extent legally permissible, the options granted to each person pursuant to this Section shall be incentive stock options. The aggregate number of shares of Eaton Vance Common Stock to be subject to the 2001 Options shall equal $2,500,000 divided by the closing price of Eaton Vance Common Stock on the NYSE on the Closing Date, and shall be allocated among the persons listed on Exhibit C hereto in accordance with the percentages set forth next to the name of each.

     (b) ADDITIONAL OPTIONS. At Closing, Buyer shall cause Parent to grant to each person set forth on Exhibit E hereto, subject to the terms and conditions of the Eaton Vance 1998 Stock Option Plan and a Stock Option Agreement in substantially the form of Exhibit F hereto, the option to purchase shares of Eaton Vance Common Stock from Parent at an exercise price equal to the closing price of Eaton Vance Common Stock on the NYSE on the Closing Date (or, if the NYSE is not open for trading on the Closing Date, the trading date immediately following the Closing Date) (each, an "ADDITIONAL OPTION" and, together with the 2001 Options, the "EATON VANCE STOCK OPTIONS"). Each Additional Option shall vest in 20% increments on each of the third through seventh anniversaries of the Closing Date, and shall expire on the tenth anniversary of the Closing Date. To the greatest extent legally permissible, the options granted to each person pursuant to this Section shall be incentive stock options. The aggregate number of shares of Eaton Vance Common Stock to be subject to the Additional Options shall equal $1,500,000 divided by the closing price of Eaton Vance Common Stock on the NYSE on the Closing Date, and shall be allocated among the persons listed on Exhibit E hereto in accordance with the percentages set forth next to the name of each.

     (c) CERTAIN FUTURE OPTIONS. Prior to the third anniversary of the Closing Date, Buyer shall cause Parent to grant to such employees of the Company as the Company may determine options to purchase an aggregate number of shares of Eaton Vance Common Stock having an aggregate exercise price equal to $500,000. The exercise price in respect of each share of Eaton Vance Common Stock subject to any such post-Closing option grant shall be the closing price of Eaton Vance Common Stock on the date of the respective grant. Each option granted pursuant to this Section 6.3(c) shall be subject to the terms and conditions of the Eaton Vance 1998 Stock Option Plan or the successor plan thereto and to the terms and conditions of Parent's stock option agreement thereunder, and shall contain such terms as to vesting set forth therein or otherwise as the Parent and the Company may agree. To the greatest extent legally permissible, the options granted to each employee pursuant to this Section shall be incentive stock options.

     6.4 BOARD AND SHAREHOLDER APPROVALS; SEC FILINGS.

     (a) In connection with any Fund Shareholder Approval required to be obtained under the 1940 Act and/or the respective Advisory Agreement, Seller shall use all commercially reasonable efforts to cause each Fund to prepare, file and distribute the necessary proxy statements, as soon as reasonably practicable after the date of this Agreement. In connection with such proxy statements, Seller, the Specified Shareholders, the Company and Buyer shall cooperate with each other and with the boards of directors, trustees or comparable governing bodies of each Fund, including providing such information as may be reasonably requested for inclusion in such proxy statements.

     (b) Prior to the earlier of the Closing Date or the termination of this Agreement, Seller, the Company and Buyer shall cooperate with each other and each shall endeavor in good faith to cause each Fund to file supplements, revised prospectuses or post-effective amendments to that Fund's registration statement on Form N-1A or S-6, as appropriate, which supplements, revised prospectuses or amendments shall reflect changes as necessary in that Fund's affairs as a consequence of the Contemplated Transactions, and shall cooperate with one another in causing each Fund to prepare and make any other filing necessary to satisfy disclosure requirements to enable the public distribution of the shares of beneficial interest of that Fund to continue unabated after the Closing.

     (c) Seller, the Company and each Specified Shareholder covenant that any information or data provided by any of them that describes Seller, the Company, the Funds or their Affiliates or any of their business operations or plans for inclusion in any filings with the SEC or the NASD or any other regulatory body after the date of this Agreement (which will include all information with respect to changes in the Funds' affairs as a consequence of the transactions pursuant to this Agreement) will not contain, at the time any such filings become effective or are furnished to the Funds' shareholders or to the SEC or the NASD or any other regulatory body, any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they are made.

     (d) Buyer covenants that any information or data provided by it that describes Buyer or its Affiliates for inclusion in any filings with the SEC or the NASD or any other regulatory body after the date of this Agreement (which will include all information with respect to changes in the Funds' affairs as a consequence of the transactions pursuant to this Agreement) will not contain, at the time any such filings become effective or are furnished to the Funds' shareholders or to the SEC or the NASD or any other regulatory body, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made.

     (e) All costs and expenses relating to filings on behalf of the Funds or solicitations of the shareholders of the Funds, including, but not limited to legal, printing, and mailing expenses, not paid by the Funds shall be paid by Seller and the Specified Shareholders.

     6.5 PARTNERSHIPS. Seller shall not, and the Specified Shareholders shall cause Seller not to, withdraw from any Partnership any amounts in respect of Seller's capital accounts in such Partnerships or other investments therein. Buyer may elect, at any time prior to the third business day prior to the Closing Date, to notify Seller that it does not desire for Seller's interest in the Partnerships to be contributed to the Company, in which case such interests shall be treated as Retained Assets under the Contribution Agreement; provided, that Buyer may elect to require Seller to cause any or all Partnerships to enter into advisory agreements with the Company for services, and at fees, comparable to those currently provided.

7     CONDITIONS PRECEDENT.
      --------------------

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of Seller, the Shareholders, the Company and Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (a) NO INJUNCTION, ETC. Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; and no such Law that would have such an effect shall have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement or the Ancillary Agreements. No action or proceeding shall be pending or threatened by any Governmental Authority or other Person on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby or by the Ancillary Agreements, or to recover any material damages or obtain other material relief as a result of such transactions, or that otherwise relates to the application of any such Law.

     7.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, which Seller, the Company and the Specified Shareholders agree to use reasonable efforts to cause to be fulfilled:

     (a) REPRESENTATIONS, PERFORMANCE. (i) The representations and warranties of Seller, the Company and the Specified Shareholders contained in Section 2 or in any Ancillary Agreement (i) shall be true and correct in all material respects at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          (ii) Seller, the Company and Specified Shareholders shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date.

          (iii) Seller, the Company and the Specified Shareholders shall have delivered to Buyer a certificate, dated the Closing Date and executed by
     (X) an authorized officer of Seller, (Y) an authorized officer of the Company, and (Z) each Specified Shareholder, to the effect set forth above in this Section 7.2.

     (b) DELIVERY OF PURCHASED UNITS. At the Closing Seller shall have delivered all of the certificates for the Purchased Units as provided in Section 1.2.

     (c) CONSENTS. All Governmental Approvals and Consents required to be made or obtained by Seller in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby shall have been made or obtained, except for Consents (other than Governmental Approvals) the failure of which to be made or obtained, individually and in the aggregate, could not have or result in a Material Adverse Effect, or materially impair the ability of Seller or any Seller Shareholder to perform its respective obligations hereunder and under the Ancillary Agreements or the ability of Buyer, following the Closing, to continue to conduct the Business. Complete and correct copies of all such Governmental Approvals and Consents shall have been delivered to Buyer.

     (d) LICENSES. Seller and the Company shall have received the licenses in form and substance satisfactory to Buyer, in respect of Intellectual Property under licenses specified or required to be specified in Schedule 2.13(b) or (c).

     (e) RESIGNATION OF DIRECTORS. All directors, managers and officers of the Company not provided for through the Employment Agreements and whose resignations shall have been requested by the Buyer not less than five (5) days prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date.

     (f) FIRPTA CERTIFICATE. Seller shall have delivered to Buyer a certificate, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that Seller is not a foreign person within the meaning of the Code and applicable Treasury Regulations.

     (g) CONTRIBUTION AGREEMENT. Seller and the Company shall have duly executed and delivered the Contribution Agreement.

     (h) EMPLOYMENT AGREEMENTS. Each Person designated on Exhibit G hereto shall have executed and delivered their respective Employment Agreement with the Company in substantially the form of the Employment Agreement attached as Exhibit H hereto (collectively, the "Employment Agreements").

     (i) STOCK OPTION  AGREEMENTS.  Each Person  designated  on Exhibits C and E
hereto  shall  have  executed  and  delivered  their   respective  Stock  Option
Agreement.

     (j) REGISTRATION RIGHTS AGREEMENT. Seller shall have executed and delivered the Registration Rights Agreement, and each Seller Shareholder shall have executed and delivered a joinder thereto.

     (k) COMPANY OPERATING AGREEMENT. Seller shall have executed and delivered the Company Operating Agreement.

     (l) UNIT HOLDERS AGREEMENT. Seller and the Company and each Seller Shareholder shall have executed and delivered the Unit Holders Agreement.

     (m) NONCOMPETITION  AGREEMENTS.  Seller and each other Person designated on
Schedule 7.2(m) shall have executed and delivered a Noncompetition Agreement in substantially the form attached as Exhibit I, with such additional or modified terms as are set forth on Schedule 7.2(m).

     (n) ANCILLARY AGREEMENTS. Each other Ancillary Agreement shall have been executed and delivered by Seller, the Company and each Seller Shareholder designated a party thereto, and shall be satisfactory in form and substance to Buyer in its reasonable judgment.

     (o) OPINION OF COUNSEL. Buyer shall have received an opinion, addressed to it and dated the Closing Date, from Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, as to the matters set forth in Exhibit J and as to such other matters as may be reasonably requested by Buyer, in form and substance satisfactory to Buyer.

     (p) CLIENT CONSENTS. The Company shall have received Client Consents from Clients representing aggregate annualized fee revenues that are at least equal to 80% of Expected Annualized Fee Revenues (excluding, for such purposes, Clients who were not Clients of Seller at June 30, 2001.

     (q) REAL ESTATE MATTERS. Buyer shall have received a current estoppel certificate from the landlord under each Lease certifying to Buyer (i) that such Lease has not been amended, modified or supplemented and is in full force and effect, (ii) that all rent and other sums and charges payable under such Lease are current and setting forth the date through which such payments have been made, (iii) the amount of any security or other similar deposit held by the landlord, (iv) that no notice of default or termination under such Lease is outstanding, (v) that to the best of the landlord's knowledge, no uncured default or termination event exists under such Lease and no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute a default or termination event, (vi) that the consummation of the transactions herein provided for shall not constitute a default under such Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder, and (vii) as to such other matters as Buyer may reasonably request. Each estoppel certificate shall otherwise be in form satisfactory to Buyer in its reasonable judgment.

     (r) CORPORATE AND OTHER PROCEEDINGS. All corporate, partnership and other proceedings of Seller, the Company and the shareholders of Seller in connection with the Contemplated Transactions, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the buyer and its counsel in their reasonable judgment, and Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

     7.3 CONDITIONS TO OBLIGATIONS OF SELLER, THE COMPANY AND THE SPECIFIED SHAREHOLDERS. The obligation of Seller, the Company and the Specified Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following additional conditions, which Buyer agrees to use reasonable efforts to cause to be fulfilled:

     (a) REPRESENTATIONS, PERFORMANCE, ETC. (i) The representations and warranties of Buyer contained in Section 3 (x) shall be true and correct in all material respects at and as of the date hereof and (y) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made at and as of such time.

          (ii) Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          (iii) Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer to the effect set forth above in this Section 7.3.

     (b) CORPORATE PROCEEDINGS. All corporate proceedings of Buyer in connection with the Contemplated Transactions, and all documents and instruments incident thereto, shall be satisfactory in form and substance to Seller, the Specified Shareholders and their counsel in their reasonable judgment, and Seller and the Specified Shareholders and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

     (c) EMPLOYMENT AGREEMENTS. Buyer shall have executed and delivered the Employment Agreements.

     (d) STOCK OPTION AGREEMENTS. Parent shall have executed and delivered the Stock Option Agreements.

     (e) REGISTRATION RIGHTS AGREEMENT. Parent shall have executed and delivered the Registration Rights Agreement.

     (f) COMPANY OPERATING AGREEMENT. Buyer shall have executed and delivered the Company Operating Agreement.

     (g) UNIT HOLDERS AGREEMENT. Buyer shall have executed and delivered the Unit Holders Agreement.

8     TERMINATION.

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

     (a) By the written agreement of Buyer and Seller;

     (b) By Seller or Buyer by written notice to the other party after 5:00 p.m. New York City time on October 31, 2001, if the transactions contemplated hereby shall not have been consummated pursuant hereto, unless (i) such date is extended by the mutual written consent of Seller and Buyer or (ii) the failure to consummate the transactions contemplated hereby by such date shall be due to the breach by the terminating party of any of its representations, warranties or covenants in this Agreement or any Ancillary Agreement; or

     (c) By either Buyer or Seller by written notice to the other party if:

          (i) the representations and warranties of the other party shall not be true and correct in all material respects at and as of the date when made, or shall not be true and correct in all material respects as of the Closing Date as though made on and as of such date (provided, that if any such breach is capable of being cured it shall not be grounds for termination hereunder unless it shall not have been cured within ten days following notice of such breach),

          (ii) the other party shall (and the terminating party shall not) have failed to perform and comply with, in all material respects, all agreements, covenants and conditions hereby required to have been performed or complied with by such party prior to the time of such termination, and such failure shall not have been cured within fifteen days following notice of such failure, or

          (iii) any event, shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the Contemplated Transactions prior to October 31, 2001, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing.

     8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 8.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, Representatives, stockholders or Affiliates, except as specified in Sections 6.3 and 11.1 and except for any liability resulting from such party's willful or intentional material breach of this Agreement.

9     INDEMNIFICATION.
      ---------------

     9.1 INDEMNIFICATION BY SELLER AND THE SPECIFIED SHAREHOLDERS.

     (a) Seller and the Specified Shareholders (and, if Closing shall not have occurred, the Company) jointly and severally covenant and agree to defend, indemnify and hold harmless each of Buyer and its Affiliates (including, after Closing, the Company) and their respective officers, directors, employees, agents, advisers and representatives (collectively, the "BUYER INDEMNITEES") from and against, and pay or reimburse Buyer Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, Litigation, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "LOSSES"), resulting from or arising out of:

          (i) any inaccuracy (determined in accordance with the final sentence of this Section 9.1(a))of any representation or warranty when made or deemed made by Seller or any Specified Shareholder herein or in connection herewith or therewith;

          (ii) any failure of Seller or any Specified Shareholder to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof or thereof; and

          (iii)  any  Excluded   Liability  (as  defined  in  the   Contribution
     Agreement).

     (b) Except for inaccuracies in the representations and warranties contained in Sections 2.1, 2.2, 2.4, 2.9 and 6.1, Seller and the Specified Shareholders shall not be required to indemnify Buyer Indemnitees with respect to any claim for indemnification pursuant to clauses (i) or (ii) of Section 9.1(a), unless and until the aggregate amount of all claims against Seller under this Section
9.1 exceeds $500,000.00, at which point Seller and Specified Shareholders shall be liable for the full amount of all such Losses, provided, however, that the aggregate liability of Seller and the Specified Shareholders to Buyer under clauses (i) and (ii) of this Section 9.1 shall not exceed the Purchase Price.

     9.2 INDEMNIFICATION BY BUYER. (a) Buyer covenants and agrees to defend, indemnify and hold harmless Seller from and against any and all Losses resulting from or arising out of (i) any inaccuracy in any representation or warranty made by Buyer herein or under any of the Ancillary Agreements or in connection herewith or therewith; or (ii) any failure of Buyer to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof or thereof.

     (b) Except for inaccuracies in the representations and warranties contained in Section 3.1, Buyer shall not be required to indemnify Seller with respect to any claim for indemnification pursuant to clauses (i) or (ii) of Section 9.2(a), unless and until the aggregate amount of all claims against Buyer under this
Section 9.2 exceeds $500,000.00, at which point Buyer shall be liable for the full amount of all such Losses, PROVIDED, HOWEVER, that the aggregate liability of Buyer to Seller under this Section 9.2 shall not exceed the Purchase Price.

     9.3 INDEMNIFICATION PROCEDURES. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "INDEMNIFIED PARTY"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, PROVIDED, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and
(ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or (in the case of an Indemnified Party that is a Buyer Indemnitee) the ability of any member of Seller and the Company to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, PROVIDED, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand. In any event, Seller and Buyer shall cooperate in the defense of any claim or litigation subject to this
Section 9 and the records of each shall be available to the other with respect to such defense.

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

     9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All claims for indemnification under clause (i) of Section 9.1(a) or clause (i) of Section 9.2
(a) with respect to the representations and warranties contained herein must be asserted on or prior to the date that is 30 days after the termination of the respective survival periods set forth in this Section 9.4, and all lawsuits with respect to such claims must be brought within the proper periods as specified by the applicable statutes of limitations. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

     (a) except as set forth in clause (b) below, the representations and warranties contained in Section 2 and Section 3 shall survive for a period ending on the second anniversary of the Closing Date; and

     (b) the representations and warranties of Seller contained in Sections 2.1, 2.2, 2.4, 2.9, 2.17 and 2.20(c)(ii) shall survive indefinitely, PROVIDED, that a representation or warranty in Sections 2.1, 2.2, 2.4, 2.9, 2.17 or 2.20(c)(ii) as to a matter in respect of which applicable state and federal statutes of limitation would, as of a date certain, make it impossible for any Buyer Indemnitee to incur, realize or suffer any Loss in respect of a breach thereof shall survive only until the expiration of such statutes of limitations (including any extensions thereof).

     9.5 PAYMENT ADJUSTMENTS, ETC. (a) Any indemnity payment made by the Seller to the Buyer Indemnitees, on the one hand, or by the Buyer to the Seller, on the other hand, pursuant to this Section 9 in respect of any claim (i) shall be net of an amount equal to (x) any insurance proceeds realized by and paid to the Indemnified Party minus (y) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any correspondent increases in insurance premiums or other chargebacks attributable to the respective claim, and (ii) shall be (A) reduced by an amount equal to the Income Tax benefits, if any, attributable to such claim and (B) increased by an amount equal to the Income Taxes, if any, attributable to the receipt of such indemnity payment, but only to the extent that such Tax benefits are actually realized, or such Income Taxes are actually paid, as the case may be, by the Seller or the Buyer Indemnitees or any consolidated, combined or unitary group of which any Buyer Indemnitee or the Seller is a member. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to Section 9; PROVIDED, that the Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any correspondent increase in insurance premiums or other chargebacks to the Indemnified Party attributable to the respective claim, as the case may be, would exceed the value of the claim for which the Indemnified Party is seeking indemnification pursuant to this Section 9.

     (b) The provisions of this Section 9 shall in no way limit, supersede or otherwise affect the rights of any party under Section 1.7, and nothing contained in Section 1.7 relating to an adjustment to the Purchase Price shall limit, supersede or otherwise affect the rights of any party under this Section 9; PROVIDED, that no party shall be entitled to be compensated more than once for the same Loss.

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

     (c) The indemnity provided for in this Section 9 shall be the sole and exclusive remedy of the Buyer or the Seller, as the case may be, after the Closing for any breach of this Agreement PROVIDED, that nothing herein shall limit in any way any such party's remedies in respect of fraud or intentional misrepresentation or omission by the other party in connection herewith or with any Ancillary Agreement or the transactions contemplated hereby or thereby or any party's right to seek injunctive relief.

10     DEFINITIONS.
       -----------

     10.1 TERMS GENERALLY. The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The definitions given for terms in this Section 10 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

     10.2 CERTAIN TERMS. Whenever used in this Agreement (including in the Schedules), the following terms shall have the respective meanings given to them below or in the Sections indicated below:

          1940 Act: the Investment Company Act of 1940, as amended.

          2001 Option: as defined in Section 6.3(a).

          2004 Contingent Purchase Payment: as defined in Section 1.5(a).

          2005 Contingent Purchase Payment: as defined in Section 1.5(b).

          2005 Make-Whole Payment: as defined in Section 1.5(c).

          2006 Make-Whole Payment: as defined in Section 1.5(d).

          Acquisition Transaction: as defined in Section 4.2.

          Additional Option: as defined in Section 6.3(b).

          Advisers Act: the Investment Advisors Act of 1940, as amended.

          Advisory Agreement: each Contract relating to the provisions of investment management or investment advisory services by the Company or Seller to any Person, including the Partnership Agreements and any sub-advisory, "wrap fee" or similar agreement.

          Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under

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

     common control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          Agreement: this Unit Purchase Agreement, including the Exhibits and Schedules hereto.

          Allocation Schedule: as defined in Section 6.1(a).

          Ancillary Agreements: the Stock Option Agreements, the Company Operating Agreement, the Registration Rights Agreement, the Contribution Agreement, the Employment Agreements and other agreements necessary to consummate the Contemplated Transactions.

          Assets: as defined in Section 2.10.

          Balance Sheet: the audited balance sheet of Seller as of December 31, 2000, included in the Financial Statements.

          Business: the business and operations of Seller and the Company as previously or currently conducted.

          Buyer: as defined in the first paragraph of this Agreement.

          Buyer Indemnitees: as defined in Section 9.1.

          Cash Equivalents: (a) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (b) commercial paper with a maturity of less than one hundred-eighty (180) days or less issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-2 by Standard and Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., (c) time deposits with, and certificates of deposits and banker's acceptances issued by, any bank having capital surplus and undivided profits of not less than $100,000,000 and maturing not more than one hundred-eighty (180) days from the date of creation thereof, (d) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (a) and are with a bank described in clause (c), and (e) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Standard and Poor's Corporation or Moody's Investors Service, Inc..

          CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.ss. 9601 et seq.

          Client: any Person (including any Fund) whose account is managed and advised pursuant to an Advisory Agreement.

          Client Consent: any of (a) the written consent of a Client to the Contemplated Transactions, substantially in the form of Exhibit K hereto,
     (b) to the extent contemplated by Section 4.9, the entry by a Client into a new Advisory Agreement with the Company to be effective on the Closing Date containing those terms that Buyer shall reasonably request, or (c) the failure of a Client to object to the assignment or deemed assignment of such Client's Advisory Agreement in connection with the Contemplated
     Transactions within 90 days of written notice of the Contemplated Transactions having been transmitted to such Client but only if counsel for EVA determines in good faith that such negative consent is permitted by both the express terms of the Client's Advisory Agreement and by applicable Law and SEC interpretations.

          Client Consents Adjustment: as defined in Section 1.7(b).

          Client Consents Adjustment Notice: as defined in Section 1.7(b).

          Closing: as defined in Section 1.4.

          Closing Date: as defined in Section 1.4.

          Closing Date Balance Sheet: as defined in Section 1.7(a).

          Closing Date Working Capital: as defined in Section 1.7(a)

          Code: the Internal Revenue Code of 1986, as amended.

          Company: as defined in the first recital to this Agreement.

          Company Income Statement: in respect of any calendar year, the audited income statement of the Company, prepared on a basis consistent with GAAP, and setting forth Adjusted EBIT of the Company for such calendar year.

          Company Intellectual Property: as defined in Section 2.13(b).

          Company Operating Agreement: the Operating Agreement of the Company in the form attached as Exhibit L.

          Consent: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

          Contemplated Transactions: the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, the purchase and sale of the Purchased Units and the contribution and assumption transactions described in the Contribution and Assumption Agreement.

          Contingent Purchase Payments: as defined in Section 1.1.

          Contract: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, licenses, franchises, permits, powers of attorney, purchase orders, leases, and other agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral, to which the Company is a party or by which they or any of their properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses (a) through (o) below:

          (a)  leases,  subleases,  licenses,  occupancy  agreements,   permits,
          franchises, insurance policies, agreements, Governmental Approvals and other Contracts concerning or relating to the Real Property;

          (b) employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Contracts (other than the Plans) relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding), including sales agency or distributorship agreements or arrangements for the sale of any of the products or services of any member of Seller and the Company;

          (c) loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, instruments and other contracts relating to the borrowing of money or obtaining of or extension of credit;

          (d) licenses, licensing arrangements and other Contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

          (e) finder's Contracts;

          (f) joint venture, partnership and similar Contracts involving a sharing of profits or expenses;

          (g) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of Seller or the Company, any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any Person by Seller, the Company, or the Seller Shareholders, within the last ten years, or involving continuing indemnity or other obligations;

          (h) Contracts prohibiting or materially restricting the ability of the Company to conduct the business of the Company, to engage in any business or operate in any geographical area or to compete with any Person;

          (i) orders and other Contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $10,000 in each case or $25,000 in the aggregate;

          (j) orders and other Contracts with or for the direct or indirect benefit of Seller or any Affiliate of Seller (other Seller and the Company) (whether or not legally binding);

          (k) Contracts providing for future payments that are conditioned, in whole or in part, on a change in control of Seller or the Company;

          (l) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

          (m) Contracts not entered into in the ordinary course of business;

          (n) Contract or series of related Contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $10,000 per annum or an aggregate of $25,000 under the term of the Contract;

          (o) Advisory Agreements; and

          (p)  Contracts   that  are  or  will  be  material  to  the  business,
          operations, results of operations, condition (financial or otherwise), assets or properties of Seller or the Company.

          Contribution Agreement: as defined in Section 2.6(a).

          Current Shareholders Agreement: as defined in Section 2.2(d).

          Eaton Vance Common Stock: the Non-Voting Common Stock, par value $0.0078125 per share, of Parent.

          Eaton Vance Stock Options: as defined in Section 6.3(b).

          Employees: as defined in Section 2.20(a).

          Employment Agreements: as defined in Section 7.2(h).

          Environmental Laws: all Laws relating to the protection of the environment, to human health and safety, or to any Environmental Activity, including, without limitation, (a) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials, and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended.

          Exchange Act: the Securities Exchange Act of 1934, as amended.

          Expected Annualized Fee Revenues: as defined in Section 1.7(b).

          Financial Statements: the financial statements of the Seller as at and for the six-month period ended June 30, 2001 and the years ended December 31, 2000, 1999 and 1998, and as at the end of and for each fiscal quarter ending after June 30, 2001 and prior to the Closing Date, together with reports on such year-end statements by Wiss & Company, LLP, the Seller's independent public accountants, including in each case a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows, and accompanying notes.

          Funds: each registered investment company (as defined in the 1940 Act) or series or portfolio thereof for which Seller acts as sub-adviser pursuant to an Advisory Agreement set forth on Schedule 2.12(a).

          Fund Board: the board of directors or trustees (or equivalent governing body) of each Fund.

          Fund Shareholder Approvals: the approval by the shareholders of each Fund of the Contemplated Transactions.

          GAAP: as defined in Section 2.6(b).

          Governmental Approval: any Consent of, with or to any Governmental Authority.

          Governmental Authority: any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

          Hazardous Materials: any substance that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials (b) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

          Holdback Amount: as defined in Section 1.7(b).

          Income Tax: any Tax computed in whole or in part based on or by reference to net income and any alternative, minimum, accumulated earnings or personal holding company Tax (including all interest and penalties thereon and additions thereto).

          Income Tax Return: any return, report, declaration, form, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Indebtedness:  as applied to any Person,  means,  without duplication,
     (a) all indebtedness for borrowed money, (b) all obligations evidenced by a note, bond, debenture, letter of credit, draft or similar instrument, (c) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (d) notes payable and drafts accepted representing extensions of credit, (e) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, and (f) all indebtedness and obligations of the types described in the foregoing clauses (a) through (e) to the extent secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

          Indemnified Party: as defined in Section 9.3.

          Indemnifying Party: as defined in Section 9.3.

          Independent Accountants: as defined in Section 1.5(g).

          Initial Cash Percentage: as defined in Section 1.2.(a)

          Initial Payment: as defined in Section 1.1.

          Initial Stock Percentage: as defined in Section 1.2.(a)

          Insured Claim: as defined in Section 4.8(a).

          Intellectual Property: the United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, the United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

          Interest: for any period of determination, the daily yield of shares of Eaton Vance Cash Management Fund for each day within such period.

          IRS: the Internal Revenue Service.

          Knowledge: with respect to any natural person, actual knowledge or knowledge reasonably obtainable by such person upon due inquiry with respect to any statement made subject to such knowledge; and, with respect to any other Person, the actual knowledge of its officers and directors (or, if none, persons of comparable responsibility with respect to such Person) or knowledge reasonably obtainable by them upon due inquiry with respect to any statement made subject to such knowledge.

          Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

          Leased Real Property: all interests leased pursuant to the Leases.

          Leases: the real property leases, subleases, licenses and occupancy agreements pursuant to which Seller or the Company is the lessee, sublessee, licensee, user or occupant of real property used in or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

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          Lien: any mortgage,  pledge,  deed of trust,  hypothecation,  right of others, claim, security interest, encumbrance,  burden, title defect, title
     retention  agreement,   lease,  sublease,   license,  occupancy  agreement,
     easement,  covenant,  condition,   encroachment,  voting  trust  agreement,
     interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any Contract.

          Litigation: any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

          Losses: as defined in Section 9.1(a).

          Material Adverse Effect: any (a) event, occurrence, fact, condition, change, development or effect that is or may be materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of Seller and the Company or (b) material impairment of the ability of the Seller, the Company or any Shareholder to perform its respective obligations hereunder or under the Ancillary Agreements.

          Material respects: for purposes of Sections 7.2(a), 7.3(a), 8.1(c)(i) and 8.1(c)(ii), the phrase "all material respects" shall mean: all respects (in the case of any representation or warranty containing any materiality qualification), and all material respects (in the case of any representation or warranty without any materiality qualification).

          Mr. Skirkanich: as defined in the Agreement.

          Multiemployer Plan: as defined in Section 2.20(c)(iv).

          NASD: the National Association of Securities Dealers, Inc.

          Net Working Capital Adjustment: as defined in Section 1.7(a).

          NYSE: the New York Stock Exchange, Inc.

          Non-Company Affiliate: any Affiliate of Seller other than Seller and the Company.

          Ordinary course of business: the usual, regular and ordinary course of business of Seller and the Company consistent with the past custom and practice thereof.

          Organizational Documents: as to any Person, its certificate or articles of incorporation, by-laws and other organizational documents.

          Owned Intellectual Property: as defined in Section 2.13(a).

          Owned Real Property: the real property owned by any member of Seller and the Company, together with all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon or attached or appurtenant thereto or owned by any member of Seller and the Company and located on Leased Real Property, and all easements, licenses, rights and appurtenances relating to the foregoing.

          Parent: Eaton Vance Corp., a Maryland corporation.

          Partnerships:   Fox   Genesis-Large   Cap  Equity  Fund,   L.P.,   Fox
     Genesis-Balanced Fund, L.P., and Fox Genesis-Small Cap Equity Fund, L.P.

          Partnership Agreements: (a) the Agreement of Limited Partnership, dated as of November 1, 1995, by and among Parent and each limited partner from time to time party thereto, in respect of Fox Genesis-Large Cap Equity Fund, L.P.; (b) the Agreement of Limited Partnership, dated as of November 1, 1995, by and among Parent and each limited partner from time to time party thereto, in respect of Fox Genesis-Balanced Fund, L.P.; and (c) the Agreement of Limited Partnership, dated as of December 1, 1995, by and among Parent and each limited partner from time to time party thereto, in respect of Fox Genesis-Small Cap Equity Fund, L.P.

          Permitted Liens: (a) Liens reserved against in the Balance Sheet, to the extent so reserved, (b) Liens for Taxes not yet due and payable.

          Person:   any  natural   person,   firm,   partnership,   association,
     corporation, company, trust, business trust, Governmental Authority or other entity.

          Plans: as defined in Section 2.20(a).

          Public Company GAAP: as defined in Section 2.6(d).

          Purchase Price: as defined in Section 1.1.

          Purchase Price Adjustments: as defined in Section 1.7(b).

          Purchased Units: as defined in the recitals to this Agreement.

          Real Property: the Owned Real Property and the Leased Real Property.

          Real Property Laws: as defined in Section 2.11(g).

          Regulatory Documents: as defined in Section 2.25(a).

          Registration Rights Agreement: the registration rights agreement attached as Exhibit A hereto.

          Related Persons: as defined in Section 2.20(a).

          Related Plans: as defined in Section 2.20(a).

          Release: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, leeching, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or

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

     upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

          Representatives: as to any Person, its accountants, counsel, consultants (including actuarial, environmental and industry consultants), officers, directors, employees, agents and other advisors and representatives.

         Retained Units:  as defined in recitals to this Agreement.

         Rights:  as defined in Section 4.6(e).

         SEC:  the Securities and Exchange Commission.

         SEC Documents:  as defined in Section 3.7.

         Securities Act:  the Securities Act of 1933, as amended.

          Self Regulatory Organization: the New York Stock Exchange, Inc. and other self-regulatory organizations in the securities or commodities field, including, without limitation, the National Futures Association and the National Association of Securities Dealers, Inc.

          Seller: as defined in preamble to this Agreement.

          Seller Accountants: Seller's independent public accountants, Wiss & Company, LLP.

          Seller Information: as defined in Section 6.5(b).

          Sellers' Knowledge: the knowledge of Seller, the Company or any Shareholder.

          Seller Shareholder: each holder, whether of record, beneficially or both, of the capital stock of Seller.

          Specified Shareholders: as defined in the preamble to this Agreement.

          Shareholders' Representative: as defined in Section 11.4.

          Stock Option Agreements: the stock option agreements attached as Exhibits D and F hereto.

          Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

          Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

          Tax Indemnitees: as defined in Section 6.1(d).

          Tax Return: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Title IV Plan: as defined in Section 2.20(c)(i).

          Transfer: as defined in Section 1.6(a)

          Treasury Regulations: the regulations prescribed under the Code.

          Unit Holders Agreement: the Unit Holders Agreement among Buyer, Seller, the Company and the Seller Shareholders, in the form attached as Exhibit M.

          Units: as defined in the recitals to this Agreement.

11     MISCELLANEOUS

     11.1 EXPENSES. (a) Except as set forth below in this Section 11.1 or as otherwise specifically provided for in this Agreement, Seller and Shareholders, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', financial advisors', investment bankers', auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

     (b) Except as otherwise set forth below in this Section 11.1 or as otherwise specifically provided for in this Agreement, Seller and Shareholders shall bear the expenses, costs and fees (including attorneys', financial advisors', investment bankers', auditors' and financing commitment fees) of the Company incurred, accrued or accruable, prior to Closing, in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated..

     (c) Seller shall be responsible for, and neither Buyer nor the Company shall bear, any Taxes that relate to the purchase and sale of the Purchased Units pursuant to this Agreement (including, without limitation, applicable transfer Taxes, gains Taxes and Income Taxes resulting directly from such sale of the Purchased Units), except as may specifically be provided to the contrary in this Agreement.

     11.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

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

          (i) if to Buyer (or, after Closing, to the Company),

                           Eaton Vance Corp.
                           255 State Street
                           Boston, Massachusetts  02109
                           Fax:  (617) 598-8260
                           Telephone:  (617) 482-8260
                           Attention:  Alan R. Dynner, Esq.
                                        Vice President and Chief Legal Officer

                           with a copy to:
                           Kirkpatrick & Lockhart LLP
                           535 Smithfield Street
                           Pittsburgh, PA  15222
                           Fax:  (412) 355-6501
                           Telephone:  (412) 355-6500
                           Attention:  Robert P. Zinn

          (ii) if to Seller or Shareholders (or, prior to Closing, the Company),

                           Fox Asset Management, Inc.
                           44 Sycamore Avenue, Building 3
                           Little Silver, New Jersey  07739
                           Attention: Mr. J. Peter Skirkanich
                           Facsimile:  (732) 747-9143

                           with a copy to:

                           Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP 99 Wood Avenue South
                           Iselin, New Jersey  08830
                           (or, if by U.S. mail, to
                           P.O. Box 5600
                           Woodbridge, New Jersey  07095)
                           Attention:  Alan E. Davis, Esq
                           Facsimile:  (732) 549-1881


or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     11.3 GOVERNING LAW, ETC. (a) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal

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

laws of the State of New York, without giving effect to the conflict of laws rules thereof (other than Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

     (b) The parties hereby agree that, in the event of any dispute (other than a dispute in respect of which provisions for resolution are otherwise set forth in this Agreement), they will meet and attempt to resolve such dispute within 10 days after a party gives a notice of dispute to one other party or parties. If for any reason they do not agree on a resolution, then each party will consider whether alternative dispute resolution (including, without limitation, arbitration) would be appropriate for the resolution of such dispute.
Alternative dispute resolution shall be adopted only if all parties agree in writing, such decision to be made by each party in its sole discretion. This
Section 11.3(b) shall not affect or be deemed to require any delay in the ability of any party to seek injunctive relief in respect of any dispute arising under this Agreement.

     (c) The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the City of New York in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. Each of the parties irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York or Federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts lawfully decline to exercise such jurisdiction. Each of the parties hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the parties hereby waive, and agree not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.7 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. The parties agree that in any action, suit or proceeding for the interpretation or enforcement hereof, the costs of the prevailing party (including reasonable attorney's fees and costs) will be paid by the other party.

     11.4 SHAREHOLDERS' REPRESENTATIVE. Each Specified Shareholder hereby irrevocably appoints Mr. J. Peter Skirkanich (herein called the "SHAREHOLDERS' REPRESENTATIVE") as the agent and attorney-in-fact respectively of each such Specified Shareholder to take any action required or permitted to be taken by such Specified Shareholder under the terms of this Agreement, including without limiting the generality of the foregoing, the right to receive and pay funds on behalf of such Specified Shareholder, to waive, modify or amend any of the terms of this Agreement in any respect, whether or not material, and to settle indemnification claims or any disputed matters arising under this Agreement or any agreement executed in connection herewith. The Shareholders' Representative shall not agree to any waiver, modification or amendment of this Agreement without the consent of a majority of the Specified Shareholders, voting on a one

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

person, one vote basis. Each Specified Shareholder agrees to be bound by any and all actions taken by the Shareholders' Representative on his or its behalf. All obligations of Buyer to make any delivery or payment to any or all Specified Shareholders shall be satisfied by the making of such delivery or payment to the Shareholders' Representative, who shall be solely responsible for further delivery or payment to the respective Specified Shareholders. The Specified Shareholders agree jointly and severally to indemnify the Shareholders' Representative from and against and in respect of any and all liabilities, damages, claims, costs, and expenses, including but not limited to attorneys' fees, arising out of or due to any action by them as the Shareholders' Representative and any and all actions, proceedings, demands, assessments, or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Shareholders' Representative. Buyer shall be entitled to rely exclusively and completely upon any communications given by the Shareholders' Representative on behalf of any Specified Shareholder, and shall not be liable for any action taken or not taken in reliance upon the Shareholders' Representative nor have any duty to inquire as to whether the Shareholders' Representative has received any consent of the Specified Shareholders (or any of them) described in this Section. Buyer shall be entitled to disregard any notices or communications given or made by the Specified Shareholders unless given or made through the Shareholders' Representative. The power of attorney granted by each Specified Shareholder to the Shareholders' Representative hereunder is irrevocable and coupled with an interest. Should Mr. Skirkanich become deceased, disabled, cease to be an employee of the Company, or for any reason fail or refuse to serve as Shareholders' Representative hereunder, the Specified Shareholders (excluding Mr. Skirkanich), by written consent of a majority in interest of such Specified Shareholders, may from time to time appoint a successor Shareholders' Representative with Buyer's prior written consent, which successor shall have all of the rights and responsibilities of the Shareholders' Representative hereunder. For purposes of the preceding sentence, "majority in interest of such Specified Shareholders" means such Specified Shareholders who at the time of such consent beneficially own a majority of the shares of Seller held by such Specified Shareholders. Notwithstanding the appointment of the Shareholders' Representative hereunder, Buyer may require the written concurrence of Seller and any or all Specified Shareholders to any action taken hereunder.

     11.5 [INTENTIONALLY OMITTED].

     11.6 BINDING EFFECT.This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     11.7 ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto; PROVIDED, that Buyer may assign this Agreement to any Subsidiary or Affiliate of Buyer, or to any lender to Buyer or any Subsidiary or Affiliate thereof as security for obligations to such lender, and PROVIDED, FURTHER, that no assignment to any such lender shall in any way affect Buyer's obligations or liabilities under this Agreement.

     11.8 NO THIRD PARTY BENEFICIARIES. Except as provided in Section 9 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     11.9 AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought (or, as provided in Section 11.4 above, by the Shareholders' Representative). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company, Seller and the Shareholders shall not be affected or deemed waived by reason of any investigation made by or on behalf of Buyer (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     11.10 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; provided, that the paragraphs of the term sheet, executed as of May 21, 2001, among EVC, Seller and Mr. Skirkanich on behalf of the shareholders of Seller, headed "Confidentiality," "Exclusivity" and "Non-Solicitation" shall survive the execution of this Agreement, subject, in the case of "Confidentiality", to the expiration of such paragraph on the earlier of (a) the second anniversary of the date hereof and (b) Closing.

     11.11 BUSINESS TRUSTS. Seller and each Specified Shareholder expressly acknowledge that each of Buyer and Eaton Vance Management is a business trust and that its Declaration of Trust limits the personal liability of its shareholders, trustees, officers and employees. Seller and each Specified Shareholder hereby agree that each shall look solely to the trust property of Buyer and Eaton Vance Management respectively for the satisfaction of claims and obligations of any nature arising out of this Agreement or otherwise in connection with the affairs of Buyer and Eaton Vance Management respectively, and it shall not seek redress or satisfaction for such claims or obligations from any shareholder, trustee, officer, or employee of Buyer or Eaton Vance Management.

     11.12 SEVERABILITY. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     11.13 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

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

     11.14 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
                           FOX ASSET MANAGEMENT, INC.,
                           a New Jersey corporation


                           By:  /s/  J. Peter Skirkanich
                                Name:  J. Peter Skirkanich
                                Title:  President


                           EATON VANCE ACQUISITIONS,
                           a Massachusetts business trust


                           By:  /s/ James B. Hawkes
                                Name:  James B. Hawkes
                                Title:  President


                           SPECIFIED SHAREHOLDERS


                           /s/ J. Peter Skirkanich
                           J. Peter Skirkanich


                           /s/ James P. O'Mealia
                           James P. O'Mealia


                           /s/ George C. Pierides
                           George C. Pierides


                           /s/ John R. Sampson
                           John R. Sampson


                           /s/ Philip R. Sloan
                           Philip R. Sloan

                                                                  CONFORMED COPY

IN WITNESS WHEREOF, the undersigned, having reviewed this Agreement, hereby joins this Agreement in order to, and hereby does, unconditionally guarantee the payment obligations of Buyer under Section 1.5 of this Agreement, all as of the day and year first above written, in each case conditioned upon the Closing having occurred, and agrees that this guarantee shall be binding upon the undersigned's legal successors and assigns.

                                      EATON VANCE MANAGEMENT,
                                      a Massachusetts Business Trust

                                      By:  /s/ Alan R. Dynner
                                           Name:  Alan R. Dynner
                                           Title:  Vice President

                                                                  CONFORMED COPY


                   AMENDMENT NO. 1 OF UNIT PURCHASE AGREEMENT


     AMENDMENT NO. 1 dated as of September 30, 2001 (this "Amendment"), of the Unit Purchase Agreement dated as of July 25, 2001 (as amended, the "Purchase Agreement") among Eaton Vance Acquisitions, a Massachusetts business trust (the "Buyer"), Saucon I, Inc., a New Jersey corporation formerly named Fox Asset Management, Inc. (the "Seller"), Saucon III, LLC, a Delaware limited liability company ("Fox III"), Saucon IV, LLC, a Delaware limited liability company ("Fox IV"), J. Peter Skirkanich ("Mr. Skirkanich"), and Messrs. James P. O'Mealia, George C. Pierides, John R. Sampson and Philip R. Sloan (together with Mr. Skirkanich, the "Specified Shareholders"). Capitalized terms used herein without definition have their respective meanings set forth in the Purchase Agreement.

                                    RECITALS

     WHEREAS, FAMI desires to cause the Retained Units to be divided into their component profits and capital interests, with the profits interests to be transferred and conveyed to Fox III and the capital interests to be transferred and sold to Fox IV;

     WHEREAS, in connection therewith the parties desire to effect certain amendments to the Purchase Agreement and the Exhibits thereto;

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Sections  4.6(a),  4.6(b),  4.6(c),  4.7  and  6.1(d)  of the  Purchase
Agreement are each hereby amended by inserting the text ", Fox III, Fox IV" after the word "Seller" at the beginning of each.

     2. Section 9.1 of the Purchase Agreement is hereby amended as follows:

          (a) by inserting the text ", Fox III, Fox IV" after the word "Seller" in the header thereof;

          (b) by inserting the text ", Fox III, Fox IV" after the word "Seller" at the beginning of the first paragraph of Section 9.1(a); and

          (c) by inserting the text ", Fox III, Fox IV" after each occurrence of the word "Seller" in Section 9.1(b).

     3. Section 9.5(a) of the Purchase Agreement is hereby amended to insert the text ", Fox III, Fox IV and the Specified Shareholders" after the first and the third uses of the word "Seller" therein.

     4. Exhibit L to the Purchase Agreement is amended and restated in its entirety as set forth in Exhibit A to this Amendment.

     5. Exhibit M to the Purchase Agreement is amended and restated in its entirety as set forth in Exhibit B to this Amendment.

     6. Seller, Fox III and Fox IV each hereby represent and warrant as of the date hereof as follows:

          (a) Each of Fox III and Fox IV has full limited liability company power and authority to execute and deliver this Amendment and the Ancillary Agreements to which it is designated a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and of the Ancillary Agreements to which each of Fox III and Fox IV is designated a party, the performance of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite limited liability company action of each of Fox III and Fox IV. Each of Fox III and Fox IV on the date hereof has duly executed and delivered this Agreement and each Ancillary Agreement to which it is designated a party, and the Agreement and each such Ancillary Agreement constitute their respective legal, valid and binding obligations, enforceable against them in accordance with its respective terms.

          (b) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Fox III and Fox IV, and the consummation of the transactions contemplated hereby and thereby, do not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination, amendment, or require modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Seller, Fox III, Fox IV or the Company, under, (a) any Law applicable to Seller, Fox III, Fox IV or the Company or any of their respective properties or assets, (b) any provision of any of the Organizational Documents of Seller, Fox III, Fox IV or the Company or (c) any Contract, or any other agreement or instrument to which Seller, Fox III, Fox IV, the Company or any Seller Shareholder (including any Specified Shareholder) is a party or by which any of their respective properties or assets may be bound.

          (c) Each of Fox III and Fox IV is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full limited liability company power and authority to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

     Each of the foregoing representations and warranties of Seller, Fox III and Fox IV shall be deemed to be representations and warranties of Seller for all purposes of the Purchase Agreement, including Section 9 thereof.

     7. Except as amended by the provisions of this Amendment, the Purchase Agreement shall remain in full force and effect, without modification or waiver.

     8. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

     9. Each party hereto other than Buyer and Eaton Vance Management expressly acknowledges that each of Buyer and Eaton Vance Management is a business trust and that its Declaration of Trust limits the personal liability of its shareholders, trustees, officers and employees. Each party hereto other than Buyer and Eaton Vance Management hereby agrees that each shall look solely to the trust property of Buyer and Eaton Vance Management respectively for the satisfaction of claims and obligations of any nature arising out of this Agreement or otherwise in connection with the affairs of Buyer and Eaton Vance Management respectively, and it shall not seek redress or satisfaction for such claims or obligations from any shareholder, trustee, officer, or employee of Buyer or Eaton Vance Management.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    SAUCON I, INC., formerly known as
                                    Fox Asset Management, Inc.
                                    a New Jersey corporation


                                    By:  /s/  J. Peter Skirkanich
                                         Name:  J. Peter Skirkanich
                                         Title:  President


                                    SAUCON III, LLC,
                                    a Delaware limited liability company


                                    By: /s/ Philip R. Sloan
                                        Name:  Philip R. Sloan
                                        Title:  Managing Director


                                    SAUCON IV, LLC,
                                    a Delaware limited liability company


                                    By: /s/ Philip R. Sloan
                                        Name:  Philip R. Sloan
                                        Title:  Managing Director


                                    EATON VANCE ACQUISITIONS,
                                    a Massachusetts business trust


                                    By: /s/ James B. Hawkes
                                        Name:  James B. Hawkes
                                        Title:  President


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGES FOLLOW]

                                    SPECIFIED SHAREHOLDERS


                                    /s/ J. Peter Skirkanich
                                    J. Peter Skirkanich


                                    /s/ James P. O'Mealia
                                    James P. O'Mealia


                                    /s/ George C. Pierides
                                    George C. Pierides


                                    /s/ John R. Sampson
                                    John R. Sampson


                                    /s/ Philip R. Sloan
                                    Philip R. Sloan


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, having reviewed this Amendment, hereby joins this Amendment in order to, and hereby does, unconditionally guarantee the payment obligations of Buyer under Section 1.5 of the Purchase Agreement as so amended, all as of the day and year first above written, in each case conditioned upon the Closing having occurred, and agrees that this guarantee shall be binding upon the undersigned's legal successors and assigns.

                                        EATON VANCE MANAGEMENT,
                                        a Massachusetts Business Trust

                                        By: /s/ Alan R. Dynner
                                            Name:  Alan R. Dynner
                                            Title:  Vice President

                                                 =============================
                                                        CONFORMED COPY
                                                 =============================










                             UNIT PURCHASE AGREEMENT


                           Dated as of August 2, 2001




                                  BY AND AMONG

                                EATON VANCE CORP.

                             EATON VANCE MANAGEMENT

                            EATON VANCE ACQUISITIONS

                     ATLANTA CAPITAL MANAGEMENT COMPANY, LLC

                                       and

                           THE MEMBERS OF THE COMPANY

                                TABLE OF CONTENTS


ARTICLE I    CERTAIN DEFINITIONS..............................................1
     1.01  Certain Definitions................................................1
     1.02  Terms Generally...................................................11

ARTICLE II   OPERATING AGREEMENT OF THE COMPANY..............................11

ARTICLE III  SALE AND PURCHASE OF THE UNITS..................................12
     3.01  Sale and Purchase of the Units....................................12
     3.02  Purchase Consideration............................................12
     3.03  Fractional Shares.................................................12
     3.04  Closing and Closing Transactions..................................12
     3.05  Section 754 Election; Allocation of Purchase Price................14
     3.06  Post-Closing Adjustments..........................................14

ARTICLE IV   ACTIONS PENDING ACQUISITION.....................................17
     4.01  Conduct of Business and Forbearances of the Company...............17
     4.02  Forbearances of Each Member.......................................19
     4.03  Forbearances of EVA...............................................19
     4.04  Material Adverse Effect...........................................20

ARTICLE V REPRESENTATIONS AND WARRANTIES.....................................20
     5.01  Disclosure Memoranda..............................................20
     5.02  Supplements to Disclosure Memoranda...............................20
     5.03  Representations and Warranties Regarding the Company and Members..20
           (a)  Organization, Standing and Authority.........................20
           (b)  Company Ownership Interests..................................21
           (c)  Subsidiaries.................................................21
           (d)  Power........................................................21
           (e)  Authority....................................................21
           (f)  Regulatory Filings...........................................22
           (g)  Financial Reports; No Material Adverse Effect................22
           (h)  Litigation...................................................23
           (i)  Regulatory Matters...........................................23
           (j)  Compliance with Laws.........................................24
           (k)  Material Contracts; Defaults.................................24
           (l)  No Brokers; Transaction Expenses.............................25
           (m)  Employee Benefit Plans.......................................25
           (n)  Labor Matters................................................28
           (o)  Takeover Laws................................................28
           (p)  Environmental Matters........................................28
           (q)  Tax Matters..................................................28
           (r)  Risk Management Instruments..................................29
           (s)  Books and Records............................................29
           (t)  Insurance....................................................29
           (u)  Securities Laws..............................................29
           (v)  Technology and Intellectual Property.........................30
           (w)  No Ineligibility under the Advisers Act or the
                Investment Company Act.......................................30

           (x)  No Conflicts.................................................30
           (y)  Adherence to Investment Policies and Restrictions............31
           (z)  Code of Ethics...............................................31
           (aa) No Unfair Arrangements.......................................31
           (bb) Investment Representations and Covenants;
                Transfer Restrictions........................................31
           (cc) Real Property................................................32
           (dd) Assets.......................................................33
           (ee) Related Party Transactions...................................33
           (ff) Accounts Receivable..........................................33
           (gg) Bank Accounts................................................34
           (hh) Disclosure...................................................34
     5.04  Representations and Warranties Regarding EVA, EVM and EVC.........34
           (a)  Organization, Standing and Authority.........................34
           (b)  EVC Common Stock.............................................34
           (c)  Power........................................................34
           (d)  Authority....................................................35
           (e)  Regulatory Approvals; No Defaults............................35
           (f)  Financial Reports and SEC Documents; Material Adverse Effect.35
           (g)  Litigation; Regulatory Action................................36
           (h)  Brokerage and Financial Advisers.............................36
           (i)  Investment in Units..........................................36
           (j)  Sufficient Funds.............................................36
           (k)  No Ineligibility under the Advisers Act or the
                Investment Company Act.......................................36
           (l)  Compliance with Laws.........................................37

ARTICLE VI   COVENANTS.......................................................37
     6.01  Reasonable Best Efforts...........................................37
     6.02  Approvals.........................................................38
     6.03  Press Releases....................................................38
     6.04  Access; Information...............................................38
     6.05  Acquisition Proposals.............................................39
     6.06  Regulatory Applications...........................................39
     6.07  Directors & Officers / Errors & Omissions Insurance...............40
     6.08  Benefit Plans.....................................................40
     6.09  Notification of Certain Matters...................................40
     6.10  Listing...........................................................41
     6.11  Applications; Antitrust Notification..............................42
     6.12  Filings with State Offices........................................41
     6.13  Agreement as to Efforts to Consummate.............................41
     6.14  Retention Bonus...................................................41
     6.15  Partnership Election..............................................42

ARTICLE VII  COVENANTS RELATING TO THE INVESTMENT COMPANIES..................42
     7.01  Approval of the Funds.............................................42
     7.02  Information from EVC..............................................42
     7.03  The Funds' Proxy Statements.......................................43
     7.04  The Funds' Registration Statements................................43
     7.05  Undertakings Related to Section 15(f) of the
           Investment Company Act............................................43

ARTICLE VIII CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS..................44
     8.01  Conditions to Each Party's Obligation to Consummate the
           Transactions......................................................44
           (a)  Regulatory Approvals.........................................44
           (b)  No Injunction................................................44
           (c)  Blue Sky Approvals...........................................44
           (d)  ACM Holdings.................................................44

     8.02  Conditions to the Company's and Members' Obligations..............44
           (a)  Representations and Warranties...............................44
           (b)  Performance of Obligations of EVC, EVM and EVA...............45
           (c)  Secretary's Certificates.....................................45
           (d)  Certified Constituent Documents..............................45
           (e)  Certificates of Good Standing................................45
           (f)  Employment Agreements........................................45
           (g)  Certificate of Insurance.....................................45
           (h)  Opinion......................................................45
           (i)  Stock Options................................................45
           (j)  Listing......................................................45
           (k)  Restated Operating Agreement.................................46
     8.03  Conditions to EVA's Obligations...................................46
           (a)  Representations and Warranties...............................46
           (b)  Performance of the Company's and Members' Obligations........46
           (c)  Client Consents..............................................46
           (d)  Opinion......................................................46
           (e)  Redomestication Transaction..................................46
           (f)  Secretary's Certificates.....................................46
           (g)  Certified Constituent Documents..............................46
           (h)  Certificates of Good Standing................................47
           (i)  Employment Agreements........................................47
           (j)  Restrictive Covenant Agreements..............................47
           (k)  Estimated Members' Equity; Net Working Capital...............47
           (l)  Restated Operating Agreement.................................47
           (m)  Releases.....................................................47

ARTICLE IX   TERMINATION.....................................................47
     9.01  Termination.......................................................47
           (a)  Mutual Consent...............................................47
           (b)  Breach by Company or Member..................................47
           (c)  Breach by EVA, EVM, or EVC...................................48
           (d)  Outside Closing Date.........................................48
           (e)  Impossibility of Satisfaction of Conditions..................48
     9.02  Effect of Termination and Abandonment.............................48

ARTICLE X   INDEMNIFICATION..................................................49
     10.01 Indemnification by Members........................................49
     10.02 Indemnification by EVA............................................50
     10.03 Indemnification Procedures........................................50
     10.04 Survival of Representations and Warranties, etc...................51

ARTICLE XI  MISCELLANEOUS....................................................52
     11.01 Members' Representative...........................................52
     11.02 Amendments........................................................53
     11.03 Waivers...........................................................53
     11.04 Counterparts......................................................54
     11.05 Governing Law.....................................................54
     11.06 Consent to Jurisdiction...........................................54
     11.07 Waiver of Jury Trial..............................................54
     11.08 Assignment........................................................55
     11.09 Expenses..........................................................55
     11.10 Notices...........................................................55
     11.11 Entire Understanding; No Third Party Beneficiaries................56

     11.12 Interpretation; Effect............................................56
     11.13 Business Trust....................................................56
     11.14 Enforcement of Agreement..........................................57

EXHIBITS AND SCHEDULES
----------------------


Exhibit A            Form of Consent

Exhibit B            Form of Restated Operating Agreement

Exhibit C            Form of Retention Plan

Exhibit D            Forms of Employment Agreement

Exhibit E            Form of Kirkpatrick & Lockhart Opinion

Exhibit F            List of Employees to receive Stock Options

Exhibit G            Form of Alston & Bird Opinion

Exhibit H            Form of Restrictive Covenant Agreement

Exhibit I            ACM Holdings Operating Agreement Term Sheet

Schedule A           List of Employees to execute Employment Agreements

Schedule B           List of Clients and Annual Client Revenues

Schedule C           Company Business Plan

                             UNIT PURCHASE AGREEMENT

     This UNIT PURCHASE AGREEMENT, dated as of August 2, 2001 (together with all schedules and exhibits hereto, this "AGREEMENT"), is by and among Eaton Vance Acquisitions Business Trust ("EVA"), a Massachusetts business trust, a wholly-owned subsidiary of Eaton Vance Management, a Massachusetts business trust ("EVM"), and an indirect wholly-owned subsidiary of Eaton Vance Corp., a Maryland corporation ("EVC"), Atlanta Capital Management Company, LLC (the "COMPANY", which is currently a Georgia limited liability company), and each of Daniel W. Boone III, Gregory L. Coleman, Jerry D. DeVore, William R. Hackney III, Marilyn Robinson Irvin, Dallas L. Lundy, Walter F. Reames, Jr., and Christopher A. Reynolds, as the sole members of the Company (the "MEMBERS," and, together with EVA and the Company, the "PARTIES"). EVM is a Party to this Agreement solely with respect to the covenants, obligations, limitations and restrictions set forth in Sections 6.01, 6.03, 6.04(b), 6.06, 6.07(b), 6.09(b)
and 6.13 and the guarantee set forth in the text immediately preceding its signature hereto (the "EVM COVENANTS"), and EVC is a Party to this Agreement solely with respect to the covenants, obligations, limitations and restrictions set forth in Sections 6.03, 6.04(a), 6.04(b), 6.06(a) (in respect of filings required under the HSR Act and applicable securities laws), 6.10 and 6.13 and
Article VII (the "EVC COVENANTS").

                                    RECITALS

     The Members and the Managers of the Company and the Trustees of EVA have determined that it is in the best interests of their respective companies and their shareholders or members, as appropriate, that the Members sell to EVA, and EVA purchase from the Members, the Purchased Units, upon the terms and subject to the conditions provided for herein.

     As a condition and an inducement to the willingness of EVA and the Company to enter into this Agreement, certain of the Company's employees, who are identified on SCHEDULE A to this Agreement (the "EMPLOYEES"), have executed and delivered the Employment Agreements (as defined herein).

     NOW, THEREFORE, in consideration of the premises and of the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "Account" means each account of a Client managed and advised pursuant to an Advisory Agreement.

     "ACM Holdings" has the meaning set forth in Section 5.03(bb)(iv) of this Agreement.

     "Acquisition Proposal" has the meaning set forth in Section 6.05 of this Agreement.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the SEC's rules and regulations promulgated thereunder.

     "Advisory Agreement" means each Contract relating to the provision of investment management or investment advisory services by the Company to any Person, including any sub-advisory, "wrap-fee" or similar agreement.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

     "Aggregate Annual Client Revenue" means the total Annual Client Revenue for all or any specified group of Client Accounts of the Company as of June 30, 2001.

     "Agreement" means this Unit Purchase Agreement and the Schedules and Exhibits hereto, as these may be amended or modified from time to time in accordance with Section 11.02 of this Agreement.

     "Allocation Statement" has the meaning set forth in Section 3.05 of this Agreement.

     "Annual Client Revenue" means, the total annualized investment advisory and sub-advisory fees for each Client Account of the Company as of June 30, 2001, determined by multiplying the Assets under Management for such Client Account at June 30, 2001 by the Applicable Annualization Rate.

     "Applicable Annualization Rate" means the applicable annual fee schedule or rate for a Client Account at June 30, 2001 (excluding any performance-based fees and any fee waivers).

     "Assets" has the meaning set forth in Section 5.03(dd) of this Agreement.

     "Assets under Management" means, for any account at June 30, 2001, the amount of assets under management by the Company.

     "Bankruptcy and Equity Exception" has the meaning set forth in Section 5.03(e) of this Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

     "Cash Equivalents" means (a) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (b) commercial paper with a maturity of less than one hundred-eighty (180) days or less issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-2 by Standard and Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., (c) time deposits with, and certificates of deposits and banker's acceptances issued by, any bank having capital surplus and undivided profits of not less than $100,000,000 and maturing not more than one hundred-eighty (180) days from the date of creation thereof,
(d) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (a) and are with a bank described in clause
(c), and (e) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Standard and Poor's Corporation or Moody's Investors Service, Inc.

     "Cash Payment" has the meaning set forth in Section 3.02(a) of this Agreement.

     "Client" means the Person, including any Investment Company, whose account is managed or advised pursuant to an Advisory Agreement.

     "Client Account" means each account of a Client managed or advised pursuant to an Advisory Agreement.

     "Client Consents" means either (a) the written consent of a Client in substantially the form attached as Exhibit A hereto to the assignment or deemed assignment of such Client's Advisory Agreement(s) due to the change in control of the Company pursuant to the Transactions, (b) the entry of the Company into a new written Advisory Agreement(s) with such Client in a form reasonably acceptable to EVA, or (c) the failure of a Client to object to the assignment or deemed assignment of such Client's Advisory Agreement(s) due to the change in control of the Company pursuant to the Transactions within 45 days of notice to such Client provided that (i) counsel for EVA determines in good faith, in consultation with counsel to the Company, that such negative consent is permitted by the terms of the Client's Advisory Agreement(s) and is consistent with SEC interpretations and (ii) at the end of such 45 day period the Company shall notify such Client that the Company will continue to provide investment management and/or investment advisory services pursuant to the terms and conditions of the existing Advisory Agreement(s) (including the termination rights set forth therein).

     "Client Consents Adjustment" has the meaning set forth in the Section 3.06(b) to this Agreement.

     "Client Consents Adjustment Amount" means, as of a given date of determination, the product of (a) the Purchase Price and (b) the excess of (i) ninety-two and one-half percent (92.5%) over (ii) a fraction, expressed as a percentage to the fifth percentage place, the numerator of which is the aggregate Annual Client Revenues represented by Clients at June 30, 2001, from whom Client Consents have been received as of such date of determination and the denominator of which is the total Aggregate Annual Client Revenues set forth on Schedule B.

     "Client Consents Adjustment Notice" has the meaning set forth in Section 3.06(b) of this Agreement.

     "Closing" has the meaning set forth in Section 3.04(a) of this Agreement.

     "Closing  Annual  Client  Revenue  Schedule"  has the  meaning set forth in
Section 3.06(b) of this Agreement.

     "Closing Date" has the meaning set forth in Section 3.04(a) of this Agreement.

     "Closing Date Balance Sheet" has the meaning set forth in Section 3.06(a) of this Agreement.

     "Closing Date Members' Equity" has the meaning set forth in Section 3.06 of this Agreement.

     "Closing Unit Transfer" has the meaning set forth in Section 5.03(bb)(iv) of this Agreement.

     "Closing Transactions" has the meaning set forth in Section 3.04(b) of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the United States Department of the Treasury's rules and regulations thereunder.

     "Company" means Atlanta Capital Management Company, LLC, a Georgia limited liability company; provided, that upon the Company's consummation of the redomestication merger described in Section 8.03(e), the "Company" shall mean the Delaware limited liability company that is the surviving company of such merger.

     "Company Articles" means the Company's Articles of Organization, as amended.

     "Company Benefit Plans" has the meaning set forth in Section 5.03(m)(i) of this Agreement.

     "Company Disclosure Memorandum" has the meaning set forth in Section 5.01 of this Agreement.

     "Company Financial Statements" has the meaning set forth in Section 5.03(g)(i) of this Agreement.

     "Company Material Adverse Effect" means (a) any event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, results of operations, or business of the Company taken as a whole or (ii) the ability of the Company or any Member to perform their respective obligations under this Agreement or any Transaction Document, (b) the death, permanent disability, or resignation of any of Messrs. Boone, Hackney or Reames, or (c) any breach of any representation, warranty or covenant of the Company or Members if the Losses which are reasonably likely to result from such breach, individually or in the aggregate with Losses arising from all other such breaches, would equal or exceed $1,250,000; provided, however, that Company Material Adverse Effect shall not include the effect of any event, change or occurrence arising out of or attributable to (w) the failure of the Company to obtain one or more Client Consents to the Transactions, which failure is the subject of Sections 3.06(b) and 8.03(c), (x) changes in GAAP effective after the date hereof applicable to the business of the Company, (y) effects of any action taken with the prior written consent of EVA or pursuant to the express terms of this Agreement or any

Transaction Document, or (z) changes in conditions or circumstances that affect the asset management industry generally, including changes in interest rates, foreign exchange rates, or in the United States or global securities markets.

     "Company Operating Agreement" means the Company's Operating Agreement, as amended and revised.

     "Company Pension Plan" has the meaning set forth in Section 5.03(m)(i) of this Agreement.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Constituent Documents" means, with respect to any corporation, its articles or certificate of incorporation, charter and by-laws; with respect to any partnership, its articles or certificate of partnership and partnership agreement; with respect to any limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any trust, its declaration or agreement of trust; and with respect to each other Person, its comparable governing instruments or documents.

     "Contract" means, with respect to any Person, any agreement, indenture, undertaking, debt instrument, contract, guarantee, loan, note, mortgage, arrangement, license, lease or other commitment, whether written or oral, to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their assets or properties is subject.

     "DLLCA" means the Delaware Limited Liability Company Act, as amended.

     "Disclosure Memorandum" has the meaning set forth in Section 5.01 of this Agreement.

     "DOL" means the United States Department of Labor.

     "Employees" means those employees of the Company identified on Schedule A hereto.

     "Employment Agreements" means the Employment Agreements entered into between the Company and each of the Employees shown on Schedule A to this Agreement, which shall become effective as of the Closing Date.

     "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws, rules and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iv) of this Agreement.

     "Estimated  Members'  Equity  Certificate"  has the  meaning  set  forth in
Section 3.06(a) of this Agreement.

     "EVA" means Eaton Vance Acquisitions, a Massachusetts business trust.

     "EVA Disclosure Memorandum" has the meaning set forth in Section 5.01 of this Agreement.

     "EVA Indemnitees" has the meaning set forth in Section 10.01(a) of this Agreement.

     "EVA Material Adverse Effect" means any event, change or occurrence that, individually or together with any other event, change or occurrence, both (a) has a material adverse effect on (i) the financial position, results of operations, or business of EVA and EVC and its Subsidiaries taken as a whole, or
(ii) the ability of EVA, EVM or EVC to perform their respective obligations under this Agreement or any Transaction Document, and (b) as a result thereof, has a material adverse effect on the prospects of the Company to substantially achieve the goals and targets described in the communications listed on Schedule C hereto; provided, however, that EVA Material Adverse Effect shall not include the effect of any event, change or occurrence arising out of or attributable to
(w) changes in GAAP effective after the date hereof applicable to the business of EVA or EVC or any of its Subsidiaries, (x) effects of any action taken with the prior written consent of the Company or pursuant to the express terms of this Agreement or any Transaction Document, (y) any change in the trading price of the EVC Common Stock or (z) changes in conditions or circumstances that affect the asset management industry generally, including changes in interest rates, foreign exchange rates, or in the United States or global securities markets.

     "EVC" means Eaton Vance Corp., a Maryland corporation.

     "EVC Common Stock" means the Non-Voting Common Stock of EVC, par value $.0078125 per share.

     "EVC Covenants" has the meaning set forth in the preamble to this Agreement.

     "EVC Common Stock Ratio" has the meaning set forth in Section 3.02(b) of this Agreement.

     "EVM" means Eaton Vance Management, a Massachusetts business trust.

     "EVM Covenants" has the meaning set forth in the preamble to this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder.

     "GAAP" means generally accepted accounting principles.

     "GLLCA" means the Georgia Limited Liability Company Act, as amended.

     "Governmental Authority" means the SEC, the Federal Trade Commission, the United States Department of Justice, the Commodities Futures Trading Commission, the DOL, any court, administrative agency or commission or other federal, foreign, state or local governmental authority, agency, department or instrumentality and any court, tribunal or arbitrator(s) of competent jurisdiction and the NASD, NYSE and any other "self regulatory organization" as such term is used in the Exchange Act.

     "Hazardous Material" means (i) any hazardous substance, hazardous material, hazardous waste, regulated or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, and also any asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Governmental Authorities and any polychlorinated biphenyls.

     "Holdback Amount" has the meaning set forth in Section 3.06(b) of this Agreement.

     "Holdings Operating Agreement" has the meaning set forth in Section 8.01(d) of this Agreement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Person" has the meaning set forth in Section 10.03 of this Agreement.

     "Indemnifying Person" has the meaning set forth in Section 10.03 of this Agreement.

     "Insurance Policies" has the meaning set forth in Section 5.03(t) of this Agreement.

     "Intellectual Property" has the meaning set forth in Section 5.03(v) of this Agreement.

     "Interim Advisory Contract" has the meaning set forth in Section 7.01(b) of this Agreement.

     "Investment Company" means an investment company, as such term is defined in the Investment Company Act, disregarding Section 3(c) thereof, for which the Company is a Service Provider.

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and the SEC's rules and regulations promulgated thereunder.

     "IRS" means the Internal Revenue Service, and any successor thereto.

     "Knowledge" means actual knowledge after Reasonable Inquiry. Without limitation of the preceding, "Knowledge" shall include (a) in respect of the Company, the actual knowledge after Reasonable Inquiry of any of Daniel W. Boone, III, William R. Hackney, III and Walter F. Reames, Jr., and (b) in respect of EVA, the actual knowledge after Reasonable Inquiry of any of James B. Hawkes, Alan R. Dynner and Laurie Hylton.

     "Law" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Authority.

     "Lease" shall mean that certain Lease Agreement between the Company and TrizecHahn Midtown Georgia, LP in connection with office space located at 1349 West Peachtree Street, Suite 1600, Atlanta, Georgia 30309.

     "Leased Real Property" has the meaning set forth in Section 5.03(cc) of this Agreement.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Licensed Intellectual Property" has the meaning set forth in Section 5.03(v) of this Agreement.

     "Lien"   means   any   charge,   mortgage,   pledge,   security   interest,
hypothecation, restriction, claim, lien, or encumbrance.

     "Litigation" means any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority.

     "Losses" has the meaning set forth in Section 10.01(a) of this Agreement.

     "Managers" means the managers of the Company, as contemplated by the Company Operating Agreement.

     "Measurement Period" has the meaning set forth in Section 3.02(b) to this Agreement.

     "Members" means Daniel W. Boone III, Gregory L. Coleman, Jerry D. DeVore, William R. Hackney III, Marilyn Robinson Irvin, Dallas L. Lundy, Walter F. Reames, Jr., and Christopher A. Reynolds, as the sole members of the Company.

     "Members' Equity" means, as of any date of determination, the members' equity of the Company as determined in accordance with GAAP and, to the extent consistent with GAAP, on a basis consistent with the Balance Sheet of the Company at June 30, 2001.

     "Members' Equity Adjustment" means any reduction in the Purchase Price pursuant to Section 3.06(a)(ii) and amount of any payment made to the Members pursuant to Section 3.06(a)(iii).

     "Members' Representative" has the meaning set forth in Section 11.01 of this Agreement.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NYSE" means the New York Stock Exchange, Inc.

     "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, tribunal, or Governmental Authority.

     "Owned Intellectual Property" has the meaning set forth in Section 5.03(v) of this Agreement.

     "Ownership Ratio" means, with respect to each Member, the quotient of (i) the number of Units owned by such Member immediately prior to Closing, and (ii) the total number of Units issued and outstanding immediately prior to Closing.

     "Parties" means the Company, the Members, and EVA (and, solely to the extent of the EVC Covenants and the EVM Covenants respectively, EVC and EVM), and "Party" means any one of them.

     "Permit" means any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, license, notice, permit, registration or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

     "Permitted Transferee" has the meaning set forth in Section 5.03(bb)(iii) of this Agreement.

     "Person" means any natural person, or any legal, commercial or governmental entity, including association, bank, business trust, corporation, group acting in concert partnership, joint-stock company, joint venture, limited liability company or partnership trust, or unincorporated organization.

     "Previously Disclosed" means (a) with respect to any representation, warranty or covenant of the Company or a Member, information set forth in a paragraph of the Company Disclosure Memorandum corresponding to the Section and paragraph of this Agreement in which such representation, warranty or covenant is made, and (b) with respect to any representation, warranty or covenant of EVA, information set forth in a paragraph of the EVA Disclosure Memorandum corresponding to the Section and paragraph of this Agreement in which such representation, warranty or covenant is made, in each case if and only to the extent that such representation, warranty or covenant provides by its terms for qualification by such Previously Disclosed information.

     "Process Agent" has the meaning set forth in Section 11.06 of this Agreement.

     "Purchase Price" has the meaning set forth in Section 3.02 of this Agreement.

     "Purchase Price Adjustments" means the Members' Equity Adjustment and the Client Consents Adjustment.

     "Purchased Units" has the meaning set forth in Section 3.01 to this Agreement.

     "Reasonable Inquiry" means such degree of inquiry as is commercially reasonable under the circumstances.

     "Related Party" means (i) the Company, (ii) any Affiliate of the Company, including Members, (iii) any director, officer or employee of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

     "Reports" has the meaning set forth in Section 5.03(u)(ii) of this Agreement.

     "Regulatory Authority" has the meaning set forth in Section 5.03(i)(i) of this Agreement.

     "Representatives"   means,  with  respect  to  any  Person,  such  Person's
directors,   officers,  and  employees  and  such  Person's  legal,  accounting, financial or other advisors.

     "Restated Operating Agreement" means the Amended and Restated Limited Liability Company Operating Agreement of the Company in the form attached as Exhibit B of this Agreement.

     "Retained Units" means, at and after Closing, all Units other than the Purchased Units.

     "Retention Plan" means the Retention Bonus Plan substantially in the form of Exhibit A to this Agreement.

     "Rights" means, with respect to any Person, all arrangements, commitments, agreements, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, directly or indirectly, capital and/or voting securities of such Person, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of shares of capital stock of, or membership, partnership or similar equity interests in, such Person.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" has the meaning set forth in Section 5.04(f)(i) of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the SEC's rules and regulations thereunder.

     "Securities Laws" shall mean the Securities Act, the Exchange Act, the Advisers Act, the Investment Company Act, and any applicable state or foreign securities laws, and the respective rules and regulations promulgated thereunder by any Governmental Authority.

     "Service Provider" means any Person who acts as an investment adviser, investment manager, or sub-advisor or sub-investment manager or who provides distribution, administration, marketing or transfer agent services for or on behalf of any other Person, including an Investment Company.

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of SEC Regulation S-X.

     "Takeover Laws" has the meaning set forth in Section 5.03(o) of this Agreement.

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, gains, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "Transaction Documents" means this Agreement and any of the documents, agreements or instruments providing for any of the Transactions.

     "Transaction Expenses" means, in respect of any Party, all expenses, costs and fees (including all expenses, costs and fees of attorneys, auditors, investment bankers and financial advisors, all finders or brokers' fees and all financial commitment fees) in connection with this Agreement and the
Transactions, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

     "Transactions" means the sale and purchase of the Purchased Units, the Merger and the other transactions contemplated by this Agreement (including the Exhibits hereto).

     "Transferred" has the meaning set forth in Section 5.03(bb)(iii) of this Agreement.

     "Units" means the units of member ownership interest in the Company.

     1.02 TERMS GENERALLY. The terms defined in this Agreement include both the plural and the singular and all genders. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation" and shall not be limited by any enumeration or otherwise.


                                   ARTICLE II

                       OPERATING AGREEMENT OF THE COMPANY

     2.01 AMENDMENT AND RESTATEMENT OF COMPANY OPERATING AGREEMENT. At Closing, ACM Holdings, EVA and the Company shall, and the Members shall cause ACM

Holdings and the Company to, amend and restate the Company's limited liability company agreement in the form of the Restated Operating Agreement attached as Exhibit B hereto.


                                   ARTICLE III

                         SALE AND PURCHASE OF THE UNITS

     3.01 SALE AND PURCHASE OF THE UNITS. Subject to the provisions of this Agreement, at the Closing, EVA shall purchase from each Member, and each Member shall sell to EVA, a number of Units equal to 70% of the number of Units held by such Member immediately prior to Closing, and constituting in the aggregate 70% of all Units of the Company outstanding at Closing (such purchased Units, the "PURCHASED UNITS").

     3.02 PURCHASE CONSIDERATION. The consideration to be paid by EVA in respect of each Purchased Unit shall consist of:

     (a) cash in an amount equal to (x) $60,000,000 divided by (y) 70% of the number of Units outstanding at Closing (such per share amount, the "CASH PAYMENT"); and

     (b) a number of shares of EVC Common Stock equal to the result obtained by dividing (x) $15,000,000 by (y) the product of (i) the average closing price of EVC Common Stock on the NYSE during the twenty trading day period ending on the trading day last preceding the Closing Date (such period, the "MEASUREMENT PERIOD") times (ii) 70% of the number of Units outstanding at Closing (the result of such division, the "EVC COMMON STOCK RATIO");

in each case subject to post-Closing adjustment as provided in Section 3.06 hereof. The aggregate amount paid to the Members under this Section 3.02, as adjusted, is refered to in this Agreement as the "PURCHASE PRICE".

     3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of EVC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued pursuant to this Article III; instead, EVA shall pay to each holder of Units who would otherwise be entitled to a fractional share of EVC Common Stock an amount in cash (without interest) determined by multiplying such fraction by the average closing price of EVC Common Stock on the NYSE during the Measurement Period.

     3.04 CLOSING AND CLOSING TRANSACTIONS.

     (a) CLOSING. The closing of the Transactions (the "CLOSING") shall take place at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, commencing at 9:00 a.m. as soon as practicable after, but in any event no later than the third (3rd) Business Day following, the satisfaction (or waiver in writing by each Party whose obligation to close is conditioned thereon) of all conditions to the obligations of the Parties to consummate the Transactions (other than conditions with respect to actions the respective Parties shall take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Parties. The date and time of the Closing is herein referred to as the "CLOSING DATE."

     (b) CLOSING TRANSACTIONS. Subject to the conditions set forth in this Agreement, at Closing the Parties shall consummate the following transactions (the "CLOSING TRANSACTIONS"):

          (i) The Members shall deliver to EVA all of the Purchased Units;

          (ii) EVA shall deliver to each of the Members:

               (A) by wire transfer of good and immediately available funds, to an account designated by each such Member by a writing delivered to EVA not less than three (3) Business Days prior to the Closing Date, an amount equal to the sum of (i) the product of (x) the Cash Payment times (y) the number of Purchased Units sold by such Member to EVA pursuant to Section 3.01, plus (ii) any cash payable in respect of such Member's Units in lieu of fractional shares of EVC Common Stock pursuant to Section 3.03 above; and

               (B) certificates, in the name of such Member, representing that number of shares of EVC Common Stock equal to the product (rounded down to the nearest whole number pursuant to Section 3.03 above) of
          (x) the the number of Purchased Units sold by such Member to EVA pursuant to Section 3.01 times (y) the EVC Common Stock Ratio.

          (iii) The Parties, as applicable, shall deliver the certificates and other documents and instruments required to be delivered by or on behalf of such Parties pursuant to this Agreement.

     (c) WITHHOLDING. EVA shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code. To the extent that amounts are so withheld by EVA, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Member in respect of which such deduction and withholding was made by EVA.

     (d) ANTI-DILUTION PROVISIONS; ADJUSTMENTS. In the event EVC changes (or establishes a record date for changing) the number of shares of EVC Common Stock issued and outstanding prior to the Closing as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding EVC Common Stock and the record date or effective date therefor, as applicable, shall be on or following the first day of the Measurement Period but prior to the Closing Date, the EVC Common Stock Ratio shall be proportionately adjusted.

     (e) CERTAIN DELAYS OF CLOSING. Notwithstanding any provision of this Agreement to the contrary, if the Company shall have received Client Consents from Clients collectively representing less than 80% of Aggregate Annual Client Revenues of all Clients, then the Company, at its option, may delay Closing for up to thirty (30) calendar days by written notice to EVA, provided that all other conditions to Closing (except for those conditions to Closing that can only be satisfied at Closing, including delivery of certificates and ancillary documents and agreements) continue to be satisfied (if not otherwise waived in writing by EVA) throughout the period of such delay up to and including Closing.

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     3.05 SECTION 754 ELECTION; ALLOCATION OF PURCHASE PRICE. In connection with the sale and purchase of the Purchased Units, the Company shall make a timely election under Section 754 of the Code in the manner set forth in Section 743 of the Code. The Purchase Price shall be allocated among the Assets of the Company in accordance with the allocation statement (the "ALLOCATION STATEMENT") to be prepared by EVA and consented to by the Members' Representative. The Parties agree to report the sale and purchase of the Purchased Units for federal income tax purposes in accordance with the Allocation Statement, including the filing of IRS Form 8594, or a successor thereof, as set forth in Section 1060(d) and
(b) of the Code to the extent such provisions are applicable. Each Party shall act in accordance with the Allocation Statement in the course of any tax audit, tax review or tax litigation concerning such Party and relating thereto provided however that the foregoing provision shall not bar a Party from agreeing to an assessment of additional tax or settling a tax liability or potential tax liability where such agreement or settlement is reasonable in light of the overall tax liability and positions of such Party. None of the Parties will assert that the allocation set forth in the Allocation Statement was not separately bargained for at arm's length and in good faith.

     3.06 POST-CLOSING ADJUSTMENTS.

     (a) MINIMUM MEMBERS' EQUITY.

          (i) CLOSING DATE BALANCE SHEET. The Company shall deliver to EVA on the second Business Day prior to the scheduled Closing Date a certificate of an authorized officer setting forth the Company's reasonable estimate of the members' equity and net working capital of the Company as of such date (the "ESTIMATED MEMBERS' EQUITY CERTIFICATE"). EVA shall deliver to the Members' Representative, within sixty (60) days after the Closing Date, a balance sheet of the Company as of the Closing Date (the "CLOSING DATE
     BALANCE SHEET"), including substantially the same line items as were included in the balance sheet of the Company at June 30, 2001 included in the Company Financial Statements. The Closing Date Balance Sheet shall be prepared in accordance with GAAP and, to the extent compatible with GAAP, in a manner consistent with the Company's balance sheet at June 30, 2001 included in the Company Financial Statements, provided, that (A) all liabilities of the Company shall be fully reflected on an accrual basis on the Closing Date Balance Sheet (including, without limitation, (x) accrual of the payments provided for under the Retention Plan and all other employee bonuses, deferred compensation or other obligations and (y) accrual of a current liability in an amount corresponding to pre-paid services in respect of Clients billed in advance), (B) the Closing Date Balance Sheet shall not give effect to any write-up of the value of intangible assets that may be required or permitted under GAAP in connection with the consummation of the Transactions, and (C) the accounts receivable schedule included in the Closing Date Balance Sheet shall separately identify the amount of each account receivable and the portions thereof that are in respect of services billed in advance and services billed in arrears. The Members shall cooperate with EVA and the Company in the preparation of the Closing Date Balance Sheet.

          (ii) The Purchase Price shall be subject to upward or downward adjustment in accordance with this Section 3.06(a)(ii) if the Members' Equity of the Company as as set forth on the Closing Date Balance Sheet ("CLOSING DATE MEMBERS' EQUITY") is greater or less than $1,852,801. Any adjustment of the Purchase Price pursuant to this Section 3.06(a) is referred to in this Agreement as a "MEMBERS' EQUITY ADJUSTMENT".

          (iii) If Closing Date Members' Equity is less than $1,852,801, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such shortfall.

          (iv) If Closing Date Members' Equity is greater than $1,852,801, then the amount of such excess shall be paid to the Members, pro rata in accordance with the Ownership Ratio of each Member, if and only to the extent that the Company actually collects amounts in respect of accounts receivable shown on the Closing Date Balance Sheet that, together with the assets other than accounts receivable shown on the Closing Date Balance Sheet, exceed $1,852,801. Any amount paid to the Members pursuant to this
     Section 3.06(a)(iv) shall be treated as an increase in the Purchase Price by the amount of such payment.

          (v) Until the first anniversary of the Closing Date, the Company shall use commercially reasonable efforts to collect all accounts receivable shown on the Closing Date Balance Sheet (excluding litigation or assignment to a collection agency). Following final determination of the Closing Date Balance Sheet in accordance with Section 3.06(c), the Company shall make any payments required under Section 3.06(a)(iv) on a monthly basis by wire transfer of immediately available funds to such account as the Members' Representative may specify at least 5 (five) business days prior to the last day of each month. If, as of the first anniversary of the Closing Date, the Company has been unable to collect receiveables shown on the Closing Date Balance Sheet and, had such uncollected receivables not been included as assets on the Closing Date Balance Sheet, the Closing Date Members' Equity would have been less than $1,852,801, then the Purchase Price shall be reduced dollar-for-dollar by the amount of such uncollected receivables.

          (vi) The Company and the Members shall cause the Company to have a balance of cash and Cash Equivalents at Closing of at least $852,000. At and after Closing, no payment shall be made in respect of the the Retention Plan to the extent that, immediately after giving effect to such payment, the Company would have a balance of cash and Cash Equivalents of less than $852,000.

     (b) CLIENT CONSENTS ADJUSTMENT. Attached hereto as SCHEDULE B is a list prepared by the Company of all Clients of the Company as of June 30, 2001, showing for each Client as of that date, the Client's name, Applicable Annualization Rate, Assets under Management, and Annual Client Revenue, together with the Aggregate Annual Client Revenue for all such Clients. No more than five
(5) Business Days nor less than two (2) Business Days prior to Closing, the Company shall deliver to EVA a schedule (the "CLOSING ANNUAL CLIENT REVENUE SCHEDULE") identifying each Client of the Company at June 30, 2001 from whom the Company has received a Client Consent as of the date of such Closing Annual Client Revenue Schedule, together with the Aggregate Annual Client Revenue for such consenting Clients. If the Closing Annual Client Revenue Schedule reflects Aggregate Annual Client Revenues from consenting Clients that is less than ninety-two and one-half percent (92.5%) of the Aggregate Annual Client Revenues of all Clients of the Company at June 30, 2001, then the aggregate Cash Payment payable to the Members at Closing shall be reduced by the Client Consents Adjustment Amount, determined as of the date of the Closing Annual Client Revenue Schedule. The amount of the Purchase Price, if any, retained pursuant to the preceding sentence is referred to in this Agreement as the "HOLDBACK AMOUNT". By way of example, if the Company has obtained Client Consents from Clients at June 30, 2001, representing eighty-five percent (85%) of the Aggregate Annual Client Revenues, then EVA, shall retain from the Cash Payment seven and one-half percent (7.5%) of the aggregate Purchase Price as the Holdback Amount. The Members shall have an additional sixty (60) day period after Closing during which they shall use all commercially reasonable efforts to obtain, and the Parties shall cooperate in good faith in soliciting, Client Consents from all remaining Clients. Within three (3) Business Days after this sixty (60) day period, the Company shall provide the Members' Representative and EVA with notice (the "CLIENT CONSENTS ADJUSTMENT NOTICE") of the additional Client Consents received by it from Clients of the Company as of June 30, 2001, the Aggregate Annual Client Revenues represented by such additional consenting Clients, and the Client Consents Adjustment Amount determined as of the date of the Client Consents Adjustment Notice, together with calculations as are reasonably necessary to confirm such amount. The Client Consents Adjustment Notice shall be certified by the Chief Financial Officer of the Company. Within three (3) Business Days of receipt of the Client Consents Adjustment Notice, EVA shall deliver an amount equal to the excess, if any, of the Holdback Amount over the Client Consents Adjustment Amount determined as of the date of the Client Consents Adjustment Notice to the Members' Representative, by wire transfer of immediately available funds to an account designated by the Members' Representative at least three (3) Business Days prior to the 61st day following the Closing Date, for distribution to the Members, pro rata in accordance with the Ownership Ratio of each Member. The reduction, if any, in the Purchase Price pursuant to this Section 3.06(b) is refered to in this Agreement as the "CLIENT CONSENTS ADJUSTMENT."

     (c) DISPUTES AS TO PURCHASE PRICE ADJUSTMENTS. Unless the Members' Representative delivers to EVA, within twenty (20) calendar days of the delivery of the Closing Date Financial Statements and the Client Consents Adjustment Notice respectively, written notice of the Members' disagreement therewith, the Closing Date Financial Statements and the Client Consents Adjustment Notice shall, absent fraud, bad faith, willful misconduct or manifest error in the preparation thereof, be final, binding and conclusive on the parties for purposes of calculating the corresponding Purchase Price Adjustments. Any notice delivered by the Members' Representative pursuant to the preceding sentence must state with reasonable specificity the reasons for the Members' disagreement and identify the items and amounts in dispute. Upon delivery of such notice of disagreement, EVA and the Members' Representative shall attempt to resolve such disagreement through negotiations between them. If EVA and the Members' Representative do not agree upon the respective Purchase Price Adjustment within twenty (20) calendar days of delivery of such notice of disagreement by the Members' Representative, then EVA and the Members' Representative shall promptly engage a nationally recognized firm of independent accountants to resolve their dispute. In the absence of prompt agreement on the identity of the independent accountants, the Boston, Massachusetts office of the accounting firm of Arthur Andersen shall be engaged by EVA and the Members' Representative to resolve the dispute. The engagement agreement with the independent accountants shall require the independent accountants to resolve the dispute within ninety (90) calendar days of the engagement. Absent fraud or manifest error, the independent accountants' decision shall be final, binding and conclusive upon the parties hereto. The Members, on the one hand, and EVA, on the other, shall share equally the fees and expenses of the independent accountants.

     (d) PAYMENT OF MEMBERS' EQUITY ADJUSTMENT. Any Members' Equity Adjustments payable pursuant to this Section 3.06 shall, except as otherwise expressly provided in this Section 3.06, be paid to the applicable party promptly after the final determination pursuant to this Section 3.06 of the amount of such payment, by wire transfer of immediately available funds of the amount of such Members' Equity Adjustment.


                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

     4.01 CONDUCT OF BUSINESS AND FORBEARANCES OF THE COMPANY. From the date hereof until Closing, except as expressly permitted or required by this Agreement (including the Exhibits hereto) or any other Transaction Document to which EVA, EVM or EVC is party, without the prior written consent of EVA, the
Company:

     (a) ORDINARY COURSE. (i) Shall operate the Company's business, in all material respects, as presently operated and only in the ordinary course and consistent with past practice, (ii) shall use commercially reasonable efforts to preserve the value of the Company's business and (iii) shall use commercially reasonable efforts to preserve the Company's relationships with and the goodwill of its Clients, Representatives, agents, brokers, customers, suppliers, professional staff, employees and other Persons having business dealings with the Company, and (iv) shall not take any action reasonably likely to have a Company Material Adverse Effect.

     (b) ADDITIONAL UNITS. Shall not (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Units or other ownership interests of the Company or any Rights, except to the extent Previously Disclosed, or (ii) enter into any agreement with respect to the foregoing other than the Transaction Documents.

     (c) DISTRIBUTIONS, ETC. Shall not (i) except to the extent Previously Disclosed or as expressly contemplated by Section 6.14 hereof, make, declare, pay or set aside for payment any distribution on or in respect of, or declare or make any distribution on any Units, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any outstanding Units.

     (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Shall not enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Manager, Member, director, officer, employee or consultant of the Company, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees (other than Members) in the ordinary course of business consistent with past practice, for Previously Disclosed bonuses or as expressly contemplated by Section 6.14, (ii) for other changes that are required by applicable Law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for Previously Disclosed grants of awards to newly hired employees.

     (e) BENEFIT PLANS. Shall not enter into, establish,  adopt or amend (except
(i) as may be required by applicable Law, or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, severance, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant of the Company, or take any action (other than entering into this Agreement) to accelerate the vesting or exercisability of options to purchase Units, or other compensation or benefits payable thereunder.

     (f) DISPOSITIONS. Shall not, except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its Assets, deposits, business or properties except in the ordinary course of business.

     (g) ACQUISITIONS AND MERGERS. Shall not (i) acquire all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business, or (ii) except as contemplated by Section 8.03(e), merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person.

     (h) CONSTITUENT DOCUMENTS. Shall not amend, supplement, waive or modify any of the Company's Constituent Documents, including the Company Articles and the Company Operating Agreement.

     (i) ACCOUNTING METHODS. Shall not change any of the accounting principles, practices, methods, or policies (including but not limited to any reserving methods, practices or policies) employed by the Company as of June 30, 2001, other than as may be required by GAAP.

     (j) CONTRACTS. Except in the ordinary course of business consistent with past practice or in accordance with the express terms of this Agreement, shall not enter into or assume any material Contract or permit any amendment, supplement, termination, waiver or other modification to any existing material Contract, including any Advisory Agreement. Notwithstanding anything in this paragraph to the contrary, the Company shall not reduce the Applicable Annualization Rate of any Advisory Agreement without prior consultation and consent of EVA.

     (k) CLAIMS. Shall not compromise, settle, grant any waiver or release relating to or otherwise adjust any material claim, action or proceeding, except in the ordinary course of business, and following prior notice to and consultation with EVA.

     (l) ADVERSE ACTIONS. Shall not take any action (i) which would materially adversely affect its ability to consummate the Transactions; or (ii) that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to Closing, (B) any of the conditions to Closing set forth in Article VIII of this Agreement not being satisfied, or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

     (m) RISK MANAGEMENT. Shall not, except as required by applicable Law, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail in any material respect to follow its existing policies or practices with respect to managing Client Accounts; or (iii) otherwise fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

     (n) INDEBTEDNESS. Shall not incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

     (o) TAX MATTERS. Shall not make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender or compromise any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, in each case, other than any of the foregoing actions that are not material and which are taken in the ordinary and usual course of business consistent with past practice.

     (p) TANGIBLE ASSETS. Shall maintain all of the tangible Assets and all other tangible properties and Assets owned, leased, occupied, operated or used by it in good repair, working order and operating condition subject only to ordinary wear and tear.

     (q) INSURANCE. Shall use its commerically reasonable best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it, including, without limitation, those insurance policies disclosed pursuant to Section 5.03(t).

     (r) ACCOUNTS PAYABLE. Shall pay accounts payable and other obligations, when they become due and payable, in the ordinary course of business.

     (s) CONTRACT PERFORMANCE. Shall perform in all material respects all of its obligations under any Contracts, agreements or other instruments relating to or affecting the Company.

     (t) COMMITMENTS. Shall not agree or commit, in writing or otherwise, to do any of the foregoing activities that it has agreed not to do under the terms of this Section.

     4.02 FORBEARANCES OF EACH MEMBER. From the date hereof until Closing, except as expressly contemplated by this Agreement, without the prior express written consent of EVA, each Member shall not take any action that is intended or is reasonably likely to result in (A) any of the representations and warranties of the Members set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Closing, (B) any of the conditions to Closing set forth in Article VIII of this Agreement not being satisfied, or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

     4.03 FORBEARANCES OF EVA. From the date hereof until Closing, except as expressly contemplated by this Agreement, without the prior express written consent of the Company, EVA shall not, and shall cause EVC and its Subsidiaries not to take any action that is intended or is reasonably likely to result in (A) any of representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to Closing, (B) any of the conditions to Closing set forth in Article VIII of this Agreement not being satisfied, or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable Law.

     4.04 MATERIAL ADVERSE EFFECT. From the date hereof to the Closing Date, the Company shall notify EVA as promptly as practicable of any event or transaction having or reasonably likely to have a Company Material Adverse Effect, and EVA shall notify the Company as promptly as practicable of any event or transaction having or reasonably likely to have an EVA Material Adverse Effect.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 DISCLOSURE MEMORANDA. On or prior to the date hereof, the Members have delivered to EVA a memorandum (the "COMPANY DISCLOSURE MEMORANDUM"), and EVA has delivered to the Company a memorandum (the "EVA DISCLOSURE MEMORANDUM"; the Company Disclosure Memorandum and the EVA Disclosure Memorandum each, a "DISCLOSURE MEMORANDUM"), each setting forth in the appropriate section thereof those items whose disclosure is referenced in this Agreement. The mere inclusion of an item in the Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by the any Member or EVA, as the case may be, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Company Material Adverse Effect or an EVA Material Adverse Effect, as the case may be.

     5.02 SUPPLEMENTS TO DISCLOSURE MEMORANDA. From time to time prior to the Closing, the Members, on the one hand, and EVA, on the other, shall promptly supplement or amend their respective Disclosure Memoranda with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the respective Disclosure Memorandum (provided that liability for any breach of this covenant shall survive only until the expiration of the survival period of the representation or warranty relating to the section of the Disclosure Memorandum not so supplemented or amended). No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement for the purpose of determining satisfaction of the respective conditions to closing set forth in Article VIII, or with respect to the indemnification rights contained in Article X. Notwithstanding anything in this Section to the contrary, no amendment or supplement shall be permitted in respect of Sections 4.01 (including all sub-sections thereof) and 6.14(b) to the Company Disclosure Memorandum without the written agreement of EVA.

     5.03 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND MEMBERS. The Members hereby severally but not jointly represent and warrant to EVA, both as of the date hereof and as of the Closing Date (except for any representation and warranty that by its terms is made only as of a specific date, in which case as of such date):

     (a) ORGANIZATION, STANDING AND AUTHORITY. As of the date hereof, the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and as of Closing the Company shall be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except for such failures to so qualify that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and complete copies of the Constituent Documents of the Company as of the date hereof have been previously provided to EVA.

     (b) COMPANY OWNERSHIP INTERESTS. The ownership interests of the Company consist solely of 2,267,820 Units, all of which are issued and outstanding. No Unit is or has been evidenced by any certificate or comparable instrument. Each Member is the sole legal and beneficial owner of the number of Units Previously Disclosed next to the name of such Member, and has the sole and exclusive right and power to vote and to exercise all other rights and privileges associated with such Units; provided, that at Closing such ownership of the Retained Units may be held by ACM Holdings, of which the Members shall own beneficially and of record all of the outstanding membership or other interests. The outstanding Units have been duly authorized and are validly issued and outstanding and fully paid, and free and clear of any Liens, and were not issued in violation of any preemptive rights. There are no additional Units authorized and reserved for issuance, and the Company does not have any Rights issued or outstanding with respect to Units. Except for this Agreement and as Previously Disclosed, there are no Rights or other agreements, commitments, arrangements or understandings of any kind obligating the Company or any Member or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any Unit or other equity interest in the Company, or any securities convertible into or exchangeable for any such Units or equity interests, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of the Company or any Member or any other Person to repurchase, redeem or otherwise acquire any outstanding Unit, or other Rights or equity interests of the Company. No Person other than the Company is the "ultimate parent entity" of the Company (as defined under the HSR Act).

     (c) SUBSIDIARIES. The Company does not own beneficially, directly or indirectly, any securities, rights or interests of any Person, or any interest in a partnership or joint venture of any kind, except for such securities, rights or interests held in the ordinary course of the Company's business, on behalf of an Investment Company or Client Accounts, or as security for previously contracted indebtedness of Clients of the Company.

     (d) POWER. The Company has the power and authority to carry on its business as it is now being conducted, to own, lease and operate all of its properties and Assets, and to perform all its obligations under any Contract to which it is a party or by which its Assets are subject or bound.

     (e) AUTHORITY.

          (i) THE COMPANY. The Company has the requisite power and authority to execute, deliver and perform this Agreement and the other agreements, documents and instruments to be executed, delivered and performed by them in connection with this Agreement and to consummate the transactions contemplated hereby and thereby. The Company and its Members have taken all action required for the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is designated a party and the consummation of the transactions contemplated hereby and thereby, and no other action is necessary by the Company or any Member to authorize the execution, delivery and performance by the Company of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which the Company is designated a party have been duly executed and delivered (or, if to be delivered after the date hereof pursuant to the terms of this Agreement, will at or prior to Closing have been duly executed and delivered) by the Company, and, assuming the due authorization, execution and delivery of each such agreement by all of the other parties hereto and thereto, will constitute the legal, valid and binding agreements of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

          (ii) EACH MEMBER. Each of the Members has all requisite legal capacity to enter into this Agreement and each of the other Transaction Documents to which such Member is designated a party and to perform his or her respective obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents to which such Member is designated a party have been duly executed and delivered (or, if to be delivered after the date hereof pursuant to the terms of this Agreement, will at or prior to Closing have been duly executed and delivered) by such Member, and, assuming the due authorization, execution and delivery of each such agreement by all of the other parties hereto and thereto, will constitute the legal, valid and binding agreements of such Member, enforceable against such Member in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each Member acknowledges and agrees that his execution and delivery of this Agreement constitutes his written consent to the Transactions for all purposes of the GLLCA and DLLCA and the Constituent Documents of the Company, and that he has no dissenter's, appraisal or comparable rights in respect of the Transactions or any prior action taken by the Company. Each Member represents and warrants that no Litigation, dispute or controversy exists between such Member and the Company, or between such Member and any other Member in respect of the Company or any Units.

     (f) REGULATORY FILINGS. No Consents, Permits or Order of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or to consummate the Transactions, except for (i) the filing of a notice under the HSR Act, (ii) filings of applications or notices with federal and state banking authorities,
(iii) filings with the SEC and state securities authorities under the Securities Laws, (iv) filings pursuant to the DLLCA and the GLLCA to effect the merger contemplated by Section 8.03(e) and (v) the Consents Previously Disclosed. As of the date hereof, to the Knowledge of the Company there is no reason why the approvals set forth in Section 8.01 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 8.01.

     (g) FINANCIAL REPORTS; NO MATERIAL ADVERSE EFFECT.

          (i) The Company has Previously Disclosed its audited financial statements as of and for the fiscal years ended December 31, 1998, 1999 and 2000 and its unaudited financial statements as of and for the period ended June 30, 2001 (the "COMPANY FINANCIAL STATEMENTS"). Each of the balance sheets contained in the Company Financial Statements (including the related notes and schedules thereto) fairly presents the financial position of the Company as of its date, and each of the statements of income and changes in members' equity and cash flows or equivalent statements contained in the Company Financial Statements (including any related notes and schedules thereto) fairly presents the results of operations, changes in members' equity and cash flows, as the case may be, of the Company for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, subject, in the case of interim statements, to normal, recurring year-end audit adjustments.

          (ii) The Company has no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as Previously Disclosed, (b) as and to the extent disclosed or reserved against in the Company Financial Statements or disclosed in the notes thereto and (c) for liabilities and obligations that (i) were incurred after December 31, 2000 in the ordinary course of the Company's business consistent with past practice and are not prohibited by this Agreement and (ii) individually and in the aggregate will not be material to the Company or reasonably likely to result in a Company Material Adverse Effect.

          (iii) Since December 31, 2000, (A) the Company has conducted its business in the ordinary and usual course consistent with past practice (excluding Transaction Expenses reflected on the Closing Date Balance Sheet) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to result in a Company Material Adverse Effect.

     (h) LITIGATION. Except as Previously Disclosed, there is no Litigation pending (or, to the Company's Knowledge, threatened) against the Company or that, if adversely determined in respect of the Company or any Member, would adversely affect the ability of the Company or any Member to perform their obligations under this Agreement or any other agreement contemplated hereby.

     (i) REGULATORY MATTERS.

          (i) Neither the Company nor any Member, Manager, employee or Affiliate of the Company is a party or is subject to any Order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Authority charged with the supervision or regulation of financial institutions, investment advisers, or investment companies or the supervision or regulation of the Company or such Member, Manager, employee or Affiliate (each, a "REGULATORY AUTHORITY").

          (ii) Neither the Company nor any Manager or Member has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (j) COMPLIANCE WITH LAWS.

          (i) Except as Previously Disclosed, (A) none of the Company or its Members or Managers is or has been in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to the Company or any Investment Company or any of their respective properties, assets, operations or business, or (y) any provision of the Constituent Documents of the Company or any Investment Company, and (B) neither the Company nor any Member has received any notice or has Knowledge of any claim alleging any such conflict, violation, breach or default.

          (ii) The Company has all Permits and Consents of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, and all such Permits and Consents are in full force and effect and no suspension, limitation or cancellation of any of them is pending, or, to the Company's Knowledge, threatened.

          (iii) Except as Previously Disclosed, the Company has not received, since December 31, 2000, any notification or communication from any Governmental Authority (A) asserting that the Company is not in compliance with any of the Laws which such Governmental Authority enforces or (B) threatening to revoke, limit or suspend any Permit or Consent (nor, to the Company's Knowledge, do any grounds for any of the foregoing exist).

     (k) MATERIAL CONTRACTS; DEFAULTS. Except as Previously Disclosed, neither the Company nor any of its Assets, business, or operations, is a party to, or is bound or affected by, or receives benefits under:

          (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $200,000;

          (ii) any Contract relating to the borrowing of money by the Company or the guarantee by the Company of any such obligation;

          (iii) any Contract which prohibits or restricts the Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person;

          (iv)  any  Contract  involving   intellectual   property  (other  than
     contracts   entered  into  in  the  ordinary   course  with  customers  and
     "shrink-wrap" software licenses);

          (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by the Company;

          (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet or any note thereto;

          (vii) any Contract or series of related Contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $100,000 per annum or an aggregate of $250,000 over the term of the Contract and that is not cancelable without penalty or other additional payment upon notice of thirty (30) days or less;

          (viii) any Contract described in or pertaining to the Company Operating Agreement;

          (ix) any Contract (other than this Agreement) entered into other than in the ordinary course of the Company's business;

          (x) any Contract (other than this Agreement) between the Company and any Member or Affiliate of the Company (whether or not legally binding);

          (xi) any Advisory Agreement; or

          (xii) any other Contract not described in the preceding paragraphs (i) through (xi) that, individually or together with all other Contracts not so described, are or are reasonably likely to be material to the business, operations, results of operations, or condition (financial or otherwise) of the Company.

The Company has provided to EVA true and complete copies of each written Contract Previously Disclosed pursuant to this or any other Section, and a summary of all material terms of any oral Contract has been Previously
Disclosed. All Contracts to which the Company is party are legal, valid, binding, in full force and effect and enforceable against the Company and, to the Company's Knowledge, each other party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, would not reasonably be likely to have or result in a Company Material Adverse Effect, or materially impair the ability of any Party to perform its respective obligations hereunder and under the other Transaction Documents. Except as Previously Disclosed, there does not exist under any Contract to which the Company is party any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company or, to the Knowledge of the Company, of any other Person. Except as Previously Disclosed, no Contract to which the Company is party contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the Transaction Documents. The information set forth in Schedule B is accurate and complete in all respects as of June 30, 2001, and the information to be set forth in the Closing Annual Client Revenue Schedule will be accurate and complete in all respects as of the date thereof.

     (l) NO BROKERS; TRANSACTION EXPENSES. No action has been taken by the Company that would give rise to any valid claim against any Party for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to the Company's financial advisors (the amount of which shall either be paid directly by the Members on behalf of the Company or shall be fully reflected on the ClosingDate Balance Sheet).

     (m) EMPLOYEE BENEFIT PLANS.

          (i) The Company has delivered or made available to EVA prior to the execution of this Agreement, copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all employment, change-in-control or other employee agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans," as defined in Section 3(3) of ERISA, adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company for the benefit of employees, retirees, dependents, spouses, Managers, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, Managers, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "COMPANY BENEFIT PLANS"). The Company has listed each Company Benefit Plan in Section 5.03(m) of the Company Disclosure Memorandum. Any of the Company Benefit Plans which is an "employee pension benefit plan," as defined in Section 3(2) of ERISA, is referred to herein as a "COMPANY PENSION PLAN." No Company Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (ii) The Company has delivered or made available to EVA prior to the execution of this Agreement correct and complete copies of the following documents: (A) all trust agreements or other funding arrangements for the Company Benefit Plans (including insurance contracts), and all amendments thereto; (B) with respect to any such Company Benefit Plans or amendments, all determination letters, material rulings, material opinion letters, material information letters, or material advisory opinions issued by the IRS, the DOL, or the Pension Benefit Guaranty Corporation or any other applicable Governmental Authority, (C) annual reports or returns, audited or unaudited financial statements, actuarial valuation and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the most recent plan year; (D) the most recent summary plan descriptions and any material modifications thereto; and (E) all material communications with the IRS, the DOL, the Pension Benefit Guaranty Corporation or any other applicable Governmental Authority within the last six (6) years with respect to any Company Benefit Plan.

          (iii) All the Company Benefit Plans are in compliance with the applicable terms of ERISA, the Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Pension Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and the Company is not aware of any circumstances likely to result in the revocation of such favorable determination letter. Neither the Company nor, to the Company's Knowledge, any other disqualified Person (as defined in Section 4975 of the Code) or party in interest (as defined in Section 3(14) of ERISA) has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a Tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA or any other Liability in an amount which would be material. To the Knowledge of the Company, no breach of fiduciary duty under Title I of ERISA has occurred with respect to any Company Benefit Plan or with respect to any ERISA Affiliate.

          (iv) No Company Pension Plan has (except as disclosed in Section 5.03(m) of the Company Disclosure Memorandum) any "unfunded current liability," as defined in Section 302(d) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, if any, there has been (A) no material change in the financial position of any Company Pension Plan, (B) no change in the actuarial assumptions with respect to any Company Pension Plan, and
     (C) no increase in benefits under any Company Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have a material adverse effect on the funding status of any such plan. Neither any Company Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any ERISA Affiliate, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or
     Section 414 of the Code (an "ERISA AFFILIATE") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. The Company has not provided, and is not required to provide, security to a Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. No Lien exists or can be expected to exist under Code Section 412(n) or ERISA Section 302(f) and no Tax has been imposed or can be expected to be imposed under Code Section 4971 with respect to any Company Benefit Plan.

          (v) Within the six-year period preceding Closing, no Liability (other than liabilities for routine contributions, all of which have been made when due) under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to be material. No Company Pension Plan has been terminated or partially terminated which resulted or is reasonably likely to result in a material Liability. The Company has not incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to be material. No notice of a "reportable event," within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Pension Plan or by an ERISA Affiliate within the 12-month period ending on the date hereof.

          (vi) Except as Previously Disclosed, the Company does not have any Liability for retiree health and life or other welfare benefits under any of the Company Benefit Plans and all restrictions on the rights of the Company to amend or terminate any such retiree health, life or welfare Company Benefit Plan are set forth in the Company Benefit Plan documents, including without limitation, the summary plan descriptions and summaries of material modifications.

          (vii) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (A) entitle any employees of the Company to severance pay or any increase in severance pay upon any termination of employment prior to or after the date hereof; (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans; (C) result in any payments under any of the Company Benefit Plans which would not be deductible under Section 162(m) or 280G of the Code; or (D) result in a prohibited transaction as defined in
     Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (viii) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of the Company and their respective beneficiaries, have been fully reflected on the Company Financial Statements to the extent required by and in accordance with generally accepted accounting principles.

          (ix) Other than routine claims for benefits, no claim against or legal proceeding involving any Company Benefit Plan is pending or, to the Knowledge of the Company, threatened.

     (n) LABOR MATTERS. The Company is not a party to and is not bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the Company's Knowledge, threatened, nor is the Company aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (o) TAKEOVER LAWS. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Transactions from the requirements of any "moratorium", "control share" "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations (collectively, "TAKEOVER LAWS") of the State of Georgia.

     (p) ENVIRONMENTAL MATTERS. To the Knowledge of the Company, neither the conduct nor operation of the Company nor any condition of any property presently or previously owned, leased or operated by it (including, without limitation, in a fiduciary or agency capacity), or on which its holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. The Company has not received any written notice from any Person that the Company or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by it was in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Hazardous Materials at, on, beneath, or originating from any such property.

     (q) TAX MATTERS. The Company is, and at all times since its inception has been, classified as a partnership for federal income tax purposes. With respect to taxable periods for which the statute of limitations as it may be extended or otherwise applied has not expired, (i) all Tax Returns required to have been filed by or with respect to the Company have been duly and timely filed, and all such Tax Returns are correct and complete, (ii) all Taxes that are due and payable by the Company (regardless of whether shown to be due on the Tax Returns referred to in clause (i)) have been timely paid in full, (iii) no issues have been raised by the IRS or any other relevant taxing authority in connection with the examination of the Company Tax Returns, which could be expected, upon any future tax audit of the Company, to result in a proposed deficiency for any period, (iv) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company, and (v) all Taxes that the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, to the extent due and payable, and the Company is not subject to any Liabilities to deliver any assets to any Governmental Authority under any escheat, unclaimed property and similar Laws, nor are any Claims pending, or to the Company's Knowledge, threatened with respect to such matters. The Company has made available to EVA true and correct copies of the United States federal income Tax Returns filed by the Company for each of the three most recent fiscal years ended on or before December 31, 2000. The Company does not have any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Company Financial Statements in excess of the amounts accrued with respect thereto that are reflected in the Company Financial Statements. The Company is not a party to any Tax allocation or sharing agreement and does not otherwise have any Liability for the Taxes of any Person (other than the Company). No Liens for Taxes exist with respect to any of the Assets or properties of the Company, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and are fully reserved on the Company Financial Statements in accordance with United States GAAP.

     (r) RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward Contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Clients (all of which are Previously Disclosed), were entered into (i) in accordance with prudent business practices and all applicable Laws and (ii) with counter parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms (subject only to the Bankruptcy and Equity Exception), and are in full force and effect. The Company is not, and, to the Company's Knowledge no other party is, in breach of any of its obligations under any such agreement or arrangement.

     (s) BOOKS AND RECORDS. The books and records of the Company have been properly and accurately maintained in all material respects in compliance with applicable Laws, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of the Company, and the assets and performance of each Account. The valuations of the assets and liabilities of each Account have been supplied by sources that the Company believes are reliable and accurate, and accurately reflect the fair market values of such assets and liabilities as of the dates thereof.

     (t) INSURANCE. The Company has Previously Disclosed all of the insurance policies, binders, or bonds maintained by the Company ("INSURANCE POLICIES"). The Company is insured with reputable insurers of recognized financial responsibility against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion and have been Previously Disclosed.

     (u) SECURITIES LAWS.

          (i) The Company is and has been at all times since its inception duly registered as an investment adviser under the Advisers Act and all other applicable Laws. Each such registration is in full force and effect. Other than as Previously Disclosed, the Company is not required to be registered as an investment adviser in any jurisdiction in order to conduct its business as presently conducted by it.

          (ii) The Company has filed all Forms ADV and made all other material filings, together with any material amendments required to be made with respect thereto, that it has been required to file with any relevant Governmental Authority (the Reports"). As of their respective dates of filing with the applicable Governmental Authority, each such Report complied in all material respects with the rules and regulations of the applicable Governmental Authority and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     (v) TECHNOLOGY AND INTELLECTUAL PROPERTY. The Company has Previously Disclosed all copyrights, patents, computer software (other than computer software with license fees of $10,000 or less per copy), trademarks, logos, service marks, trade names, service names, Internet domain names and applications and registrations therefor owned or licensed by the Company (collectively, the "INTELLECTUAL PROPERTY"), and has identified whether each such item of Intellectual Property is owned (the "OWNED INTELLECTUAL PROPERTY") or licensed (the "LICENSED INTELLECTUAL PROPERTY") by the Company. Except as Previously Disclosed, the Company has: (i) the right to use each item of the Owned Intellectual Property, free and clear of any royalty or other similar payment obligations, claims of infringement or alleged infringement or other Lien of any kind; and (ii) the right to use the Licensed Intellectual Property, which right, to the Knowledge of the Company, is free and clear of material claims of infringement or alleged infringement or other material Lien of any kind, except for costs, charges, fees or other payments required under the terms of the licenses, contracts or agreements governing the Licensed Intellectual Property.

     (w) NO INELIGIBILITY UNDER THE ADVISERS ACT OR THE INVESTMENT COMPANY ACT. Neither the Company nor, to the Knowledge of the Company, any "affiliated person" (as defined in the Investment Company Act) thereof is ineligible pursuant to Section 9(a) or (b) of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company registered under the Investment Company Act; and, neither the Company nor, to the Knowledge of the Company, any "associated person" (as defined in the Advisers Act) thereof is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser.

     (x) NO CONFLICTS. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, will:

          (i) except as Previously Disclosed, require any filing with, or Consent of, any Governmental Authority having jurisdiction over any of the businesses or Assets of any of the Investment Companies;

          (ii) violate any Law or any Order applicable to the Company or any Investment Company or any of their respective properties and assets;

          (iii) violate any provision of the Company's Constituent Documents; or

          (iv) result in a breach of, or constitute a default under, or an event that, with the passage of time or the giving of notice, or both, would constitute a default under, give rise to a right of termination, cancellation, or acceleration of, create any entitlement of any third party to any material payment or benefit under, require the Consent of any third party to, or result in the creation of any Lien on the assets of the Company or any Investment Company under, any Contract, other than Contracts subject to Section 12(b) or Section 15 of the Investment Company Act and for Consents Previously Disclosed, except for such breaches, defaults, terminations, cancellations, accelerations, entitlements, absences of Consents, or Liens that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

     (y) ADHERENCE TO INVESTMENT POLICIES AND RESTRICTIONS. The Company has operated or managed each Investment Company portfolio for which it is a Service Provider in compliance in all material respects with its respective objectives, policies and restrictions, including those set forth in the prospectus and statement of additional information for each Investment Company.

     (z) CODE OF ETHICS. The Company has adopted a formal code of ethics and a written policy regarding personal trading. Such codes and policies comply in all material respects with Section 17(j) of the Investment Company Act, SEC Rule 17j-1 thereunder, and Section 204A of the Advisors Act, as the case may be. There is no violation of such code of ethics or personal trading policy that would be material to the Company or to any of the Investment Companies.

     (aa) NO UNFAIR ARRANGEMENTS. None of the Company nor any of its officers, directors or employees has any express or implied understanding or arrangement that would impose an unfair burden on any of the Investment Companies or would in any way violate Section 15(f) of the Investment Company Act as a result of the Transactions.

     (bb) INVESTMENT REPRESENTATIONS AND COVENANTS; TRANSFER RESTRICTIONS.

          (i) Each Member has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such Member's acquisition of shares of EVC Common Stock pursuant to Section 3.02. Each Member is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. Each Member acknowledges that he or she had the opportunity to review EVC's SEC Documents as filed with SEC through the date hereof and that a representative of EVC has been made available to each Member and each Member has had the opportunity to ask questions of the officers and management of EVC and to acquire additional information about the business and financial condition of EVC. Each Member is acquiring the shares of EVC Common Stock for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any Securities Law.

          (ii) Each Member understands, agrees and covenants that (A) the Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of other than in compliance with the Restated Operating Agreement, (B) the shares of EVC Common Stock issued pursuant to this Agreement and the Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with other applicable Securities Laws, and (C) that each certificate representing shares of EVC Common Stock and Units shall bear a legend to such effect. Each Member further acknowledges that no shares of EVC Common Stock may be sold by any employee of EVA, EVC or its Subsidiaries other than in compliance with the EVC code of ethics, as in effect from time to time.

          (iii) Each Member understands, agrees and covenants that (A) prior to the first anniversary of the Closing Date, no more than 20% in the aggregate of the shares of EVC Common Stock delivered under Section 3.04(b) to such Member shall be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of (collectively, "TRANSFERRED"), (B) prior to the second anniversary of the Closing Date, no more than 40% in the aggregate of such shares of EVC Common Stock shall be Transferred, (C) prior to the third anniversary of the Closing Date, no more than 60% in the aggregate of such shares of EVC Common Stock shall be Transferred, and (D) prior to the fourth anniversary of the Closing Date, no more than 80% in the aggregate of such shares of EVC Common Stock shall be Transferred, and that each certificate representing such shares of EVC Common Stock shall be required to bear a legend to such effect until the fourth anniversary of the date hereof; provided, that such shares may be Transferred without regard to such cumulative annual 20% limitation in Transfers made solely for estate-planning purposes to the spouse, children, parents or grandchildren of such Member or a trust for the benefit of any of the foregoing (such persons or trusts, "PERMITTED TRANSFEREES"), with each such Permitted Transferee to agree in writing to be bound by the restrictions set forth in this Section 5.03(bb)(iii) as a condition of such Transfer, such agreement to be in form and substance reasonably satisfactory to EVA. To the extent that any shares of EVC Common Stock delivered to ACM Holdings pursuant to Section 5.03 of the Restated Operating Agreement are subsequently distributed to a Member, each Member agrees that such shares of EVC Common Stock shall be subject to the restrictions set forth in the preceding sentence, provided, however, that the release of shares from such restrictions shall be based on years elapsed from the delivery of the respective shares to ACM Holdings and not upon years elapsed since Closing. The transfer restriction set forth in this Section 5.03(bb)(iii) shall terminate and be of no further effect with respect to the shares of EVC Common Stock held by a Member upon the first date that none of the Company, EVA or any Affiliate of EVA continues to employ such Member.

          (iv) Notwithstanding anything in this Section to the contrary and subject to Section 8.01(d), EVA acknowledges that the Members will, and each Member agrees that they shall, transfer all Retained Units (the "CLOSING UNIT TRANSFER"), at Closing to a holding company to be established by such Members ("ACM HOLDINGS"). Notwithstanding the Closing Unit Transfer or such transfer of the Purchased Units, the Members shall remain liable for performance of their obligations under this Agreement.

     (cc) REAL PROPERTY.

          (i) OWNED REAL PROPERTY. The Company does not own, nor has it ever owned, any real property.

          (ii) LEASES. The Lease is the only Contract in respect of real property to which the Company is party. A true and complete copy of the Lease has been delivered to EVA. The Lease grants the Company the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder. The Company has good and valid title to the leasehold estate under the Lease free and clear of any Liens. The Company enjoys peaceful and undisturbed possession under the Lease.

          (iii) FEE AND LEASEHOLD INTERESTS, ETC. The real property that is the subject of the Lease (the "LEASED REAL PROPERTY") constitutes all the interests in real property held or used by the Company.

          (iv) NO PROCEEDINGS. To the Company's Knowledge, there are no proceedings in eminent domain or other similar proceedings pending or threatened affecting any portion of the Leased Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any Litigation, pending or, to the Company's Knowledge, threatened, relating to the ownership, lease, use, occupancy or operation by any Person of the Leased Real Property.

          (v) CURRENT USE. The Company's use and operation of the Leased Real Property in the conduct of the business of the Company is and has been in compliance with the terms of the Lease. No damage or destruction has occurred with respect to the Leased Real Property that, individually or in the aggregate, could have or result in a Company Material Adverse Effect.

     (dd) ASSETS. The Company owns, or otherwise has sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, its business (the "ASSETS"). The Company has good, valid and marketable title to, or in the case of leased property has a good and valid leasehold interests in, all Assets, including but not limited to all such Assets reflected in the balance sheet of the Company at June 30, 2001 included in the Company Financial Statements or acquired since the date thereof (except as may be disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any Lien. The Company has Previously Disclosed a list of all tangible Assets that identifies the location of such Assets.

     (ee) RELATED PARTY TRANSACTIONS. Except as Previously Disclosed, the Company is not party to any Contract with any Related Party, and no Related Party (i) owns, directly or indirectly, and whether on an individual, joint or other basis, any interest in (A) any Asset, or (B) any Person that is a Service Provider, supplier, customer or competitor of the Company, (ii) serves as an officer, director or employee of any Person that is a Service Provider, supplier, customer or competitor of the Company, or (iii) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, the Company.

     (ff) ACCOUNTS RECEIVABLE. The Company has delivered or caused to be delivered to EVA a complete and accurate aging of all accounts receivable of the Company as of the end of each monthly period since January 1, 2000. Except as Previously Disclosed, no account receivable of Company reflected on the balance sheet of the Company as of June 30, 2001 included in the Company Financial Statements and no account receivable arising after the date of such balance sheet and reflected on the books of the Company is uncollectible or subject to counterclaim or offset, except to the extent reserved against thereon. All accounts receivable reflected on the audited balance sheet of the Company as of June 30, 2001 or on such books have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Company.

     (gg) BANK ACCOUNTS. The Company has Previously Disclosed a complete and correct list containing the names of each bank in which the Company has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every Person authorized to draw thereon or having access thereto.

     (hh) DISCLOSURE. This Agreement and the Transaction Documents, and each certificate or other instrument or document furnished pursuant to this Agreement or any Transaction Document by or on behalf of the Company or any Member to EVA or any agent or representative of EVA, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     5.04 REPRESENTATIONS AND WARRANTIES REGARDING EVA, EVM AND EVC. EVA hereby represents and warrants to the Company as follows, both as of the date hereof and as of the Closing Date (except for any representation and warranty that by its terms is made only as of a specific date, in which case as of such date):

     (a) ORGANIZATION, STANDING AND AUTHORITY. EVC is duly incorporated, validly existing and in good standing under the laws of the State of Maryland. EVA is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. EVM is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each of EVC, EVM and EVA is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Each of EVC, EVM and EVA has in effect all Permits and Orders necessary for it to own or lease its properties and Assets and to carry on its business as it is now conducted. EVC indirectly holds all of the issued and outstanding equity securities of each of EVM and EVA.

     (b) EVC COMMON STOCK.

          (i) As of the date hereof, the authorized capital stock of EVC consists solely of 95,360,000 shares of EVC Common Stock, of which 68,986,889 shares were issued and outstanding as of April 30, 2001, and 640,000 shares of $.0078125 par value Voting Common Stock, of which 154,880 shares were outstanding as of April 30, 2001.

          (ii) The shares of EVC Common Stock to be delivered to the Members pursuant to Article III, when delivered by EVA in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered to the Members free and clear of any Liens or preemptive rights, and will be listed on the NYSE (subject to official notice of issuance).

     (c) POWER. EVC, EVM and EVA each have the power and authority to carry on their respective businesses as they are now being conducted and to own all their properties and assets; and each of EVC, EVM and EVA has the power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby.

     (d) AUTHORITY. This Agreement and the Transactions have been authorized by all necessary action of EVC, EVM and EVA and their directors or trustees and does not require any vote of shareholders or beneficial holders. This Agreement is a valid and legally binding agreement of EVA and, to the extent set forth in the preamble to this Agreement and in the covenants immediately preceding each of their signatures hereto, EVC and EVM, enforceable against each in accordance with its terms.

     (e) REGULATORY APPROVALS; NO DEFAULTS.

          (i) No Consents, Permits or Orders of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by EVC, EVM or EVA in connection with the execution, delivery or performance by EVC, EVM or EVA of this Agreement or to consummate the Transactions, except for (A) the filing of applications and notices, as applicable, with federal and state banking authorities; (B) approval of the listing on the NYSE of the shares of EVC Common Stock to be issued to the Members pursuant to Article III; (C) such filings as are required to be made or approvals as are required to be obtained under Securities Laws in connection with the issuance of EVC Common Stock pursuant to Article III; and (D) receipt of Consents Previously Disclosed. As of the date hereof, to the Knowledge of EVA there is no reason why the approvals set forth in Section 8.01 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 8.01.

          (ii) Subject to receipt of the Consents referred to in the preceding paragraph and expiration of the related waiting periods and required filings under applicable Securities Laws, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any Law, Order, Permit or Contract of EVA or EVC or of any of its Subsidiaries or to which EVA or EVC or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of EVA or EVC or any of its Subsidiaries, or (C) require any Consent under any such Law, Order, Permit or Contract; except for such breaches, defaults, terminations, cancellations, accelerations, entitlements, absences of Consents, or Liens that would not, individually or in the aggregate, result in an EVA Material Adverse Effect.

     (f) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.

          (i) EVC's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to October 31, 2000 and prior to the Closing Date under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC (collectively, EVC's "SEC DOCUMENTS"), as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of EVC and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of EVC and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal, recurring year-end audit adjustments in the case of unaudited statements.

          (ii) Since April 30, 2001, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have an EVA Material Adverse Effect.

     (g) LITIGATION; REGULATORY ACTION.

          (i) Other than as set forth in EVC's SEC Documents or as Previously Disclosed, no Litigation is pending against EVC or any of its Subsidiaries that, if adversely determined, would be reasonably likely to result in an EVA Material Adverse Effect, and, to EVA's Knowledge, no such Litigation has been threatened.

          (ii) Neither EVC nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has EVC or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (h) BROKERAGE AND FINANCIAL ADVISERS. Except as Previously Disclosed, no broker, finder or financial adviser, has acted directly or indirectly as such for, or is entitled to any compensation from, EVA or EVC in connection with this Agreement or the Transactions.

     (i) INVESTMENT IN UNITS. EVA is acquiring the Purchased Units solely for investment, with no present intention to resell or distribute, within the meaning of the Securities Act, the Purchased Units. EVA hereby acknowledges that the Purchased Units have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act.

     (j) SUFFICIENT FUNDS. At Closing, EVA (i) shall have or have access to sufficient funds available to pay the aggregate Cash Payments and (ii) shall cause EVC to issue to the Members on behalf of EVA a sufficient number of shares of EVC Common Stock to satisfy the delivery obligations of EVA under Section 3.04(b)(ii)(B). In addition to such funds, EVA has or has access to sufficient funds available to pay all its Transaction Expenses.

     (k) NO INELIGIBILITY UNDER THE ADVISERS ACT OR THE INVESTMENT COMPANY ACT. Neither EVC, EVM nor EVA, nor, to EVA's Knowledge, any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to
Section 9(a) or (b) of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to a company registered under the Investment Company Act; and neither EVC, EVM nor EVA, nor, to EVA's Knowledge, any "associated person" (as defined in the Advisers Act) thereof, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment advisor or as an associated person to a registered investment advisor.

     (l) COMPLIANCE WITH LAWS.

          (i) Except as set forth in EVC's SEC Documents or as Previously Disclosed or as to any matter that would not be reasonably likely to result in an EVA Material Adverse Effect, (A) none of EVC, EVM or EVA is or has been in conflict with or in violation or breach of or default under (and there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) (x) any Law applicable to EVC, EVM or EVA or any of their respective properties, assets, operations or business, or (y) any provision of the Constituent Documents of EVC, EVM or EVA, and (B) none of EVC, EVM or EVA has received any notice or has Knowledge of any claim alleging any such conflict, violation, breach or default.

          (ii) Except as set forth in EVC's SEC Documents or as Previously Disclosed or as to any matter that would not be reasonably likely to result in an EVA Material Adverse Effect, EVA and EVC have all Permits and Consents of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their business as presently conducted, and all such Permits and Consents are in full force and effect and no suspension, limitation or cancellation of any of them is pending, or, to the EVA's Knowledge, threatened.

          (iii) Except as set forth in EVC's SEC Documents or as Previously Disclosed or as to any matter that would not be reasonably likely to result in an EVA Material Adverse Effect, EVA and EVC have not received, since December 31, 2000, any notification or communication from any Governmental Authority (A) asserting that either EVA or EVC is not in compliance with any of the Laws which such Governmental Authority enforces or (B) threatening to revoke, limit or suspend any Permit or Consent (nor, to EVA's Knowledge, do any grounds for any of the foregoing exist).

          (iv) EVC, EVM and EVA are not, nor, to EVA's Knowledge, is any Affiliate of any of them, subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Securities Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Affiliate of EVA as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Securities Exchange Act.

                                   ARTICLE VI

                                    COVENANTS

     6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, the Company, the Members, EVM and EVA, and each of them, agree to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or

<
desirable, or advisable under applicable Laws, so as to permit consummation of the Closing as promptly as practicable and otherwise to enable consummation of the Transactions and shall cooperate fully with the other party hereto to that end.

     6.02 APPROVALS. The Company and each Member shall take, in accordance with applicable Law and all applicable provisions of the Company's Constituent Documents, all action necessary to the approval and adoption of this Agreement and any other matters required to be approved by the Members for consummation of the Transactions as promptly as practicable.

     6.03 PRESS RELEASES. EVC, EVM and EVA, on the one hand, and the Company and the Members' Representative, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, other public statement or employee release with respect to the Transactions and shall not issue any such press release or make any such public statement or employee release prior to such consultation, except as may be required by Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Except for the filing of a Current Report on Form 8-K and as otherwise required by Law, this Agreement shall not be publicly filed under the Exchange Act or the Securities Act. To the extent any of the exhibits or schedules to this Agreement are required to be filed under the Exchange Act or the Securities Act, EVC will request confidentiality under the SEC's rules, as permitted thereunder.

     6.04 ACCESS; INFORMATION.

     (a) The Company and Members agree that, upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company shall afford EVA and its officers, employees and Representatives, such access during normal business hours throughout the period prior to Closing to the books, records (including, without limitation, Tax returns and work papers of independent auditors), properties, personnel and to such other information of the Company as EVA may reasonably request and, during such period, it shall furnish promptly to EVA (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as EVA may reasonably request. EVC agrees that, upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford the Members and their Representatives such access to information of EVC as shall be reasonably appropriate to enable the Members to make their representations in Section 5.03(bb) as of the Closing Date. EVA agrees that, upon reasonable notice and subject to applicable Laws relating to the exchange of information, it will make available to the Company such customary publicly available information and marketing materials relating to the business operations of EVC and its Subsidiaries as may be reasonably requested by the Company in furtherance of its solicitation of Client Consents.

     (b) Each Party shall not, and shall cause its Representatives and Subsidiaries not to, use any information obtained pursuant to this Section 6.04 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of Law, including SEC Regulation FD, each Party shall keep confidential, and shall cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.04 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another Party hereto to be returned to the Party which furnished the same. No investigation by any Party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any Party's obligation to consummate the transactions contemplated by this Agreement. Certain of the Parties hereto are parties to a Confidentiality Agreement, dated February 22, 2001, which is hereby ratified and affirmed and which shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or any other Transaction Documents.

     6.05 ACQUISITION PROPOSALS. Neither the Company nor any of its Managers, Members or Representatives shall, and the Company shall direct and use all reasonable best efforts to cause its Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to Members of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any ownership interests of, the Company (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and the Members shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than EVA and EVC or its Subsidiaries with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. The Company shall promptly (within 24 hours) notify EVA of the receipt by the Company or any Member of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and of the receipt of any subsequent communications in respect thereof and their substance.

     6.06 REGULATORY APPLICATIONs.

     (a) The Parties shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all Permits and Consents of all third parties and Governmental Authorities necessary to consummate the Transactions. Each of the Company and EVA shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each Party hereto agrees that it shall consult with the other Parties hereto with respect to the obtaining of all material Permits and Consents of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each Party shall keep the other Parties appraised of the status of material matters relating to completion of the Transactions contemplated hereby.

     (b) The Parties agree, upon request, to furnish the others with all information concerning itself, its Subsidiaries, directors, managers, officers, members and shareholders, as appropriate, and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any Governmental Authority.

     6.07 DIRECTORS & Officers / Errors & Omissions Insurance. Promptly after the execution of this Agreement, EVM shall use its commercially reasonable best efforts to include, effective as of Closing, the Managers, officers and employees of the Company as insureds under EVM's current directors' and officers' / errors and omissions liability insurance policy with respect to occurences after the Closing so long as such change in coverage would result in a premium increase per year reasonably acceptable both to EVM and to ACM Holdings. If such inclusion would result in a premium increase not reasonably acceptable to either EVM or ACM Holdings, then the Company, as provided in the Restated Operating Agreement, may use commercially reasonable efforts to purchase directors' and officers' / errors and omissions liability insurance covering the the Managers, officers and employees of the Company.

     6.08 BENEFIT PLANS. As soon as practicable following the Closing, EVA shall provide, in addition to any plans, benefits or incentives contained in this Agreement or in any Transaction Document, generally to employees of the Company, employee benefits, under employee benefit and welfare plans, and all stock options, stock ownership, stock purchase and incentive and bonus plans, on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by EVC to similarly situated employees (including officers) of EVC; provided, however, that, prior to the time that such benefits are provided, such employees of the Company shall continue to be provided with benefits under the Company's current benefit plans or EVC's employee benefit plans (other than plans involving the issuance of securities of the Company or EVC), which in the aggregate are substantially comparable to those currently provided by the Company to such employees. To the extent that EVA causes an employee benefit plan maintained by EVC to cover employees of the Company, EVA shall cause such employee benefit plan to recognize such employee's service with the Company prior to the Closing Date for purposes of participation, eligibility and vesting, but not for purposes of benefit accrual, to the same extent that such service was credited by the Company. Except as expressly provided by this
Section 6.08 or an Employment Agreement, nothing contained herein shall in any way limit or restrict the ability of EVA or EVC to amend, modify, or terminate any employee benefit plan, including the Company Benefit Plans, at any time following the Closing, provided all comparably situated employees of the Company and EVC are treated similarly.

     6.09 NOTIFICATION OF CERTAIN MATTERS.

     (a) Each of the Company and EVA shall give prompt notice to the other of any fact, event or circumstance known to it (and, in the case of the Company, known to any Member) that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Company Material Adverse Effect or EVA Material Adverse Effect, as the case may be, or (ii) would cause or constitute a material breach of any of its respective representations, warranties, covenants or agreements contained herein.

     (b) Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Closing and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' or members' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

     6.10 LISTING. EVC shall use its reasonable best efforts to list, prior to the Closing, on the NYSE, subject to official notice of issuance, the shares of EVC Common Stock to be issued to the Members pursuant to Article III, and shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

     6.11 APPLICATIONS; ANTITRUST NOTIFICATION. EVA shall promptly prepare and file, and the Company and the Members shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the Transactions seeking the requisite Consents necessary to consummate the Transactions. To the extent required by the HSR Act, each of the Parties shall promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the Transactions and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and shall comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     6.12 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, each of the Parties shall execute and file the appropriate articles of merger, certificate of merger or similar other documents or filings with the appropriate Secretary of State or other state officials as may be required or appropriate in connection with the Transactions.

     6.13 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the Transactions, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the Transactions contemplated herein and to cause to be satisfied the conditions referred to in this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the Transactions.

     6.14 RETENTION BONUS. The Company shall (a) adopt and implement, as soon as practicable effective as of the Closing Date, a retention plan (the "RETENTION PLAN"), in substantially the form attached as EXHIBIT C hereto, which shall provide for payments to the participants therein substantially on the terms and conditions and over the periods described therein, and (b) shall designate as participants in such Retention Plan those employees of the Company Previously Disclosed who remain in the employment of the Company immediately following the Closing Date. The aggregate amount of the payments provided for under the Retention Plan shall be accrued on the Closing Date Balance Sheet as Pre-Closing Payables.

     6.15 PARTNERSHIP ELECTION. The Parties covenant and agree that the Company will elect, for federal and state purposes, to be taxed as a partnership and none of the Parties shall take any actions to cause the Company to fail to be taxed as a partnership.

                                   ARTICLE VII

                 COVENANTS RELATING TO THE INVESTMENT COMPANIES

     7.01 APPROVAL OF THE FUNDS. The Company and EVC shall use commercially reasonable efforts to obtain, as promptly as reasonably practicable after the date of this Agreement:

     (a) the undertaking of the Board of Directors of each Investment Company to call, as and to the extent required by Law or Contract, a special meeting of shareholders of such Investment Company to be held as promptly as reasonably practicable for the purpose of obtaining all Consents necessary to approve the new Advisory Agreements; and

     (b) the approval of the Board of Directors of each Investment Company, pursuant to, and in conformity with, Section 15(a)(4) of the Investment Company Act and SEC Rule 15a-4 thereunder, of (i) an interim investment advisory Contract for such Investment Company and all series thereunder (x) providing for the Company to continue as the advisor of such Investment Company and its series with the same advisory fees as are in effect under the existing Advisory Agreements on the date hereof, (y) becoming effective at the time of the Closing for any Investment Company whose shareholders have not, prior to the Closing, approved the new Advisory Agreements, and (z) satisfying all requirements of SEC Rule 15a-4(b)(2)(iv)-(vi) (each an "INTERIM ADVISORY CONTRACT"), or (ii) a new Advisory Agreement for such Investment Company and all series thereunder.

     7.02 INFORMATION FROM EVC. Prior to the earlier of the Closing Date or termination of this Agreement, with respect to each Investment Company, EVC shall provide as promptly as practicable to the Board of Directors (which for purposes of this Agreement includes any committees thereof) of each Investment Company, with copies to the Company, all information as such Board of Directors shall reasonably request, including information relating to EVC's financial position, current or proposed trading practices and procedures, code of ethics and compliance procedures in accordance with its responsibilities under Section 15 of the Investment Company Act, in order for such Board of Directors to evaluate the transactions contemplated hereby, including whether such Board of Directors shall recommend, as and to the extent shareholder approval is required by Law or Contract, that the shareholders of such Investment Company approve the new Advisory Agreements. EVC shall make its officers and employees, as appropriate, available to the Boards of Directors of the Investment Company to the extent any such Board of Directors reasonably determines it is necessary for such Board of Directors' investigation of EVC.

     7.03 THE FUNDS' PROXY STATEMENTS. In connection with the special meetings, if any, of the shareholders of the Investment Company required by Section 7.01, the Company shall use all commercially reasonable efforts to cause the Investment Company to prepare, file and distribute the necessary proxy statements, as soon as reasonably practicable after the date of this Agreement. In connection with such proxy statements, the Company and EVC shall cooperate with each other and with the Boards of Directors and advisors of the Investment Company, including providing such information as may be reasonably requested for inclusion in such proxy statements. Each of the Company and EVC agrees that none of such information provided by it for inclusion in such proxy statements shall contain any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances in which they were made, not misleading.

     7.04 THE FUNDS' REGISTRATION STATEMENTS. Prior to the earlier of the Closing Date or the termination of this Agreement, the Company and EVC shall cooperate with each other and each shall endeavor in good faith to cause each Investment Company to file supplements, revised prospectuses or post-effective amendments to that Investment Company's registration statement on Form N-1A or S-6, as appropriate, which supplements, revised prospectuses or amendments shall reflect changes as necessary in that Investment Company's affairs as a consequence of the Transactions contemplated by this Agreement, and shall cooperate with one another in causing each Investment Company to prepare and make any other filing necessary to satisfy disclosure requirements to enable the public distribution of the shares of beneficial interest of that Investment Company to continue unabated after the Closing.

     7.05 UNDERTAKINGS RELATED TO SECTION 15(F) OF THE INVESTMENT COMPANY ACT. Each of EVC and the Company agrees that neither it nor any of its Affiliates has any express or implied understanding or arrangement that would impose an "unfair burden" (as defined in Section 15(f)(2)(B) of the Investment Company Act) on any of the Investment Company or would in any way interfere with the Company's reliance on Section 15(f) of the Investment Company Act as a result of the Transactions contemplated by this Agreement. The Parties agree to comply and to use their respective commercially reasonable efforts to cause the respective Boards of Directors of the Investment Company to comply with the provisions of
Section 15(f) of the Investment Company Act prior to the Closing Date. In addition, EVC shall use commercially reasonable efforts to assure compliance with Section 15(f) of the Investment Company Act after the Closing Date. Compliance with Section 15(f) shall include the following requirements for the minimum time periods specified in that Section:

     (a) for a period of not less than three years after the Closing Date, at least seventy-five percent (75%) of the members of the Board of Directors of each Investment Company, or any successor Board of Directors by reorganization or otherwise, shall not be "interested persons" (as defined in the Investment Company Act) of a Company Entity or a successor investment adviser; and

     (b) for a period of not less than two years after the Closing Date, there shall not be imposed an "unfair burden" on any of the Investment Companies as a result of the Transactions contemplated by this Agreement, or any express or implied terms, conditions, or understandings applicable thereto.


                                   ARTICLE III

                 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

     8.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO CONSUMMATE THE TRANSACTIONS. The respective obligations of the Parties to consummate the Transactions is subject to the fulfillment or written waiver by EVA and the Company prior to Closing of each of the following conditions:

     (a) REGULATORY APPROVALS. All approvals required of Governmental Authorities to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods and any extensions thereof under the HSR Act or other applicable Law shall have expired or been terminated and no such approvals shall contain any conditions, restrictions or requirements which the Directors of EVA reasonably determine in good faith would, following the Closing, have a material adverse effect on the Company taken as a whole.

     (b) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions contemplated by this Agreement.

     (c) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the Transactions and to issue the shares of EVC Common Stock to be issued pursuant to Article III shall have been received and be in full force and effect.

     (d) ACM HOLDINGS. The Members shall have formed ACM Holdings, a newly formed Delaware limited liability company, which will at and after Closing be governed and operated pursuant to a limited liability company operating agreement (the "HOLDINGS OPERATING AGREEMENT") reflecting the provisions set forth in EXHIBIT I attached hereto and in form and substance reasonably satisfactory to both EVA and the Members in their good faith determination, and prior to Closing shall have contributed, or irrevocably committed to contribute immediately following Closing, all Retained Units to ACM Holdings.

     8.02 CONDITIONS TO THE COMPANY'S AND MEMBERS' OBLIGATIONS. The obligation of the Company and Members to consummate the Transactions is also subject to the fulfillment or written waiver by the Company or the Members' Representative prior to Closing of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of EVA set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), other than for such breaches of representations and warranties that, individually or in the aggregate with all other breaches, would not reasonably be expected to have an EVA Material Adverse Effect, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of EVA by an authorized officer of EVA to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF EVC, EVM AND EVA. EVC, EVM and EVA shall have performed in all material respects each obligation required to be performed by them under this Agreement at or prior to Closing, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of EVA by an authorized officer of EVA to such effect.

     (c) SECRETARY'S CERTIFICATES. The Company and Members shall have received a certificate of a secretary or assistant secretary, or equivalent officer, of each of EVC, EVM and EVA certifying copies of their constituent documents, the resolutions authorizing the execution, delivery and performance of this Agreement and the Transactions, and the incumbency and signatures of the officers executing this Agreement and the other agreements and instruments to be delivered by EVC, EVM and EVA pursuant to the terms of this Agreement, in form and substance satisfactory to the Company.

     (d) CERTIFIED CONSTITUENT DOCUMENTS. The Company and Members shall have received copies of the Constituent Documents of EVC, EVM and EVA (other than operating agreements), certified by the secretaries of state of their respective states of organization as of a date not more than ten (10) days prior to the Closing Date.

     (e)  CERTIFICATES  OF GOOD  STANDING.  The Company  and Members  shall have received certifications issued by the secretaries of state, or another appropriate officer, of the state of their organization as to the good standing of EVC, EVM and EVA under the laws of their respective states of organization as of a date not more than ten (10) days prior to the Closing Date.

     (f) EMPLOYMENT AGREEMENTS. The Company shall have entered into the Employment Agreements in the forms attached as EXHIBIT D hereto.

     (g) CERTIFICATE OF INSURANCE. The Company shall have received a certificate of insurance issuance or a rider to EVA's insurance policy to satisfy the indemnity insurance obligations of EVA required by Section 6.07 hereof.

     (h) OPINION. The Company shall have received the opinion of Kirkpatrick & Lockhart LLP, special counsel to EVA, and/or of the general counsel of EVC, in form reasonably satisfactory to the Company, as to the matters set forth in EXHIBIT E hereto.

     (i) STOCK OPTIONS. The employees as set forth on EXHIBIT F hereto shall have received options in such amounts as set forth on EXHIBIT F on shares of EVC Common Stock issued pursuant to the Eaton Vance 1998 Stock Option Plan.

     (j) LISTING. The shares of EVC Common Stock to be delivered by EVA to the Members pursuant to Section 3.04 shall have been listed, subject to official notice of issuance, on the NYSE.

     (k) RESTATED OPERATING AGREEMENT. EVA shall have executed and delivered the Restated Operating Agreement.

     8.03 CONDITIONS TO EVA'S OBLIGATIONS. The obligations of EVA to consummate the Transactions are also subject to the fulfillment or written waiver by EVA prior to Closing of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Members set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), other than for such breaches of representations and warranties that, individually or in the aggregate with all other breaches, would not reasonably be expected to have a Company Material Adverse Effect and EVA shall have received a certificate, dated the Closing Date, signed by an authorized officer on behalf of the Company and by the Members' Representative to such effect.

     (b) PERFORMANCE OF THE COMPANY'S AND MEMBERS' OBLIGATIONS. The Company and each Member shall have performed in all material respects each obligation respectively required to be performed by them under this Agreement at or prior to Closing, and EVA shall have received a certificate, dated the Closing Date, signed by an authorized officer of the Company on behalf of the Company and the Members' Representative to such effect.

     (c) CLIENT CONSENTS. The Company shall have received Client Consents from Clients of the Company at June 30, 2001, collectively with at least eighty percent (80%) of the Aggregate Annual Client Revenues of all Clients.

     (d) OPINION. EVA shall have received the written opinion of Alston & Bird LLP, counsel to the Company and its Members, in form reasonably satisfactory to EVA, as to the matters set forth on EXHIBIT G hereto.

     (e) REDOMESTICATION TRANSACTION. The Company shall have duly merged with and into a newly-formed Delaware limited liability company as of a date prior to the Closing Date for the sole purpose and effect of changing the Company's state of organization from Georgia to Delaware, and such transaction shall have been duly approved by all required action of the members and managers thereof.

     (f) SECRETARY'S CERTIFICATES. EVA shall have received a certificate of a secretary or assistant secretary, or equivalent officer, of the Company certifying copies of its Constituent Documents, the resolutions authorizing the execution, delivery and performance of this Agreement and the Transactions, and the incumbency and signatures of the officers executing this Agreement and the other agreements and instruments to be delivered by the Company pursuant to the terms of this Agreement, in form and substance satisfactory to EVA.

     (g) CERTIFIED CONSTITUENT DOCUMENTS. EVA shall have received copies of the Constituent Documents of the Company (other than the Company Operating Agreement), certified by the Secretary of State of the State of Delaware as of a date not more than ten (10) days prior to the Closing Date.

     (h) CERTIFICATES OF GOOD STANDING. EVA shall have received a certification issued by the secretaries of state, or another appropriate officer, of the State of Georgia as to the good standing of the Company under the laws of the State of Delaware as of a date not more than ten (10) days prior to the Closing Date.

     (i) EMPLOYMENT AGREEMENTS. Each Employee listed on Schedule A hereto shall have entered into his or her respective Employment Agreement in the respective form attached as Exhibit D hereto and none of such Employees shall be in material breach thereof.

     (j) RESTRICTIVE COVENANT AGREEMENTS. Each Member shall have entered into a Restrictive Covenant Agreement in substantially the form attached as Exhibit H hereto.

     (k) ESTIMATED MEMBERS' EQUITY; NET WORKING CAPITAL. An authorized officer shall have delivered to EVA the Estimated Members' Equity Certificate, in form and substance satisfactory to EVA. The Company shall have net working capital, as shown on the Estimated Members' Equity Certificate, of at least $1,000,000, of which at least $852,000 shall be in the form of cash and Cash Equivalents. For purposes of this Section 8.03(k), "net working capital" shall mean the excess of all current assets over all current liabilities, in each case determined in accordance with GAAP and, to the extent consistent with GAAP, on a basis consistent with the balance sheet of the Company at June 30, 2001 included in the Company Financial Statements.

     (l) RESTATED OPERATING AGREEMENT. The Company and ACM Holdings shall have executed and delivered the Restated Operating Agreement.

     (m) RELEASES. Each Member shall have executed and delivered a general release by such Member of all liabilities and obligations of the Company to such Member and of all claims, known or unknown, that they may have against the Company arising out of or relating to events or circumstances prior to the Closing.


                                   ARTICLE IV

                                   TERMINATION

     9.01 TERMINATION. This Agreement may be terminated:

     (a) MUTUAL CONSENT. At any time prior to the Closing, by the mutual consent of EVA and the Company.

     (b) BREACH BY COMPANY OR MEMBER. At any time prior to the Closing, by EVA in the event that either: (i) the representations and warranties of the Company and Members contained herein shall not be true and correct in all respects as of the date hereof, or shall not be true and correct in all respects as of the Closing Date as if made on the Closing Date (or, in the case of representations and warranties speaking as of a specific date, shall not be true and correct in all respects as of such date); or (ii) the Company or any Member shall have failed to perform and comply in all respects with their covenants or agreements contained herein, which breach cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach; provided, that such breaches or failures (whether under clause (i) or clause (ii) preceding, or both) would be reasonably likely, individually or in the aggregate, to result in a Company Material Adverse Effect.

     (c) BREACH BY EVA, EVM, OR EVC. At any time prior to the Closing, by the Company in the event that either: (i) the representations and warranties of EVA contained herein shall not be true and correct in all respects as of the date hereof, or shall not be true and correct in all respects as of the Closing Date as if made on the Closing Date (or, in the case of representations and warranties speaking as of a specific date, shall not be true and correct in all respects as of such date); or (ii) EVC, EVM and EVA shall have failed to perform and comply in all respects with their covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; provided, that such breaches or failures (whether under clause (i) or clause (ii) preceding, or both) would be reasonably likely, individually or in the aggregate, to result in an EVA Material Adverse Effect.

     (d) OUTSIDE CLOSING DATE. At any time prior to the Closing, by EVA or the Company, in the event that the Closing does not occur by October 31, 2001 (or, if the Closing has been delayed by the Company pursuant to Section 3.04(e) of this Agreement, November 30, 2001), except to the extent that the failure of Closing to occur by such date results from the breach of any representation, warranty or covenant (i) if EVA seeks termination, of EVC, EVM or EVA, or (ii) if the Company seeks termination, of the Company or any Member.

     (e) IMPOSSIBILITY OF SATISFACTION OF CONDITIONS. At any time prior to the Closing, by EVA or the Company, in the event that any event shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the terminating Party's obligations to consummate the Transactions, unless the occurrence or existence of such event, fact or condition shall be due to, in the case of termination by EVA, the failure of EVC, EVM or EVA, and in the case of termination by the Company, the failure of the Company or any Member, to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Parties prior to the Closing.

Any termination of this Agreement by EVA or the Company shall require the approval of such termination by, if EVA seeks termination, the vote or written consent of at least a majority of the trustees of EVA, and, if the Company seeks termination, by the vote or written consent of at least a majority of the managers of the Company.

     9.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Acquisition pursuant to this Article IX, no Party shall have any liability or further obligation to any other Party hereunder except (i) pursuant to Article IX and Section 10.01 of this Agreement, and (ii) that termination shall not relieve a breaching Party from Liability for any willful breach of this Agreement giving rise to such termination. In the event of the termination of this Agreement pursuant to this Article IX, EVA agrees that, until December 31, 2002, it shall not, directly or indirectly, solicit to employ any Person known by it to be a current officer of the Company, so long as they are employed by the Company, or directly or indirectly solicit or encourage any such officers to leave the Company's employ (other than pursuant to general advertisements of employment and the use of employment agencies or executive search firms, in each case to the extent not specifically targeted at employees of the Company).

                                    ARTICLE X

                                 INDEMNIFICATION

     10.01 INDEMNIFICATION BY MEMBERS.

     (a) The Members severally covenant and agree to defend, indemnify and hold harmless each of EVA and its Affiliates, officers, directors, employees, agents, advisers and representatives (collectively, the "EVA INDEMNITEES") from and against, and pay or reimburse EVA Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, royalties, Litigation, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder or under any Transaction Documents (collectively, "LOSSES"), resulting from or arising out of:

          (i) any inaccuracy (determined in accordance with the final sentence of this Section 10.01(a)) of any representation or warranty when made or deemed made by the Company or any Member herein or under any of the Transaction Documents or in connection herewith or therewith;

          (ii) any failure of the Company or any Member to perform any covenant or agreement hereunder or under any of the Transaction Documents or fulfill any other obligation in respect hereof or thereof;

          (iii) Transaction Expenses of the Company or Members to the extent not reflected on the Closing Date Balance Sheet;

          (iv) the matters disclosed in (x) the second bulletpoint of Section 5.03(h) and the third bulletpoint of Section 5.03(l) of the Company
     Disclosure  Memorandum,  (y)  the  next  to  last  bulletpoint  of  Section
     5.03(k)(i) of the Company Disclosure Memorandum, and (z) the second bulletpoint of Section 5.03(m)(iii) of the Company Disclosure Memorandum;

          (v) any dispute between or among the Members, ACM Holdings, the members of ACM Holdings, or any of them, on or prior to the Closing Date or in respect of the interpretation or application of the provisions of this Agreement; or

          (vi) any dispute among the present or future members of ACM Holdings in respect of the interpretation or application of the provisions of the Holdings Operating Agreement or any other Contract entered into between or among ACM Holdings and the members of ACM Holdings, or any of them.

For purposes of this Section 10.01, any inaccuracy in any representation or warranty shall be determined without regard to any materiality qualification, or any qualification or requirement that a matter be or not be "reasonably expected" to occur, contained in or otherwise applicable to such representation or warranty, which qualification or requirement limits the scope of such representation or warranty and, giving effect thereto, renders such representation or warranty accurate.

     (b) Except for inaccuracies in the representations and warranties contained in Sections 5.03(a), 5.03(b), 5.03(d), 5.03(e), 5.03(m), 5.03(q) 5.03(aa),
5.03(bb)(i) and 5.03(bb)(ii), Members shall not be required to indemnify EVA Indemnitees with respect to any claim for indemnification pursuant to clause (i) of Section 10.01(a) in respect of any inaccuracies in the representations and warranties of the Company referred to in such clause, unless and until the aggregate amount of all claims against the Members under this Section 10.01 exceeds $1,250,000, and then only to the extent such aggregate amount exceeds $1,250,000, provided, however, that the aggregate liability of the Members to the EVA Indemnitees under clauses (i) and (ii) of this Section 10.01, except for inaccuracies in the representations and warranties contained in Sections 5.03(a), 5.03(b), 5.03(d), 5.03(e), 5.03(m), 5.03(q) 5.03(aa), 5.03(bb)(i) and
5.03(bb)(ii), shall not exceed $20,000,000.

     (c) For purposes of this Section 10.01, "several" shall mean that the aggregate liability of any Member in respect of all Losses shall equal an amount equal to the product of the aggregate amount of such Losses (subject to the aggregate limits in Section 10.01(b)) and such Member's Ownership Ratio;
provided, however, that in the case of Losses in respect of a breach of a representation or warranty by a Member in Sections 5.03(b), 5.03(e)(ii), 5.03(aa) and 5.03(bb), such Member shall be liable for 100% of such Losses.

     10.02 INDEMNIFICATION BY EVA.

     (a) EVA covenants and agrees to defend, indemnify and hold harmless the Members from and against any and all Losses resulting from or arising out of (i) any inaccuracy (determined in accordance with the final sentence of this Section 10.02(a)) in any representation or warranty made by EVA herein or under any of the Transaction Documents or in connection herewith or therewith; or (ii) any failure of EVC, EVM or EVA to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof or thereof. For purposes of this
Section 10.02, any inaccuracy in any representation or warranty shall be determined without regard to any materiality qualification, or any qualification or requirement that a matter be or not be "reasonably expected" to occur, contained in or otherwise applicable to such representation or warranty, which qualification or requirement limits the scope of such representation or warranty and, giving effect thereto, renders such representation or warranty accurate.

     (b) Except for inaccuracies in the representations and warranties contained in Sections 5.04(a), 5.04(b)(ii), 5.04(d) and 5.04(i), EVA shall not be required to indemnify the Company and the Members with respect to any claim for indemnification pursuant to clause (i) of Section 10.02(a) in respect of any inaccuracies in the representations and warranties of EVA referred to in such clause, unless and until the aggregate amount of all claims against EVA under this Section 10.02 exceeds $1,250,000, and then only to the extend such aggregate amount exceeds $1,250,000, provided, however, that the aggregate liability of EVA to the Members under this Section 10.02 shall not exceed $20,000,000.

     10.03  INDEMNIFICATION  PROCEDURES.  In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "INDEMNIFIED PERSON"), notice shall be given by the Indemnified Person to the party required to provide indemnification (the "INDEMNIFYING PERSON")
promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Person shall permit the Indemnifying Person (at the expense of such Indemnifying Person) to assume the defense of any claim or any litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Person who will conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Person, and the Indemnified Person may participate in such defense at such Indemnified Person's expense, and (ii) the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Person and such Indemnifying Person is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Person, no Indemnifying Person, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Person or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Person of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Person shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Person might be expected to affect adversely the Indemnified Person's Tax liability or (in the case of an Indemnified Person that is an EVA Indemnitee) the ability of EVA or EVC or any of its Subsidiaries to conduct its business, or that the Indemnified Person may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Person in respect of such claim or any litigation relating thereto, the Indemnified Person shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Person, provided, that if the Indemnified Person does so take over and assume control, the Indemnified Person shall not settle such claim or litigation without the written consent of the Indemnifying Person. In the event that the Indemnifying Person does not accept the defense of any matter as above provided, the Indemnified Person shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Company, the Members and EVA shall cooperate in the defense of any claim or litigation subject to this Section
10.03 and the records of each shall be available to the other with respect to such defense. The Members' Representative is hereby empowered to settle any claim for indemnification on behalf of the Company and all Members and otherwise to act on behalf of the Company and each Member in respect of their rights and obligations under this Section 10.03.

     10.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All claims for indemnification under clause (i) of Section 10.01(a) or clause (i) of Section 10.02(a) with respect to the representations and warranties contained herein must be asserted on or prior to the date that is thirty (30) days after the termination of the respective survival periods set forth in this Section 10.04, and all lawsuits with respect to such claims must be brought within the proper periods as specified by the applicable statutes of limitations. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

     (a) except as set forth in clause (c) below, the representations and warranties contained in Sections 5.03 and 5.04 shall survive for a period ending on the second anniversary of the Closing Date; and

     (b) the representations and warranties contained in Sections 5.03(a), 5.03(b), 5.03(d), 5.03(e), 5.03(m), 5.03(p), and 5.03(q) shall survive without limitation (subject, in the case of Section 5.03(m), to any statutes of limitations applicable to the particular provision of ERISA at issue, and in the case of Section 5.03(q), to any statutes of limitations applicable to the particular Tax at issue).

     (c) Except as expressly stated to the contrary elsewhere in this Agreement, all covenants of the Parties to be performed following the Closing shall survive the Closing.

     (d) All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds received by, the Indemnified Person as a result of the Losses for which the Indemnified Person is seeking indemnification; provided, however, that the Indemnified Person shall not be required to recover from or pursue payment from insurance policies prior to the Indemnifying Person being required to provide indemnification hereunder. In the event that the Indemnifying Person shall be obligated to indemnify the Indemnified Person pursuant to this Article X, the Indemnifying Person shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Person with respect to the Losses to which such indemnification relates; provided, however, that the Indemnifying Person shall only be subrogated to the extent of any amount paid by it pursuant to this Article X in connection with such Loss.


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 MEMBERS' REPRESENTATIVE. Each of the Members hereby irrevocably appoints each of Messrs. Daniel W. Boone, III, William R. Hackney, III and Walter F. Reames, Jr. (each herein called the "MEMBERS' REPRESENTATIVE") as the agent and attorney-in-fact of each such Member to take any action required or permitted to be taken by such Member under the terms of this Agreement, including without limiting the generality of the foregoing, the right to receive and pay funds on behalf of such Member, to waive, modify or amend any of the terms of this Agreement in any respect, whether or not material, and to settle indemnification claims or any disputed matters arising under this Agreement or any agreement executed in connection herewith; provided, that the Members'
Representative shall not without the approval of all Members agree to any waiver, modification or amendment of this Agreement that, in the reasonable judgment of the Members' Representative, would (i) alter or change the amount or kind of consideration to be issued to the Members as provided for in this Agreement, (ii) adversely affect the tax treatment of the Members as a result of their receipt of the Purchase Price, (iii) materially adversely affect the Members' rights or obligations under this Agreement, or (iv) materially impede or delay consummation of the Transactions. Each Member agrees to be bound by any and all actions taken by the Members' Representative on his or its behalf. All obligations of EVA or EVC to make any delivery or payment to any or all Members shall be satisfied by the making of such delivery or payment to a Members' Representative, who shall be solely responsible to further delivery or payment to the respective Members. The Members agree jointly and severally to indemnify the Members' Representatives from and against and in respect of any and all liabilities, damages, claims, costs, and expenses, including but not limited to attorneys' fees, arising out of or due to any action by them as the Members' Representative and any and all actions, proceedings, demands, assessments, or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Members' Representatives. Notwithstanding the proviso to the first sentence of this
Section 11.01, EVC, EVM and EVA shall be entitled to rely exclusively and completely upon any communications given by any Members' Representative on behalf of any Member, and shall not be liable for any action taken or not taken in reliance upon a Members' Representative. In the event of any conflict among the instructions or directions given by the Members' Representatives, none of EVC, EVM or EVA shall have any obligation to act (or, as the case may be, refrain from action) until the Members' Representatives shall have jointly given instructions or directions resolving such conflict. Notwithstanding the proviso to the first sentence of this Section 11.01, EVC, EVM and EVA shall be entitled to disregard any notices or communications given or made by the Members unless given or made through a Members' Representative. The power of attorney granted by each Member to the Members' Representatives hereunder is irrevocable and coupled with an interest. A Members' Representative may appoint a successor Members' Representative upon prior written notice of all Members to EVA, who shall have all of the rights and responsibilities of a Members' Representative hereunder. Notwithstanding the appointment of the Members' Representatives hereunder, EVA may require the written concurrence of any or all Members to any action taken hereunder.

     11.02 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended or modified by a subsequent writing signed by the Parties (subject to Section 11.01) against whom such enforcement of the amendment or modification is sought.

     11.03 WAIVERS.

     (a) Prior to or at the Closing, EVA shall have the right to waive any default in the performance of any term of this Agreement by the Company and/or the Members, to waive or extend the time for the compliance or fulfillment by the Company and/or the Members of any and all of their respective obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of EVA under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of EVA.

     (b) Prior to or at the Closing, the Company and the Members, acting together, shall have the right to waive any default in the performance of any term of this Agreement by EVC, EVM and/or EVA, to waive or extend the time for the compliance or fulfillment by EVC, EVM and/or EVA of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company and the Members under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized Manager of the Company and the Members' Representative.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, and all of which shall be deemed one and the same agreement.

     11.05 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State (except (a) to the extent that mandatory provisions of federal law are applicable and (b) that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement).

     11.06 CONSENT TO JURISDICTION.

     (a) Each of the Parties to this Agreement hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the City of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement and each Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York court or, to the extent permitted by law, in such Federal court. Each of the Members hereby irrevocably appoints the Members' Representative, with an office on the date hereof at Atlanta Capital Management Company, LLC, Suite 1600, 1349 West Peachtree Street, Atlanta, Georgia 30309, as its agent (the "PROCESS AGENT") to receive on behalf of such Member and his property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, provided that notice of such service shall be given as contemplated by this Section 11.06. Such service may be made by mailing or delivering a copy of such process to each Member in care of the Process Agent at the Process Agent's above address and each Member hereby irrevocably authorizes and directs the Process Agent to accept such service on his behalf. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section 11.06 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

     (c) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to himself or his property, such Party hereby irrevocably waives such immunity in respect to his obligations under this Agreement.

     11.07 WAIVER OF JURY TRIAL. Each of the Parties hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the Transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.07.

     11.08 ASSIGNMENt. Except as provided in Section 5.03(bb)(iv) of this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto, and any purported assignment in violation of this Section 11.08 shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     11.09 EXPENSES. Each of the Parties shall bear all expenses incurred by it in connection with this Agreement and the Transactions; provided, that any Transaction Expenses of the Company not fully accrued and reflected upon the Closing Date Balance Sheet shall be borne by the Members.

     11.10 NOTICES. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation), sent by an overnight delivery service or mailed by registered or certified mail (return receipt requested) to such Party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

     If to the Company or the Members, to:

                  Atlanta Capital Management Company, LLC
                  Suite 1600
                  1349 West Peachtree Street
                  Atlanta, Georgia 30309
                  Attention:        Daniel W. Boone III
                                    William R. Hackney
                                    Walter F. Reames, Jr.
                  Telephone:  (404) 876-9411
                  Facsimile:  (404) 872-1672

     With a copy (which shall not constitute notice) to:

                  Alston & Bird LLP
                  One Atlantic Center
                  1201 W. Peachtree Street
                  Atlanta, Georgia 30309-3424
                  Attention:  Ralph F. MacDonald, III
                  Telephone:  (404) 881-7000
                  Facsimile:  (404) 881-4777

                  If to EVA, EVM, or EVC to:

                  Eaton Vance Corp.
                  The Eaton Vance Building
                  255 State Street
                  Boston, Massachusetts 02109
                  Attention:  Chief Legal Officer
                  Telephone:  (617) 598-8180
                  Facsimile:  (617) 598-0432

         With a copy (which shall not constitute notice) to:

                  Kirkpatrick & Lockhart LLP
                  535 Smithfield Street
                  Pittsburgh, PA  15222-2312
                  Attention: Robert P. Zinn, Esq.
                  Telephone:  (412) 355-6500
                  Facsimile:  (412) 355-6501

     11.11 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and the Exhibits and Schedules hereto represent the entire understanding of the Parties hereto with reference to the Transactions, and, except as provided in
Section 6.04, this Agreement supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, whether as third party beneficiaries or otherwise.

     11.12 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. No Party to this Agreement shall be considered the draftsman. Neither this Agreement nor any uncertainty or ambiguity herein shall be presumptively construed or resolved against any Party, whether under any rule of construction or otherwise. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperable or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     11.13 BUSINESS TRUST. The Company and each Member expressly acknowledge that each of EVA and EVM is a business trust and that its respective Declaration of Trust limits the personal liability of its shareholders, trustees, officers and employees, in their capacities as such. The Company and each Member hereby agree that each shall look solely to the trust property of EVA and EVM respectively for the satisfaction of claims and obligations of any nature arising out of this Agreement or otherwise in connection with the affairs of EVA and EVM respectively, and none of them shall seek redress or satisfaction for such claims or obligations from any shareholder, trustee, officer, or employee of EVA or EVM, in their capacities as such. Nothing in this Section 11.13 is intended to or shall limit any duties or obligations of EVA or EVM to the Members or the Company hereunder.

     11.14 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.



                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in counterparts, all as of the day and year first above written.

                                    ATLANTA CAPITAL MANAGEMENT COMPANY, LLC, a Georgia limited liability company


                                    By:   /s/ Daniel W. Boone III
                                          --------------------------------------
                                          Name:     Daniel W. Boone III
                                          Title:    Managing Partner

                                    MEMBERS


                                    /s/ William R. Hackney III
                                    --------------------------------------------
                                    Name: William R. Hackney III


                                    /s/ Jerry Devine
                                    --------------------------------------------
                                    Name: Jerry Devine


                                    /s/ Chris A. Reynolds
                                    --------------------------------------------
                                    Name: Chris A. Reynolds


                                    /s/ Marilyn Robinson Irvin
                                    --------------------------------------------
                                    Name: Marilyn Robinson Irvin


                                    /s/ Dallas Lundy
                                    --------------------------------------------
                                    Name: Dallas Lundy


                                    /s/ Gregory L. Coleman
                                    --------------------------------------------
                                    Name: Gregory L. Coleman


                                    /s/ Walter F. Reames, Jr.
                                    --------------------------------------------
                                    Name: Walter F. Reames, Jr.


                                    /s/ Daniel W. Boone III
                                    --------------------------------------------
                                    Name: Daniel W. Boone III

                                 EATON VANCE ACQUISITIONS,
                                 a Massachusetts business trust


                                 By: /s/ James B. Hawkes
                                 --------------------------------------------
                                     Name:  James B. Hawkes
                                     Title: President



     IN WITNESS WHEREOF, the undersigned hereby joins this Agreement for the purpose of agreeing to be bound by the EVM Covenants. The undersigned has reviewed this Agreement and hereby irrevocably and unconditionally guarantees the performance and payment obligations of EVA under this Agreement, all as of the day and year first above written.


                                 EATON VANCE MANAGEMENT,
                                 a Massachusetts business trust


                                 By: /s/ James B. Hawkes
                                       --------------------------------------
                                     Name:  James B. Hawkes
                                     Title: President


     IN WITNESS WHEREOF, the undersigned hereby joins this Agreement for the purpose of agreeing to be bound by the EVC Covenants, as of the day and year first above written.

                                 EATON VANCE CORP.,
                                 a Maryland corporation


                                 By: /s/ James B. Hawkes
                                     ----------------------------------------
                                     Name:  James B. Hawkes
                                     Title: Chairman and Chief Executive Officer

NEWS RELEASE

               Eaton Vance Corp.
               The Eaton Vance Building
               255 State Street, Boston, MA  02109
               (617) 598-8036
               Contact: Meg Pier

                                                           For Immediate Release

                       EATON VANCE ANNOUNCES COMPLETION OF

              ATLANTA CAPITAL AND FOX ASSET MANAGEMENT ACQUISITIONS

(October 2, 2001) BOSTON-- Eaton Vance Corp., a Boston-based investment management firm, today announced the completion of the acquisition of Atlanta Capital Management Company, LLC, based in Atlanta, Georgia, and Fox Asset Management, based in Little Silver, NJ, effective September 30, 2001. The acquisitions have increased Eaton Vance's current assets under management by approximately 17 percent to $54.6 billion. Atlanta Capital and Fox are leading institutional investment management firms with $6.1 billion and $1.8 billion in assets under management, respectively. Atlanta Capital and Fox have become subsidiaries of Eaton Vance Corp., functioning as distinct business units in their present locations under the current managements of their respective organizations.

As previously announced, under the terms of the acquisition agreements, Eaton Vance acquired 70 percent of Atlanta Capital for $75 million, paid 80 percent in cash and 20 percent in Eaton Vance stock. Atlanta Capital's employees will continue to hold 30 percent of the equity of Atlanta Capital, with the right to sell to Eaton Vance the 30 percent interest over a five-year period beginning in 2005. Eaton Vance will have the right to purchase the 30 percent minority interest in two stages in 2007 and 2009. The price for acquiring the 30 percent interest will be based on a multiple of earnings before interest and taxes in those years. Eaton Vance acquired 80 percent of Fox Asset Management for an initial payment of $32 million in cash and Eaton Vance stock, and payments in 2005 and 2006 of up to $30 million, contingent upon certain financial performance criteria. Under the terms of the agreement, Fox's principals will continue to hold 20 percent of the equity of Fox through 2006. Beginning in 2007, Fox's principals will have the right to sell and Eaton Vance will have the right to purchase the remaining 20 percent over a five-year period. Payments for the remaining 20 percent of the equity of Fox will be based on a multiple of earnings before interest and taxes in those years.

Eaton Vance is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." Eaton Vance's actual future results may differ significantly from those stated in any forward looking statements, depending upon factors discussed in Eaton Vance's Annual Report or Form 10-K for the fiscal year ended October 31, 2000 and its Quarterly Reports on Form 10-Q, including market and other economic conditions.

                                      # # #